                ------------------------------------------------

                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                           DATED AS OF AUGUST 13, 1999

                ------------------------------------------------


                                  BY AND AMONG

                          CONSOLIDATED EYE CARE, INC.,

                       OPTICARE EYE HEALTH CENTERS, INC.,

                                       AND

                            PRIMEVISION HEALTH, INC.,

                                  AS BORROWERS,

                         OPTICARE HEALTH SYSTEMS, INC.,

                                 AS THE PARENT,

                            THE LENDERS NAMED HEREIN,

                                BANK AUSTRIA, AG

                                AS THE LC ISSUER

                                       AND

               BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.,

                                  AS THE AGENT


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                                TABLE OF CONTENTS

1. DEFINITIONS, TERMS AND REFERENCES                                           1
         1.1 Certain Definitions...............................................1
         1.2 Use of Defined Terms.............................................24
         1.3 Accounting Terms; Calculations...................................24
         1.4 Other Terms......................................................24
         1.5 Terminology......................................................24
         1.6 Exhibits.........................................................24

2. THE LOANS                                                                  24
         2.1 Term Loans.......................................................24
         2.2 Revolving Loans..................................................25
         2.3. Loans Outstanding Under Original Loan Agreement.................26
         2.4 Borrowing Procedures.............................................27
         2.5 Loan Account; Statements of Account..............................27
         2.6 Use of Proceeds..................................................28
         2.7 Several Obligations of the Lenders; Remedies Independent.........28
         2.8 Letters of Credit................................................28
         2.9 Term; Termination................................................32
         2.10 Loans in Excess of Limitations..................................32
         2.11 Payments........................................................32
         2.12 Prorata Treatment...............................................33
         2.13 Prepayments/Commitment Reduction................................33
         2.14 Sharing of Payments, Etc........................................35
         2.15 Certain Notices; Minimum Amounts................................37

3. PHYSICIAN LETTERS OF CREDIT                                                38
         3.1. Issuance of Physician Letters of Credit.........................38
         3.2. Letter of Credit Documents......................................38
         3.3. Lender Participations...........................................38
         3.4. Borrower Reimbursement..........................................39
         3.5. Reimbursement by Revolving Credit Loans.........................40
         3.7. Draws on Physician Letters of Credit............................40
         3.8. Unconditional Obligation........................................41
         3.9. Rights of LC Issuer.............................................41
         3.10. Provisions Controlling.........................................41

4. FEES AND INTEREST                                                          42
         4.1 Interest.........................................................42
         4.2 Limitations on Interest Periods..................................42

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         4.3 Conversions and Continuations....................................43
         4.4 Commitment Fee...................................................43
         4.5 Letter of Credit Fees............................................43
         4.6 Illegality.......................................................43
         4.7 Inability to Determine Fixed Rate................................43
         4.8 Increased Costs and Reduced Return...............................44
         4.9 Compensation.....................................................45
         4.10 Notice of Amounts Payable to Lenders............................45
         4.11 Interest Savings Clause.........................................45

5. SECURITY INTEREST - COLLATERAL                                             46
         5.1 Security Interest................................................46
         5.2 Additional Security..............................................47
         5.3 Perfection of Security Interest..................................47
         5.4 Right to Inspect; Verifications..................................47

6. REPRESENTATIONS AND WARRANTIES                                             48
         6.1 Corporate Existence and Qualification............................48
         6.2 Corporate Authority; Valid and Binding Effect....................48
         6.3 No Conflict......................................................48
         6.4 Governmental Action..............................................49
         6.5 No Material Litigation...........................................49
         6.6 Solvency.........................................................49
         6.7 Taxes............................................................49
         6.8 Financial Information............................................49
         6.9 Title to Assets..................................................51
         6.10 Violations of Law...............................................51
         6.11 ERISA...........................................................51
         6.12 Environmental Laws..............................................51
         6.13 Margin Stock....................................................52
         6.14 No Default......................................................52
         6.15 Chief Executive Office; Collateral Locations....................52
         6.16 Corporate and Trade or Fictitious Names.........................53
         6.17 Accounts........................................................53
         6.18 Adequacy of Intangible Assets...................................54
         6.19 Equipment.......................................................54
         6.20 Inventory.......................................................54
         6.21 Investments.....................................................54
         6.22 Indebtedness....................................................54
         6.23 Existing Liens..................................................54
         6.24 Security Interest...............................................54
         6.25 Regulatory Matters..............................................55
         6.26 Disclosure......................................................55

                                       ii
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         6.27 Capitalization..................................................55
         6.28 Merger Agreements...............................................55
         6.29 Necessary Authorizations and Healthcare Compliance..............55
         6.30 Conduct.........................................................56
         6.31 Employment Agreements...........................................56
         6.32 Year 2000 Compliance............................................57
         6.33 Agreements of PVH and Related Matters...........................57

7. AFFIRMATIVE COVENANTS                                                      57
         7.1 Records Respecting Collateral; Lockbox or Blocked Account
             Arrangement......................................................57
         7.2 Reporting Requirements...........................................57
         7.3 Tax Returns......................................................59
         7.4 Compliance With Laws.............................................59
         7.5 Environmental Laws...............................................59
         7.6 ERISA............................................................60
         7.7 Books and Records................................................60
         7.8 Notifications to the Agent and the Lenders.......................60
         7.9 Insurance........................................................61
         7.10 Maintenance of Property.........................................61
         7.11 Preservation of Corporate Existence.............................61
         7.12 Equipment.......................................................62
         7.13 Additional Documents............................................62
         7.14 Subsidiaries....................................................62
         7.15 Upstream Payment of Dividends and Distributions.................62
         7.16 Year 2000 Compliance............................................62

8. NEGATIVE COVENANTS                                                         63
         8.1 Liens............................................................63
         8.2 Indebtedness.....................................................63
         8.3 Asset Sales......................................................63
         8.4 Guaranties.......................................................63
         8.5 Investments......................................................63
         8.6 Prohibition of Fundamental Changes...............................64
         8.7 Issuance of Stock................................................64
         8.8 Fiscal Year......................................................64
         8.9 ERISA............................................................65
         8.10 Relocations; Use of Name........................................65
         8.11 Affiliate Transactions..........................................65
         8.12 Dividends.......................................................65
         8.13. Amendments or Prepayments of Subordinated Debt.................65

9. FINANCIAL COVENANTS                                                        66
         9.1 Minimum Cash Flow................................................66

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         9.2 Leverage Ratio...................................................66
         9.3. Senior Leverage Ratio...........................................67
         9.4 Interest Coverage Ratio..........................................68
         9.5. Senior Interest Coverage Ratio..................................68
         9.6 Fixed Charge Coverage Ratio......................................68
         9.7 Capital Expenditures.............................................68

10. EVENTS OF DEFAULT                                                         68
         10.1 Obligations.....................................................69
         10.2 Misrepresentations..............................................69
         10.3. Affirmative Covenants..........................................69
         10.4 Other Covenants.................................................69
         10.5 Other Debts.....................................................69
         10.6 Tax Lien........................................................69
         10.7 ERISA...........................................................69
         10.8 Voluntary Bankruptcy............................................70
         10.9 Involuntary Bankruptcy..........................................70
         10.10 Suspension of Business.........................................70
         10.11 Judgments......................................................70
         10.12 RICO...........................................................71
         10.13 Guaranty.......................................................71
         10.14 Failure of Security............................................71
         10.15 Management.....................................................71

11. REMEDIES                                                                  71
         11.1 Default Rate....................................................71
         11.2 Termination; Acceleration of the Obligations....................71
         11.3 Set-off.........................................................72
         11.4 Rights and Remedies of a Secured Party..........................72
         11.5 Take Possession of Collateral...................................72
         11.6 Sale of Collateral..............................................72
         11.7 Notice..........................................................73
         11.8 Actions in Respect of the Letters of Credit Upon Default........73
         11.9 Appointment of the Agent as the Obligors' Lawful Attorney.......73

12. CONDITIONS PRECEDENT                                                      74
         12.1 Conditions Precedent to the Effective Date......................74
         12.2 All Loans.......................................................77
         12.3 Delay in Satisfaction of Conditions Precedent...................79

13. THE AGENT                                                                 79
         13.1 Appointment, Powers and Immunities..............................79

                                       iv
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         13.2 Reliance by Agent...............................................79
         13.3 Defaults........................................................80
         13.4 Rights as a Lender..............................................80
         13.5 Indemnification.................................................80
         13.6 Non-Reliance on Agent and other Lenders.........................81
         13.7 Failure to Act..................................................81
         13.8 Resignation or Removal of Agent; Co-Agent.......................81
         13.9 Collateral Matters..............................................82
         13.10 The Obligors Not a Beneficiary.................................84

14. MISCELLANEOUS                                                             84
         14.1 Waiver..........................................................84
         14.2 Survival........................................................84
         14.3 Assignments; Successors and Assigns.............................84
         14.4 Counterparts....................................................86
         14.5 Expense Reimbursement...........................................87
         14.6 Severability....................................................88
         14.7 Notices.........................................................88
         14.8 Entire Agreement - Amendment....................................88
         14.9 Time of the Essence.............................................89
         14.10 Interpretation.................................................89
         14.11 No Joint Venturer..............................................89
         14.12 Cure of Defaults by Agent......................................89
         14.13 Indemnity......................................................89
         14.14Consequential Damages...........................................90
         14.15 Attorney-in-Fact...............................................90
         14.16. No Claims; Offset.............................................90
         14.17 Sole Benefit...................................................90
         14.18 Financing Statements...........................................90
         14.19 Governing Law; Jurisdiction....................................91
         14.20 Waiver of Jury Trial...........................................91

                             SCHEDULES AND EXHIBITS

Schedule I    - Commitments of the Lenders
Schedule 1.1  - Physician Practices; Physician Practice Notes; Seller Notes
Schedule 2.8  - Existing Letters of Credit
Schedule 3.1  - Physician Letters of Credit
Schedule 6.1  - Corporate Existence and Qualification
Schedule 6.5  - Litigation and Related Proceedings
Schedule 6.7  - Tax-Related Matters
Schedule 6.11 - ERISA Matters

                                       v
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Schedule 6.12 - Environmental Permits, Etc. Not Secured; Hazardous Substances
                Used with Regard to the Obligors' Assets
Schedule 6.15 - Executive Offices; Business and Collateral Locations
Schedule 6.16 - Corporate and Trade or Fictitious Names
Schedule 6.18 - Intangible Assets
Schedule 6.21 - Investments
Schedule 6.22 - Indebtedness
Schedule 6.23 - Existing Liens
Schedule 6.27 - Capitalization
Schedule 6.29 - Necessary Authorizations and Healthcare Compliance
Schedule 6.31 - Employment Agreements
Schedule 6.33 - Agreements of PVH and Related Matters

Exhibit A - Form of Term Note
Exhibit B - Form of Revolving Note
Exhibit C - Form of Notice of Borrowing
Exhibit D - Form of Request for Letter of Credit
Exhibit E - Form of Physician Note Letter of Credit
Exhibit F - Form of Physician Put Letter of Credit
Exhibit G - Form of Transition Agreement
Exhibit H - Form of Services Agreement
Exhibit I - Form of Compliance Certificate
Exhibit J - Form of Joinder Agreement
Exhibit K - Form of Opinion of Bergman, Horowitz & Reynolds, P.C.
Exhibit L - Form of Assignment

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") is made and entered into as of the 13th day of August, 1999, by and among CONSOLIDATED EYE CARE, INC., a North Carolina corporation ("CEC"), OPTICARE EYE HEALTH CENTERS, INC., a Connecticut corporation ("Opticare"), PRIMEVISION HEALTH, INC., a Delaware corporation ("PVH" and, together with CEC and Opticare, the "Borrowers"), OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation f/k/a Saratoga Resources, Inc. (the "Parent" and, together with the Borrowers, the "Obligors"), each of the Lenders from time to time party hereto (hereinafter referred to individually as a "Lender" and collectively as the "Lenders"), BANK AUSTRIA, AG, in its capacity as LC Issuer, and BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC., as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, hereinafter referred to as the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the PVH, the Agent and the Lenders are party to that certain Loan and Security Agreement, dated as of July 3, 1996, as amended and restated by that certain Amended and Restated Loan and Security Agreement dated as of May 30, 1997, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 26, 1998, as amended (collectively, the "Original Loan Agreement"), pursuant to which the Lenders made available to the PVH term loans in the principal amount of Thirty Two Million Dollars ($32,000,000) and revolving loans in a principal amount of up to Eighteen Million Dollars ($18,000,000); and

         WHEREAS, PVH has been, or will be acquired by the Parent, and in connection with such acquisition, the aggregate amount of indebtedness under the Original Loan Agreement has been reduced and the Obligors desire to restructure the loan facilities under the Original Loan Agreement as hereinafter set forth; and

         WHEREAS, the Lenders and the Agent are willing to extend restructure the loan facilities under the Original Loan Agreement as hereinafter set forth, subject to the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the foregoing premises, to induce the Agent and the Lenders to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by the Obligors, the Obligors, the Lenders, the LC Issuer and the Agent agree as follows:

         1. DEFINITIONS, TERMS AND REFERENCES

            1.1 CERTAIN DEFINITIONS. When used herein, the following terms shall have the following meanings:

         "Account Debtor" shall mean any "account debtor", as such term is defined in Section 9-105(1)(a) of the UCC and, in any event, shall include any Person who is or may become obligated on any Account.

         "Accounts" shall mean any "accounts", as such term is defined in
Section 9-106 of the UCC, of any Person, whether now owned or hereafter arising or acquired, and in any event shall include all of such Person's accounts, contract rights, book debts and other forms of obligations, whether now existing or hereafter acquired or arising or in which such Person now has or hereafter acquires any rights, including, without limitation, all present and future rights to payments for goods, merchandise or Inventory sold or leased or for services rendered, whether or not represented by invoices or other billing, and whether or not earned by performance; proceeds of any letter of credit on which such Person is a beneficiary and all forms of obligations whatsoever owing to such Person, together with all instruments and documents of title representing any of the foregoing, all rights in any goods, merchandise or Inventory which any of the foregoing may represent, all rights in any returned or repossessed goods, merchandise or Inventory, and all rights, security and guaranties with respect to each of the foregoing, including, without limitation, any rights of stoppage in transit.

         "Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the Effective Date, by which (i) the Parent and/or any of its Subsidiaries acquires the capital stock or all or any part of the assets of any Person, or any division of any Person, whether through Investment, purchase of assets, merger or otherwise or (ii) any Person that was not theretofore a Subsidiary of the Parent becomes a Subsidiary of the Parent and is consolidated with the Parent for financial reporting purposes.

         "Adjusted Cash Flow" shall mean, for any period, the Cash Flow of the Parent and its Subsidiaries for such period adjusted on a pro forma basis in accordance with GAAP to reflect such cost savings resulting from the Saratoga Acquisitions as are demonstrated by Parent and approved by the Agent.

         "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding shares of capital stock or other equivalent ownership interests having ordinary voting power to elect the board of directors or other governing body (irrespective of whether, at the time, stock or securities of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) of such Person, or which controls, is controlled by or is under common control with such Person; provided, however, that in no event shall Obligors and their Subsidiaries, on the one hand, and the Agent, the LC Issuer or any Lender, on the other hand, be deemed or regarded as Affiliates of each other. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall have the meaning given to such term in the Recitals to this Agreement.

         "Aggregate Commitment" shall mean, at any time, the aggregate amount of the Commitments of all of the Lenders at such time, which as of the Effective Date shall be Twelve Million Seven Hundred Thousand Dollars ($12,700,000), as the same may be reduced from time to time in accordance with Section 2.13 hereof.

         "Agreement" shall mean this Amended and Restated Loan and Security Agreement, as amended, restated supplemented or otherwise modified from time to time.

         "Amortization Date" shall mean January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2001.

         "Annualized Four Quarter Period" shall mean, with respect to Adjusted Cash Flow, Fixed Charges or Interest Expense, (a) in the case of the fiscal quarter ending December 31, 1999, the amount of such Adjusted Cash Flow, Fixed Charges or Interest Expense, as the case may be, for such fiscal quarter, multiplied by four (4); (b) in the case of the fiscal quarter ending March 31, 2000, the amount of such Adjusted Cash Flow, Fixed Charges or Interest Expense, as the case may be, for the two fiscal quarter period then ending, multiplied by two (2); (c) in the case of the fiscal quarter ending June 30, 2000, the amount of such Adjusted Cash Flow, Fixed Charges or Interest Expense, as the case may be, for the three fiscal quarter period then ending, multiplied by four-thirds (4/3rds); and (d) in the case of each subsequent fiscal quarter, the amount of such Adjusted Cash Flow, Fixed Charges or Interest Expense, as the case may be, for the four fiscal quarter period then ending.

         "Applicable Law" shall mean, with respect to any Person, all provisions of statutes, rules, regulations and orders of any Governmental Authority applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which such Person in question is a party.

         "Applicable Margin" shall mean (a) with respect to Eurodollar Loans, two and one-quarter percent (2 1/4%) per annum and (b) with respect to Base Rate Loans, three quarters of one percent (3/4%) per annum; provided, however, that if subsequent to the Effective Date and prior to February 9, 2000, Parent has received Net Cash Proceeds of not less than $7,000,000 in the aggregate from the issuance of Qualified Junior Capital, then following the receipt of such Net Cash Proceeds, the Applicable Margin shall be (i) with respect to Eurodollar Loans, one and three-quarters percent (1 3/4%) per annum and (b) with respect to Base Rate Loans, one-quarter percent (1/4%) per annum.

         "ASC Subsidiary" shall have the meaning specified in Section 8.5(d) hereof.

         "Asheville Eye" shall mean Asheville Eye Medical and Surgical Associates, P.L.L.C.

         "Bank Austria" means Bank Austria, AG, an Austrian banking corporation having offices in New York, New York, and its successors and assigns.

         "BACACF" means Bank Austria Creditanstalt Corporate Finance, Inc., a Delaware corporation, and its successors and assigns.

         "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as the same may be amended from time to time.

         "Base Lending Rate" shall mean an interest rate per annum, fluctuating daily, equal to the higher of (a) the rate announced by Bank Austria from time to time at its principal office in New York, as its prime rate for domestic (United States) commercial loans in effect on such day; and (b) the Federal Funds Rate in effect on such day plus one-half of one percent (1/2 of 1%). The Base Lending Rate is not necessarily intended to be the lowest rate of interest charged by Bank Austria in connection with extensions of credit. Each change in the Base Lending Rate shall result in a corresponding change in the interest rate hereunder with respect to a Base Rate Loan and such change shall be effective on the effective date of such change in the Base Lending Rate.

         "Base Rate Loan" shall mean a Loan bearing interest at a rate based on the Base Lending Rate.

         "Borrower" shall have the meaning given to such term in the Recitals of this Agreement.

         "Borrowing Availability" shall mean,

                  (a) for the period beginning on the Effective Date and ending on December 31, 1999, an amount equal to Twelve Million Seven Hundred Thousand ($12,700,000) Dollars;

                  (b) if no Qualifying Equity Offering has previously closed, then for the period beginning January 1, 2000 and until the closing by the Parent of a Qualifying Equity Offering:

                           (i) for the period beginning on January 1, 2000 and
                  ending on June 30, 2000, an amount equal to Adjusted Cash Flow multiplied by 4.50;

                           (ii) for the period beginning on July 1, 2000 and
                  ending on March 31, 2001, an amount equal to Adjusted Cash Flow multiplied by 4.25;

                           (iii) for the period beginning on April 1, 2001 and
                  ending on June 30, 2001, an amount equal to Adjusted Cash Flow multiplied by 4.00;

                           (iv) for the period beginning on July 1, 2001 and
                  ending on September 30, 2001, an amount equal to Adjusted Cash Flow multiplied by 3.75;

                           (v) for the period beginning on October 1, 2001 and
                  ending on June 30, 2002, an amount equal to Adjusted Cash Flow multiplied by 3.25;

                           (vi) for the period beginning on July 1, 2002 and
                  ending on September 30, 2002, an amount equal to Adjusted Cash Flow multiplied by 3.00;

                           (vii) for the period beginning on October 1, 2002 and
                  ending on June 30, 2003, an amount equal to Adjusted Cash Flow multiplied by 2.75;

                           (viii) thereafter, an amount equal to Adjusted Cash
                  Flow multiplied by 2.50;

                  (c) commencing with the later to occur of January 1, 2000 and the closing of a Qualifying Equity Offering:

                           (i) for the period beginning on January 1, 2000 and
                  ending on March 31, 2000, an amount equal to Adjusted Cash Flow multiplied by 4.50;

                           (ii) for the period beginning on April 1, 2000 and
                  ending on June 30, 2000, an amount equal to Adjusted Cash Flow multiplied by 4.25;

                           (iii) for the period beginning on July 1, 2000 and
                  ending on September 30, 2000, an amount equal to Adjusted Cash Flow multiplied by 4.00;

                           (iv) for the period beginning on October 1, 2000 and
                  ending on March 31, 2001, an amount equal to Adjusted Cash Flow multiplied by 3.75;

                           (v) for the period beginning on April 1, 2001 and
                  ending on June 30, 2001, an amount equal to Adjusted Cash Flow multiplied by 3.50;

                           (vi) for the period beginning on July 1, 2001 and
                  ending on September 30, 2001, an amount equal to Adjusted Cash Flow multiplied by 3.25;

                           (vii) for the period beginning on October 1, 2001 and
                  ending on June 30, 2002, an amount equal to Adjusted Cash Flow multiplied by 3.00;

                           (viii) for the period beginning on July 1, 2002 and
                  ending on September 30, 2002, an amount equal to Adjusted Cash Flow multiplied by 2.75;

                           (ix) thereafter, an amount equal to Adjusted Cash
                  Flow multiplied by 2.50.

         "Bauman Security Agreement" shall mean that certain Security Agreement, dated as of October 23, 1998 by and among Bauman & Associates of Cheshire, Inc., Bauman & Associates of Torrington, Inc., Bauman & LeFevre Optometrists and Robert C. Bauman, as sellers, and Opticare, as debtor.

         "Bauman Properties" shall mean the Equipment, Inventory and Trademarks of Opticare located or, in the case of the Trademarks, used in the business conducted at (a) 1785 Highland Avenue, Cheshire, Connecticut, (b) 811 East Main Street, Torrington, Connecticut, (c) 997 Main Street, Watertown, Connecticut and
(d) 604 Lakewood Road, Waterbury, Connecticut, in each case only to the extent that such Equipment, Inventory and Trademarks are subject to the Bauman Security Agreement.

         "Business Day" shall mean a day on which banks are not required or authorized to close in Greenwich, Connecticut or New York City, New York and, if such day relates to a borrowing of, a payment or prepayment of principal or interest on a Continuation or Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by a Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, which is also a day on which dealings by and between banks in U.S. dollar deposits are carried out in the London interbank Eurodollar market.

         "California Practices" shall mean, collectively, Riverside Eye Specialists Medical Group, Inc.; Lawrence S. Rice, a Medical Corporation; Robert
M. Thomas, Jr. M.D., A Medical Corporation; Mark E. Schneider, M.D., Inc.;
and Jeffrey P. Wasserstrom, M.D., a Medical Corporation.

         "Capital Expenditures" shall mean, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) incurred to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period, computed on a consolidated basis for the Parent and its consolidated Subsidiaries in accordance with GAAP.

         "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (including such Statement No. 13).

         "Capital Stock" means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interest, participations, rights or other equivalents (however designated) of equity interests; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and (e) any securities convertible into or exchangeable for any of the foregoing or any warrants, rights or options to acquire any of the foregoing.

         "Cash Flow" shall mean, for any period for which the same is computed, the sum of (a) net income (loss) for such period, plus (b) Interest Expense for such period, plus (c) depreciation and amortization for financial reporting purposes for such period, plus (d) income tax expense for such period, as each such item is computed on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP.

         "CEC" shall have the meaning given to such term in the Recitals to this Agreement.

         "Chattel Paper" shall mean any "chattel paper", as such term is defined in Section 9-105(1)(b) of the UCC, of any Person, whether now owned or hereafter acquired or arising.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

         "Collateral" shall mean the property of the Obligors described in
Section 5.1 or Section 5.2, or any part thereof, as the context shall require, and all other property of any other Person, in which the Agent has, or is to have, a Lien on pursuant thereto or pursuant to any of the Loan Documents, as security for payment of the Obligations.

         "Commitment" shall mean, with respect to any Lender, the obligation of such Lender to make Revolving Loans to the Borrowers and to incur Line Letter of Credit Obligations on the Effective Date or otherwise at the request of the Borrowers, subject to the terms and conditions hereof, as the same may be reduced from time to time in accordance with Section 2.12 hereof. The Commitment of each Lender as of the Effective Date is set forth on SCHEDULE I hereto. Repayments of the Revolving Credit Loans shall not affect the amount of the Commitment unless (a) such repayment is accompanied by a notice from the Obligors reducing the Commitment pursuant to Section 2.13 or (b) such reduction is expressly required by the terms hereof.

         "Commitment Fee" shall mean that amount due and payable to the Lenders from the Borrowers pursuant to and in the amount specified in Section 4.4 hereof.

         "Common Stock" shall mean the common stock of the Parent, as currently authorized by the Certificate of Incorporation of the Parent, together with all shares of the same class of common stock as are hereafter authorized.

         "Commitment Termination Date" shall mean the earlier to occur of (a) the date upon which the Commitments are reduced to zero, whether voluntarily or involuntarily, in accordance with the terms hereof, and (b) the Maturity Date.

         "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 4.3 hereof of a Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Contracts" shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Person may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

         "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 4.3 hereof of a Base Rate Loan into a Eurodollar Loan or of a Eurodollar Loan into a Base Rate Loan.

         "Converting Physician Practices" shall mean those Physician Practices identified as Converting Physician Practices on SCHEDULE 1.1 hereto.

         "Convertible Preferred Stock" shall mean the Series A Convertible Preferred Stock, par value $0.001 per share, of the Parent.

         "Current Assets" shall mean, for any Person and at any time, all assets of such Person which, in accordance with GAAP, would be classified as current assets at such time.

         "Current Liabilities" shall mean, for any Person and at any time, all liabilities of such Person which, in accordance with GAAP, would be classified as current liabilities at such time.

         "Default" shall mean the occurrence of any event or condition which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

         "Default Rate" shall mean, (a) with respect to the unpaid portion of any Loan, an interest rate per annum equal to two percent (2%) above the interest rate set forth for such Loan in Section 4.1(a)(i) or (ii) hereof, as applicable, or (b) with respect to any portion of the Obligations other than Loans, two percent (2%) above the rate set forth in Section 4.1(a)(ii) hereof.

         "Dissident Physician Practices" means, collectively, Eye Care Solutions, Inc., a Medical Group; Francisco J. Pablan, M.D.; and Parris-Castoro Eye Care Center, P.A.

         "Documents" shall mean any "documents", as such term is defined in
Section 9-105(1)(f) of the UCC, of any Person, whether now owned or hereafter acquired or arising.

         "Effective Date" shall mean the date that this Agreement has been signed by each of the Obligors, the Lenders, the LC Issuer and the Agent and on which all of the conditions precedent set forth in Section 12.1 have been satisfied.

         "Eligible Assignee" shall mean any bank or other entity to which a Lender assigns all or any part of any Loan pursuant to Section 14.3(c) and "Eligible Assignees" shall mean, collectively, all banks and other entities to which any Lender assigns all or any part of any Loan pursuant to Section 14.3(c) hereof provided such entity is acceptable to the Agent and, if required, the Parent.

         "Eligible Physician Practice Notes" shall mean promissory notes executed and delivered by Converting Physician Practices in favor of PVH or its Subsidiaries which, unless otherwise expressly approved by BACACF (a) bear interest at a rate of not less than seven and one-half percent (7 1/2%) per annum; (b) provide for monthly payments of interest and principal; (c) are repayable in full not later than the second anniversary of the Effective Date;
(d) provide that they are payable without offset, deduction or counterclaim; (e) are secured by the Inventory and Accounts of the makers thereof; (f) provide for the makers thereof to deliver to the holder thereof such maker's quarterly financial statements and a quarterly agings of Accounts; (g) are otherwise on terms and conditions satisfactory to BACACF and (h) have been endorsed to BACACF. The Eligible Physician Practice Notes are set forth on SCHEDULE 1.1 hereto.

         "Environmental Laws" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances and any and all regulations, codes, standards, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

         "Equipment" shall mean any "equipment", as such term is defined in
Section 9-109(2) of the UCC, of any Person, whether now owned or hereafter existing or arising, and in any event shall include all of such Person's equipment, fixtures and leasehold improvements, whether now existing or hereafter acquired or arising or in which such Person now has or hereafter acquires any rights, including, without limitation, all furniture, machinery, vehicles and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with any Obligor or any Subsidiary of any Obligor, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Eurodollar Loan" shall mean a Loan bearing interest for a particular Interest Period at a rate based on the Quoted Rate.

         "Event of Default" shall mean any of the events or conditions described in Article 10 hereof.

         "Excess Cash Flow" shall mean, for the Parent and its consolidated Subsidiaries for any period of calculation, Cash Flow for such period, minus scheduled payments of principal on the Loans and other Indebtedness for money borrowed during such period, minus cash Interest Expense paid or payable during such period, plus any decrease in Working Capital during such period, minus any increase in Working Capital during such period, minus Capital Expenditures made during such period, to the extent such Capital Expenditures are expressly permitted hereunder, minus the cash purchase price paid during such period in respect of Acquisitions, to the extent such Acquisitions are expressly permitted hereunder or are consented to by the Required Lenders.

         "Federal Funds Rate" shall mean, for any day, the overnight federal funds rate in New York City, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in the Federal Reserve Statistical Release H.15 (519) or any successor publication, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on overnight federal funds transactions in New York City received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "Fixed Charges" shall mean, for any period, the sum of (a) scheduled payments of principal of Indebtedness during such period, plus (b) Interest Expense for such period, in each case calculated on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP.

         "Fixed Charge Coverage Ratio" shall mean, as of the end of any fiscal quarter for which the same is computed, the ratio of (a) Adjusted Cash Flow for the Annualized Four Quarter Period then ending to (b) Fixed Charges for the Annualized Four Quarter Period then ending, in each case calculated on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP.

         "Foreign Tax" shall mean and include any present or future tax, levy, cost or charge of any nature imposed by any Governmental Authority, excluding taxes on or measured by the net income of any Lender imposed by any jurisdiction in which the principal or relevant lending office of any Lender is located.

         "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Parent and its Subsidiaries, as reflected in the financial information referred to in Section 6.8 hereof.

         "General Intangibles" shall mean all "general intangibles", as such term is defined in Section 9-106 of the UCC, of any Person, whether now existing or hereafter acquired or arising or in which such Person now has or hereafter acquires any rights, including, without limitation, all rights under escrow agreements and in all property held pursuant thereto, choses in action, causes of action, corporate or other business records, inventions, designs, Patents, patent applications, service marks, Trademarks, trade names, trade secrets, good will, copyrights, registrations, licenses, franchises, customer lists, agency and other contracts, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Person to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification, and all other intangible property of every kind and nature (other than Accounts).

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

         "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding (a) endorsements for collection or deposit in the ordinary course of business and (b) any such agreement pursuant to which the obligation is fulfilled solely by the issuance of common stock of the guarantor. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

         "Guarantors" shall mean, collectively, each of the Persons signatory to the Guaranty, and "Guarantor" means any of the Guarantors.

         "Guaranty" shall mean that certain Guaranty, dated as of the date hereof, executed by the Obligors and each of the Guarantors in favor of the Agent and the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Hazardous Substances" shall mean any pollutant, contaminant, hazardous, toxic or dangerous waste, substance or material, or any other substance or material regulated or controlled pursuant to any Environmental Law, including, without limiting the generality of the foregoing, asbestos, PCBs, petroleum products (including crude oil, natural gas, natural gas liquids, liquified natural gas or synthetic gas) or any other substance defined as a "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "hazardous material," "hazardous chemical," "hazardous waste," "regulated substance," "toxic chemical," "toxic substance" or other similar term in any Environmental Law.

         "Indebtedness" shall mean, as applied to any Person at any time, (a) all indebtedness, obligations or other liabilities of such Person, contingent or otherwise (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or similar agreements; (iii) with respect to letters of credit issued for such Person's account; (iv) to pay the deferred purchase price of property or services, except unsecured accounts payable and accrued expenses arising in the ordinary course of business which are not more than sixty (60) days past due; or (v) Capital Lease Obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any foreign exchange contract or Interest Hedge Agreement, net of liabilities owed to such Person by the counterparties thereon;
(d) all shares of Capital Stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption prior to the Maturity Date; and (e) indebtedness of others Guaranteed by such Person; provided, however, that Indebtedness shall not include promissory notes, if any, executed on the date hereof which under GAAP are not set forth or are required in accordance with GAAP to be set forth on the balance sheet of the maker thereof.

         "Instruments" shall mean any "instrument", as such term is defined in
Section 9-105(l)(i) of the UCC, of any Person, whether now owned or hereafter arising or acquired, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "Intercompany Loans" shall mean loans made by any Obligor to a Subsidiary of such Obligor from time to time.

         "Intercompany Loan Documents" shall mean the instruments, documents and agreements between PVH and its Subsidiaries, including, but not limited to, intercompany loan and security agreements and the promissory notes, entered into by PVH and its Subsidiaries to evidence intercompany loans made by PVH to such Subsidiaries in connection with the Original Loan Agreement.

         "Interest Coverage Ratio" shall mean, as of the end of any fiscal quarter for which the same is computed, the ratio of (a) Adjusted Cash Flow for the Annualized Four Quarter Period then ending to (b) Interest Expense for the Annualized Four Quarter Period then ending, in each case calculated on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP.

         "Interest Expense" shall mean, for any period, total interest expense, whether paid, accrued or capitalized (including the interest component of Capital Lease Obligations), including, but not limited to, all origination and other fees, all amortization of original issue discount and the net amount payable under any Interest Hedge Agreement with any Person, all as calculated on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP.

         "Interest Hedge Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

         "Interest Period" shall mean, in connection with any Eurodollar Loan, the period beginning on the date such Eurodollar Loan is made, Continued or Converted and continuing for one (1), two (2), three (3) or six (6) months as selected by the applicable Borrower by notice to the Agent. Notwithstanding the foregoing, however, (a) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (b) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (a) above) end on the last day of such calendar month; and (c) no Interest Period shall extend beyond the Maturity Date or such other date as would interfere with the repayment obligations of the applicable Borrower hereunder.

         "Inventory" shall mean all "inventory" of any Person, as such term is defined in Section 9-109(4) of the UCC, whether now existing or hereafter acquired or arising or in which such Person now has or hereafter acquires any rights, including, without limitation, any and all goods, merchandise and other personal property, wheresoever located and whether or not in transit, which is or may at any time be held for sale or lease or to be furnished under any contract of service or held as raw materials, work in process, finished goods or materials, and supplies of any kind, nature or description used or consumed in such Person's business, including, without limitation, all such property the sale or other disposition of which has given rise to an Account and which may have been returned to or repossessed or stopped in transit by such Person.

         "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such advance, loan or extension of credit representing the purchase price of goods, intangibles or services sold or supplied in the ordinary course of business) or Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; (c) any Acquisition other than the acquisition of goods, intangibles or services purchased in the ordinary course of business and accounted for as an expense in accordance with GAAP or as a Capital Expenditure or (d) the entering into of any Interest Hedge Agreement.

         "Investment Property" shall mean all "investment property" of a Person, as such term is defined in Section 9-115 of the UCC, whether now owned or existing or hereafter acquired or arising, and, in any event, shall include all of the following: (a) all securities of held by such Person, whether certificated or uncertificated; (b) any share, participation or other interest in another Person or in property or in an enterprise of another Person held directly or indirectly by such Person which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; (c) all commodity futures contracts of such Person, options on any commodity futures contract held by such Person, all commodity options or other contracts of such Person that are traded on, or subject to the rules of, a board of trade that has been designated as a contract market for such contracts pursuant to the federal commodities laws or which are traded on one or more foreign commodity boards of trade, exchanges, or markets and are carried on the books of registered futures commodity merchant or on the books of a Person providing clearance or settlement services for a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws; (d) any of the foregoing held, directly or indirectly, in the name of any other Person to the extent such other Person has expressly agreed to treat such Person as the Person entitled to exercise the rights comprising the foregoing; and (e) all right, title and interest of such Person in any account to which any of the foregoing have been credited.

         "Joinder Agreement" shall have the meaning given to such term in
Section 7.13 of this Agreement.

         "Lenders" shall have the meaning given to such term in the Recitals of this Agreement.

         "Letter of Credit" shall mean either a Line Letter of Credit, a Physician Note Letter of Credit or a Physician Put Letter of Credit or any combination thereof, as the context may require.

         "Letter of Credit Documents" shall mean, collectively, such reimbursement agreements and other instruments, documents or agreements as shall be executed by any Obligor with or in favor of the LC Issuer in connection with the issuance of an Letter of Credit hereunder.

         "Letter of Credit Obligations" shall mean, collectively, the Line Letter of Credit Obligations and the Physician Letter of Credit Obligations.

         "Leverage Ratio" shall mean, on any date, the ratio of (a) the principal amount of Indebtedness outstanding as of such date, to (b) Adjusted Cash Flow for the Annualized Four Quarter Period ending on or most recently ended prior to such date, in each case computed on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP.

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

         "Line Letter of Credit" shall mean any documentary or standby letter of credit issued or deemed issued for the account of any Obligor or for which the Lenders have incurred Line Letter of Credit Obligations under Section 2.8 of this Agreement.

         "Line Letter of Credit Obligations" shall mean all outstanding obligations incurred by the LC Issuer or any of its Affiliates at the request of any Obligor, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or deemed issuance by the LC Issuer or any of its Affiliates, of Line Letters of Credit, including, without limitation, the undrawn amount of any outstanding Line Letter of Credit, any amount disbursed by the LC Issuer or any of its Affiliates pursuant to a Line Letter of Credit for which the LC Issuer has not been reimbursed by any Obligor pursuant to Section 2.8 hereof. The amount of such Line Letter of Credit Obligations at any time shall equal the maximum amount which may be payable by the LC Issuer pursuant to the Line Letters of Credit at such time.

         "Loans" shall mean, collectively, the Revolving Loans and the Term Loans, and "Loan" shall mean either a Revolving Loan or a Term Loan.

         "Loan Documents" shall mean this Agreement, the Notes, the Guaranty, the Security Agreement, the Stock Pledge Agreement, the Letter of Credit Documents, the documents executed by the Obligors or their respective Subsidiaries pursuant to Sections 5.2 or 12.1 hereof, any financing statements covering portions of any collateral, including the Collateral, and any and all other instruments, documents, and agreements now or hereafter executed and/or delivered by the any Obligor or any Subsidiary of any Obligor in connection herewith, or any one, more, or all of the foregoing, as the context shall require, and "Loan Document" shall mean any one of the Loan Documents.

         "Margin Stock" shall mean "margin stock" as such term is defined from time to time in Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         "Marlin Subordinated Convertible Note" shall mean that certain Subordinated Convertible Promissory Note of even date herewith in the principal amount of $4,000,000, executed by Parent in favor of Marlin Capital, L.P.

         "Material Adverse Effect" shall mean any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently therewith (a) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities or properties of the Parent and its Subsidiaries, taken as a whole; (b) has or is reasonably expected to have any material adverse effect whatsoever on the validity or enforceability of this Agreement or any Loan Document; (c) materially impairs or is reasonably expected to materially impair the ability of the Obligors, or any of them, to pay and perform the Obligations;
(d) materially impairs or is reasonably expected to materially impair the ability of the Agent, the LC Issuer or the Lenders to enforce their respective rights and remedies under this Agreement and the Loan Documents; or (e) has or is reasonably expected to have any material adverse effect on the Collateral, the Liens of the Agent in the Collateral or the priority of such Liens.

         "Maturity Date" shall mean June 1, 2004.

         "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of April 12, 1999, by and among Parent, Opticare Shellco Merger Corporation, a Delaware corporation, PrimeVision Shellco Merger Corporation, a Delaware corporation, Opticare and PVH.

         "MPPAA" shall mean the Multiemployer Pension Plan Amendments Act of 1980, amending Title IV of ERISA.

         "Multiemployer Plan" shall have the same meaning as set forth in
Section 4001(a)(3) of ERISA.

         "Necessary Authorizations" shall mean, with respect to any Person, all certificates of need, authorizations, certifications, consents, approvals, permits, licenses, accreditations and exemptions, filings and registrations, and reports required by Applicable Law, including, without limitation, Applicable Law relating to the ownership and operation of the Obligors and its Subsidiaries and related services provided by each such Person, and "Necessary Authorization" shall mean any one of the Necessary Authorizations.

         "Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Indebtedness or Capital Stock, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction, after deducting therefrom only

                  (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, and

                  (b) other out-of-pocket expenses reasonably in connection with such transaction, such as appraisals, transportation costs and similar expenses;

                  (c) in the case of the sale, lease, transfer or other disposition of assets, the amount of taxes payable in connection with or as a result of such transaction,

                  (d) in the case of the sale, lease, transfer or other disposition of assets, amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such transaction (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds at the time of such release), and

                  (e) in the case of the sale, lease, transfer or other disposition of assets, the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by such assets and which is repaid with such proceeds (other than any such Debt assumed by the purchaser of such asset), in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or committed to be paid to a Person that is not an Affiliate or, in the case of taxes, are reasonably determined to be payable, and are in each case properly attributable to such transaction or to the asset that is the subject thereof.

         "Notes" shall mean, collectively, the Revolving Notes and the Term Notes, and "Note" shall mean a Revolving Note or a Term Note.

         "Notice of Borrowing" shall have the meaning given such term in Section
2.15 hereof.

         "Obligations" shall mean the Loans, the Letter of Credit Obligations and any and all other indebtedness, liabilities and obligations of the Obligors, or any of them, to the Agent, the LC Issuer or any Lender of every kind and nature (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to the Obligors, or any of them, by the Agent, the LC Issuer or any Lender and future advances made to or for the benefit of the Obligors, or any of them), arising under this Agreement or under any of the other Loan Documents, or acquired by the Agent from any other source, whether arising by reason of an extension of credit, opening of a letter of credit, loan, lease, guaranty, indemnification, Interest Hedge Agreement or in any other manner, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter acquired. Without limiting the generality of the foregoing, the "Obligations" shall include any right of recourse held by BACACF under any of the assignments referred to in Section 12.1(d) hereof.

         "Obligors" shall have the meaning given to such term in the Recitals of this Agreement.

         "OECC" shall mean Optometric Eye Care Center, P.A., a North Carolina corporation, and its successors and assigns.

         "Opticare" shall have the meaning given to such term in the Recitals of this Agreement.

         "Original Loan Agreement" shall have the meaning given to such term in the Recitals of this Agreement.

         "Participant" shall mean any bank or other entity to which a Lender sells a participating interest in any Loan or Loans pursuant to Section 14.3(b) hereof, and "Participants" shall mean, collectively, all banks or other entities to which any Lender sells a participating interest in any Loan or Loans pursuant to Section 14.3(b) hereof.

         "Patents" shall mean all of the following, whether now owned or existing or hereafter acquired or arising or in which any Obligor now has or hereafter acquires any rights: (a) all patents and patent applications, (b) all inventions and improvements described and claimed therein, (c) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (d) all income, royalties, damages and payments now and hereafter due and/or payable to any Obligor with respect thereto, including without limitation, damages and payments for past, present or future infringements or misappropriations thereof, (e) all rights to sue for past present and future infringements or misappropriations thereof, and (f) all other rights corresponding thereto throughout the world.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor agency or Person performing substantially the same functions.

         "Permitted Liens" shall mean: (a) those existing on the date hereof with respect to specific items of Equipment and described on SCHEDULE 6.23 attached hereto; (b) liens, security interests and encumbrances in favor of the Agent, or liens, security interests and encumbrances in favor of any Obligor and assigned to the Agent; (c) liens for (i) property taxes not delinquent, (ii) taxes not yet subject to penalties, (iii) pledges or deposits made under Workmen's Compensation, Unemployment Insurance, Social Security and similar legislation, or in connection with appeal or surety bonds incident to litigation, or to secure statutory obligations, and (iv) mechanics' and materialmen's liens with respect to liabilities which are not yet due or which are being contested in good faith; (d) liens arising in connection with Capital Lease Obligations permitted hereunder; and (e) purchase money liens on Equipment and related software; provided, however, that (i) such lien is created contemporaneously with the acquisition of such Equipment and related software;
(ii) such lien attaches only to the specific items of Equipment and related software so acquired; (iii) such lien secures only the Indebtedness incurred to acquire such Equipment and related software; and (iv) the Indebtedness secured by such lien is permitted by the terms of Section 8.2 hereof.

         "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Physician Letter of Credit" shall mean either a Physician Note Letter of Credit or a Physician Put Letter of Credit and "Physician Letters of Credit" shall mean, collectively, all of the Physician Note Letters of Credit and Physician Put Letters of Credit.

         "Physician Letter of Credit Obligations" shall mean all outstanding obligations incurred by the LC Issuer or any of its Affiliates, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or deemed issuance by the LC Issuer or any of its Affiliates, of the Physician Letters of Credit, including, without limitation, the undrawn amount of any outstanding Physician Letter of Credit, any amount disbursed by the LC Issuer or any of its Affiliates pursuant to a Physician Letter of Credit for which the LC Issuer has not been reimbursed by any Obligor pursuant to Section
3.4 hereof. The amount of the Physician Letter of Credit Obligations at any time shall equal the maximum amount which may be payable by the LC Issuer pursuant to the Physician Letters of Credit at such time.

         "Physician Note Letter of Credit" shall mean any standby letter of credit issued or deemed issued for the account of PVH as security for a promissory note executed by PVH or one of its Subsidiaries in favor of a Physician Practice and in respect of which the Lenders have incurred Physician Letter of Credit Obligations under Article 3 of this Agreement.

         "Physician Practice" shall mean any professional corporation, association, general partnership, professional limited liability company, limited liability company, limited partnership, or other entity or sole proprietorship engaged in the practice of ophthalmology or ambulatory surgical services that was, prior to the Effective Date, party to an Administrative Services Agreement with PVH or one of its Subsidiaries.

         "Physician Put Letter of Credit" shall mean any direct-pay letter of credit issued or deemed issued for the account of PVH as security for a share put option granted by PVH or one of its Subsidiaries in favor of a Physician Practice and in respect of which the Lenders have incurred Physician Letter of Credit Obligations under Article 3 of this Agreement.

         "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of any Obligor or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

                  (i) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute," "rabbi trust," or other executive compensation plan, program, contract, arrangement or practice ("Executive Arrangements");

                  (ii) ERISA Plans - any "employee benefit plan", except any Multiemployer Plan, as defined in Section 3(3) of ERISA, whether maintained by or for a single employee or by or for multiple employees, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits ("ERISA Plans");

                  (iii) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice ("Fringe Benefit Plans"); and

                  (iv)  Multiemployer Plan - any Multiemployer Plan.

         "Pro Rata Share" shall mean, at any particular time and with respect to any Lender, a fraction, expressed as a percentage, the numerator of which shall be the sum of (i) the then outstanding principal balance of such Lender's Term Loan and (ii) such Lender's Commitment, and the denominator of which shall be the sum of (x) the aggregate outstanding principal balance of all Term Loans and
(y) the Aggregate Commitment, as the same may be adjusted from time to time pursuant to the terms of this Agreement; provided, that following the termination or reduction of the Commitments to zero, "Pro Rata Share" shall mean, at any particular time and with respect to any Lender, a fraction, expressed as a percentage, the of numerator of which shall be the sum of the then outstanding principal balance of such Lender's Term Loan and Revolving Loans, and the denominator of which shall be the sum of the aggregate outstanding principal balance of all Term Loans and all Revolving Loans hereunder.

         "Qualified Junior Capital" shall mean shall mean: (a) Capital Stock of Parent which is not required (other than solely at the option of Parent) to be purchased, redeemed or otherwise retired by Parent or any of its Subsidiaries, and which is not convertible (other than solely at the option of Parent) into Indebtedness of Parent or any of its Subsidiaries, at any time before the date falling 180 days after the Effective Date; (b) other Capital Stock of Parent issued on terms and conditions reasonably satisfactory to the Required Lenders and which the Required Lenders agree shall be Qualified Junior Capital for the purposes of this Agreement; and (c) Subordinated Debt of Parent which is not required (other than solely at the option of Parent) to be amortized, repaid, purchased or otherwise retired by Parent or any of its Subsidiaries (unless solely in exchange for the issuance of Capital Stock constituting Qualified Junior Capital) at any time before the date falling one year after the Maturity Date and on which interest is capitalized or paid in kind or, if paid in cash, is payable at a rate and on terms approved by the Required Lenders for the purposes of determining whether such Subordinated Debt qualifies as Qualified Junior Capital for the purposes of this Agreement.

         "Qualifying Equity Offering" shall mean the issuance by the Parent of Capital Stock constituting Qualified Junior Capital and resulting in Net Cash Proceeds of at least $3,000,000.

         "Quoted Rate" shall mean, when used with respect to an Interest Period for a Eurodollar Loan, the quotient of (i) the offered rate quoted by Bank Austria in the interbank Eurodollar market in Greenwich, Connecticut or London, England on or about 11:00 a.m. (Greenwich, Connecticut or London time, as the case may be) two (2) Business Days prior to such Interest Period for U.S. dollar deposits of an aggregate amount comparable to the principal amount of the Eurodollar Loan to which the Quoted Rate is to be applicable and for a period comparable to such Interest Period, divided by (ii) one (1) minus the Reserve Percentage. For purposes of this definition, (a) "Reserve Percentage" shall mean with respect to any Interest Period, the percentage which is in effect on the first day of such Interest Period under Regulation D as the maximum reserve requirement for member banks of the Federal Reserve System in Greenwich, Connecticut with deposits comparable in amount to those of the Agent against Eurocurrency Liabilities and (b) "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D, as in effect from time to time. The Quoted Rate for the applicable period shall be adjusted automatically on and as of the effective date of any change in the applicable Reserve Percentage.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

         "Regulatory Change" shall mean, with respect to any Lender, the adoption on or after the Effective Date of any applicable federal, state, or foreign law, rule or regulation or any change after such date in any such federal, state or foreign law, rule or regulation (including, without limitation, Regulation D), or any adoption or change in the interpretation or administration thereof by any court, Governmental Authority, central bank or comparable agency or monetary authority charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive made after such date (whether or not having the force of law) of any such court, authority, central bank or comparable agency or monetary authority.

         "Reportable Event" shall have the meaning set forth in Section 4043 of ERISA.

         "Request for a Line Letter of Credit" shall have the meaning given such term in Section 2.15 hereof.

         "Required Lenders" shall mean, subject to the terms of the last paragraph of Section 14.8 hereof, one or more Lenders have an aggregate Pro Rata Share equal to or greater than sixty-seven percent (67%).

         "Revolving Loan" shall mean, collectively, the loans made pursuant to
Section 2.2 hereof, and "Revolving Loans" shall mean any loan made pursuant to
Section 2.2 hereof. A Revolving Loan may consist of either a Base Rate Loan, a Eurodollar Loan or a combination thereof, each of which is a "type" of Loan.

         "Revolving Note" shall have the meaning given to such term in Section 2.2.

         "Saratoga Acquisitions" shall mean, collectively, (a) the Acquisition by Parent or a Subsidiary of Parent of all of the issued and outstanding Capital Stock of PVH, and (b) the Acquisition by Parent or a Subsidiary of Parent of all of the issued and outstanding Capital Stock of Opticare, in each case in accordance with the terms of the Merger Agreement.

         "Security Agreement" shall mean that certain Security Agreement, dated as of the date hereof, executed by each of the Guarantors in favor of the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Seller Notes" shall mean those certain promissory notes executed by PVH or one of its Subsidiaries in favor of either a Physician Practice or the physicians owning a Physician Practice, payable in the amounts, and to the Persons, set forth on SCHEDULE 1.1 hereof.

         "Senior Interest Coverage Ratio" shall mean, as of the end of any fiscal quarter for which the same is computed, the ratio of (a) Adjusted Cash Flow for the Annualized Four Quarter Period then ending to (b) Interest Expense (other than Interest Expense on Subordinated Debt and on the Seller Notes) for the Annualized Four Quarter Period then ending, in each case calculated on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP.

         "Senior Leverage Ratio" shall mean, on any date, the ratio of (a) the principal amount of Indebtedness outstanding as of such date that is not Subordinated Debt or evidenced by Seller Notes, to (b) Adjusted Cash Flow for the Annualized Four Quarter Period then ending or most recently ended, in each case computed on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP.

         "Solvent" shall mean, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage,

(b) is able to pay its debts as they mature and (c) owns assets (both tangible and intangible) whose fair salable value is greater than the amount required to pay its Indebtedness.

         "Stock Pledge Agreement" shall mean that certain Stock Pledge Agreement, dated as of the date hereof, executed by the Obligors and each of the Guarantors in favor of the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Subordinated Debt" shall mean (a) the Marlin Subordinated Convertible Note; (b) that certain Subordinated Promissory Note of even date herewith in the principal amount of $2,000,000, executed by Parent in favor of Marlin Capital, L.P. and (c) any other Indebtedness of any Obligor or any Subsidiary thereof that has been subordinated to the Indebtedness and the other obligations owing under this Agreement and the other Loan Documents on terms and conditions reasonably satisfactory to the Agent and the Lenders.

         "Subsidiary" shall mean, as to any Person, any other Person, of which more than fifty percent (50%) of the outstanding shares of Capital Stock or other ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation or similar governing body of such other Person (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more "Subsidiaries" of such Person.

         "Term Loan" shall mean a term loan made by a Lender pursuant to Section
2.1 hereof. A Term Loan may consist of either a Base Rate Loan, a Eurodollar Loan or a combination thereof, each of which is a "type" of Loan.

         "Term Note" shall have the meaning given to such term in Section 2.1 hereof.

         "Total Liabilities" shall mean all obligations, indebtedness or other liabilities of any kind or nature, fixed or contingent, due or not due, which, in accordance with GAAP, would be classified as a liability on the consolidated balance sheet of the Parent and its Subsidiaries.

         "Trademarks" shall mean all of the following, whether now owned or existing or hereafter acquired or arising or in which any Obligor now has or hereafter acquires any rights: (a) all trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, and the entire product lines and goodwill of the business of any such Obligor connected therewith and symbolized thereby, (b) all renewals thereof, (c) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, (d) all rights to sue for past, present and future infringements or misappropriations thereof, and (e) all other rights corresponding thereto throughout the world.

         "Transferee" shall mean any Participant or Eligible Assignee under this Agreement, and "Transferees" shall mean all Participants and Eligible Assignees under this Agreement.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

         "Working Capital" shall mean, for any Person as of any date, (a) the Current Assets of such Person and its Subsidiaries as of such date, minus (b) the Current Liabilities of such Person and its Subsidiaries as of such date, in each case determined on a consolidated basis in accordance with GAAP.

         "Year 2000 Compliant" shall mean, as to any computer software or other processing device, that such software or devices:

                  (a) are able, without delay, error, invalid or incorrect results, premature endings or interruption, to consistently and correctly recognize, handle, accept, sort, manipulate, calculate, display, store, retrieve, access, compare and process date, year and time data and information before, between, during and after January 1, 1999, September 9, 1999, December 31, 1999, January 1, 2000, February 29, 2000, March 1, 2000 and any other date after December 31, 1999 (all of the foregoing being collectively defined as the "Relevant Dates"), including, but not limited to, accepting any date, year or time data, and performing calculations or other operations or functions on dates, years or times or portions of dates, years or times and without delay, error, invalid or incorrect results, premature endings or interruption;

                  (b) before, between, during and after any of the Relevant Dates, function accurately in accordance with any applicable documentation or other materials and without delay, interruption, premature endings, error, incorrect or invalid results or changes in operations associated with the occurrence of any of the Relevant Dates or the advent of any new century, year, leap year or any other date, year or time related matter;

                  (c) consistently and accurately responds to, stores and provides output of two-digit year data or six-digit date data, and properly resolves any ambiguity as to century or year in a disclosed, defined and predetermined manner;

                  (d) will not be adversely affected in any manner by the advent of the year 2000 A.D. or the passing or transition of any year, century or other Relevant Date; and,

                  (e) consistently, correctly, accurately, unambiguously and without delay, error, invalid or incorrect results, premature endings or interruption, receives, provides, processes and interfaces date, year and time data between software, applications, hardware, firmware, equipment, embedded chips or other applicable items, in a disclosed, defined and predetermined manner.

                  1.2 USE OF DEFINED TERMS. All terms defined in this Agreement and the Exhibits hereto shall have the same defined meanings when used in any other Loan Document, unless the context shall require otherwise.

                  1.3 ACCOUNTING TERMS; CALCULATIONS. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP.

                  1.4 OTHER TERMS. All other terms used in this Agreement which are not specifically defined herein but which are defined in the UCC shall have the meanings set forth therein.

                  1.5 TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Exhibits or Schedules shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, Exhibit or Schedule attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, Exhibits or Schedules to, another document or instrument. All references to instrument, document or agreement shall, unless the context otherwise requires, refer to such instrument, document or agreement as the same may be, from time to time, amended, modified, supplemented, renewed, extended, replaced or restated.

                  1.6 EXHIBITS. All Exhibits and Schedules attached hereto are by reference made a part hereof.

         2.       THE LOANS

                  2.1 TERM LOANS. (a) Prior to the Effective Date, the Lenders made term loans (the "Original Term Loans") to PVH in an aggregate principal amount of $32,000,000.00. As provided in Section 2.3 hereof, $21,500,000 in principal amount of such Original Term Loans shall constitute term loans hereunder (the "Term Loans") for all purposes hereunder. The Term Loans owing to each Lender shall be evidenced by a promissory note, substantially in the form of EXHIBIT A attached hereto, payable to such Lender in the original principal amount of such Lender's Term Loans (together with any and all amendments, modifications and supplements thereto, and any renewals, replacements or extensions thereof (including, but not limited to, pursuant to Section 14.3(c) hereof), in whole or in part, individually, a "Term Note" and, collectively, the "Term Notes").

                  (b) The Term Loans shall be repayable in fifteen (15) quarterly principal installments, with the first fourteen (14) installments payable in the amounts and on the Amortization Dates as follows:

         Amortization Date                  Principal Installment
         -----------------                  ---------------------

         April 1, 2000                           $  375,000
         July 1, 2000                            $  375,000
         October 1, 2000                         $  375,000
         January 1, 2001                         $1,375,000
         April 1, 2001                           $1,000,000
         July 1, 2001                            $1,000,000
         October 1, 2001                         $1,000,000
         January 1, 2002                         $1,000,000
         April 1, 2002                           $1,000,000
         July 1, 2002                            $1,000,000
         October 1, 2002                         $1,000,000
         January 1, 2003                         $1,500,000
         April 1, 2003                           $1,500,000
         July 1, 2003                            $1,500,000
         October 1, 2003                         $1,500,000
         January 1, 2004                         $2,000,000
         April 1, 2004                           $2,000,000

The fifteenth (15th) principal installment shall be payable on the Maturity Date in an amount equal to the aggregate outstanding principal balance of the Term Loans. Once repaid, the Term Loans may not be reborrowed.

                  2.2 REVOLVING LOANS. Subject to the terms and conditions hereof and provided that there then exists no Default or Event of Default, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans"), as requested by the Borrowers in accordance with the provisions of Section 2.4 hereof and for the purpose set forth in
Section 2.6 hereof, to the Borrowers from time to time on and after the Effective Date and up to, but not including, the Commitment Termination Date; provided, that (a) the aggregate outstanding principal amount of Revolving Loans from all Lenders and the Line Letter of Credit Obligations shall not exceed at any one time the Aggregate Commitment; (b) the aggregate outstanding principal amount of Revolving Loans from any Lender and such Lender's Pro Rata Share of the Line Letter of Credit Obligations shall not exceed at any one time such Lender's Commitment; and (c) the aggregate outstanding principal amount of Revolving Loans and Term Loans from all Lenders and the Line Letter of Credit Obligations shall not exceed at any one time the Borrowing Availability. The Revolving Loans made by each Lender shall be evidenced by a promissory note, substantially in the form of EXHIBIT B attached hereto, payable to such Lender in the principal face amount of such Lender's Commitment (together with any and all amendments, modifications and supplements thereto, and any renewals, replacements or extensions thereof (including, but not limited to, pursuant to Section 14.3(c) hereof), in whole or in part, individually, a "Revolving

Note" and, collectively, the "Revolving Credit Notes"). Revolving Loans may be borrowed, repaid and reborrowed in accordance with the terms hereof. The Commitments shall terminate, and all then-outstanding Revolving Loans shall be due and payable, on the Commitment Termination Date.

                  2.3. LOANS OUTSTANDING UNDER ORIGINAL LOAN AGREEMENT. Prior to the Effective Date, the Lenders made "Term Loans" (as such term is defined in the Original Loan Agreement; such loans are hereinafter referred to as the "Original Term Loans") and "Revolving Loans" (as such term is defined in the Original Loan Agreement; such loans are hereinafter referred to as the "Original Revolving Loans") to PVH from time to time. As of August 6, 1999, the aggregate outstanding principal balance of such Original Term Loans were $30,443,701 the aggregate outstanding principal balance of such Original Revolving Loans was $7,511,606.34. Of such Original Term Loans and such Original Revolving Loans

                  (a) $21,500,000.00 shall constitute shall constitute Term Loans under this Agreement and shall henceforth be governed by the terms and conditions of this Agreement,

                  (b) $328,271.34 shall constitute Revolving Loans under this Agreement and shall henceforth be governed by the terms and conditions of this Agreement;

                  (c) $195,000 has been forgiven;

                  (d) $5,000 was been used to purchase 500,000 shares of common stock of PVH pursuant to that certain Subscription Agreement of even date herewith between PVH and BACACF;

                  (e) $5,684,070.00 has been repaid in cash subsequent to August 6, 1999 and on or prior to the date hereof;

                  (f) $2,450,000.00 has been converted to equity by the issuance of 418,803 shares of Convertible Preferred Stock of Parent to BACACF, as the sole lender under the Original Loan Agreement;

                  (g) $3,877,387.00 has been repaid by the outright transfer to BACACF, the sole lender under the Original Loan Agreement, of the Eligible Physician Practice Notes;

                  (h) $1,237,278.00 has been repaid by the outright transfer to BACACF, the sole lender under the Original Loan Agreement, of the Service Agreement fees payable by the California Practices;

                  (i) $888,130.00 has been repaid by the outright transfer to BACACF, the sole lender under the Original Loan Agreement, of the right to the settlement proceeds of the claims against the Dissident Practices; and

                  (j) $1,790,171 has been repaid by the outright transfer to BACACF, of the sole lender under the Original Agreement, of the right to the amounts payable to PVH and/or its affiliates pursuant to that certain letter agreement dated as of July 23, 1999 among among PVH, Asheville Eye, BACACF, Opticare Health Systems, Inc and Opticare Eye Health Centers, Inc. or otherwise payable in respect of any and all claims that PVH and/or its affiliates may have against Asheville Eye.

                  2.4 BORROWING PROCEDURES. (a)The applicable Borrower shall give the Agent a Notice of Borrowing in connection with each request for a borrowing of Revolving Loans hereunder in accordance with Section 2.15 hereof. The Agent shall promptly notify each Lender of any Notice of Borrowing received hereunder. Not later than 11:00 a.m. (prevailing Eastern time), on the date specified for each borrowing hereunder, each Lender shall make available to the Agent the amount of the Revolving Loan to be made by such Lender in accordance with such Lender's Pro Rata Share, in immediately available funds at an account designated by the Agent. The Agent shall, subject to the terms and conditions of this Agreement, not later than 1:00 p.m. (prevailing Eastern time) on the Business Day specified for such borrowing, make such amount available to the requesting Borrower at the Agent's principal United States office or such other place as the Agent and such requesting Borrower may agree.

                  (b) Unless the Agent shall have been notified by any Lender at least one (1) Business Day prior to the date on which any Eurodollar Loan is to be made to any Borrower and not later than 11:00 a.m. (prevailing Eastern time) on the date any Base Rate Loan is to be made, that such Lender does not intend to make available to the Agent such Lender's Pro Rata Share of such borrowing, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Loan and the Agent may, in reliance upon such assumption, make available to the Borrower requesting such Loan a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such a corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify such requesting Borrower and such requesting Borrower shall pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to such requesting Borrower to the date such corresponding amount as recovered by the Agent at a rate per annum equal to the Federal Funds Rate, for the first two (2) Business Days, and thereafter at the rate per annum then in effect with respect to Base Rate Loans. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Agent or such requesting Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  2.5 LOAN ACCOUNT; STATEMENTS OF ACCOUNT. The Agent will maintain one or more loan accounts for the Borrowers to which the Agent will charge all amounts advanced to or for the benefit of the Borrowers hereunder or under any of the other Loan Documents and to which the Agent will credit all amounts collected under each such credit facility from or on behalf of the Borrowers. The Agent will account to the Borrowers periodically with a statement of charges and payments made pursuant to this Agreement, and each such account statement shall be deemed final, binding and conclusive, absent clear error, unless the Agent is notified by the Borrowers in writing to the contrary within ninety (90) days of the date of each account statement. Any such notice shall only be deemed an objection to those items specifically objected to therein. The unpaid principal amount of the Loans, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, and the accrued and unpaid fees, premiums and other amounts due hereunder shall at all times be ascertained from the records of the Agent and such records shall constitute prima facie evidence of the amounts so due and payable.

                  2.6 USE OF PROCEEDS. (a) The proceeds of the Loans shall be used (i) to provide financing to facilitate the Saratoga Acquisitions, (ii) for the general working capital needs of the Borrowers and (iii) to repay Indebtedness of Opticare to Fleet National Bank.

                  (b) No portion of the proceeds of any Loan may be used to "purchase" or "carry," as such terms are defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, any Margin Stock, or to extend credit for the purpose of purchasing or carrying Margin Stocks.

                  2.7 SEVERAL OBLIGATIONS OF THE LENDERS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make any Loan to be made by it on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable by any Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and its Note, and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceeding for such purposes.

                  2.8 LINE LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions hereof and provided that there exists no Default or Event of Default, at any time and from time to time from the Effective Date to (but not including) the Maturity Date, the LC Issuer shall, in the exercise of its sole discretion and for the benefit of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 2.8(c) below, issue, for the account of any Borrower, such Line Letters of Credit as such Borrower may request by a Request for Line Letter of Credit (in the manner described in Section 2.15), each in such form as may be requested from time to time by such Borrower and agreed to by the LC Issuer; provided, however, that after giving effect to the issuance of any such Line Letter of Credit, (i) the aggregate amount of all Line Letter of Credit Obligations of all of the Borrowers outstanding under or with respect to Line Letters of Credit at any one time does not exceed $1,500,000, (ii) the aggregate amount of all outstanding Revolving Loans, together with all outstanding Line Letter of Credit Obligations, will not exceed the Aggregate Commitment, and (iii) the sum of the aggregate outstanding principal amount of Revolving Loans and Term Loans from all Lenders and the Line Letter of Credit Obligations does not exceed at any one time the

Borrowing Availability. Each of the Lenders shall, upon the issuance of such Line Letter of Credit, be deemed to have purchased a participation in such Line Letter of Credit pursuant to Section 2.8(c) below. No Line Letter of Credit shall be issued by the LC Issuer under this Section 2.8(a) except to the extent reasonably necessary in connection with transactions in the ordinary course of business of the Parent and its Subsidiaries. The expiration date of any such Line Letter of Credit shall not extend beyond the earlier of (i) the Maturity Date, and (ii) any date fixed for termination of the Commitment pursuant to
Section 2.13 hereof.

                  (b) Each Request for a Line Letter of Credit under Section 2.8(a) above shall be submitted to the LC Issuer at least three (3) Business Days prior to the date when such Line Letter of Credit is required, accompanied by an appropriate letter of credit application on the LC Issuer's customary form and such other Letter of Credit Documents (including, without limitation, a reimbursement agreement) in such form and containing such terms and conditions as the LC Issuer requires, executed by an authorized officer of the requesting Borrower.

                  (c) Attached hereto as SCHEDULE 2.8 is a list of certain letters of credit issued by BACACF or an Affiliate of BACACF for the account of PVH and outstanding as of the Effective Date. On the Effective Date: (i) such letters of credit shall be deemed to be Line Letters of Credit issued pursuant to and in compliance with Section 2.8(a); (ii) the face amount of such Line Letters of Credit shall be included in the calculation of Line Letter of Credit Obligations; and (iii) the provisions of this Section 2.8 shall apply thereto as if such Letters of Credit were issued hereunder.

                  (d) Simultaneously with the issuance by the LC Issuer of any Line Letter of Credit under Section 2.8(a) above, and on the Effective Date with respect to the Letters of Credit referred to in Section 2.8(c) above, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the LC Issuer, without recourse or warranty, an undivided interest and participation in such Line Letter of Credit (including, without limitation, all obligations of the applicable Borrower with respect thereto) and any security therefor or guaranty pertaining thereto, equal to such Lender's Pro Rata Share of such Line Letter of Credit. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Pro Rata Share, to reimburse the LC Issuer on demand for the amount of each draft paid by the LC Issuer under such Line Letter of Credit to the extent that such amount is not reimbursed by the applicable Borrower. The failure of any Lender to make available to the LC Issuer its Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the LC Issuer its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made. The obligations of each Lender to make payments to the LC Issuer with respect to any Line Letter of Credit and its participations therein pursuant to the provisions of this Section or otherwise and the obligations of the applicable Borrower to make payments to the LC Issuer for the account of the Lenders with respect to any Line Letter of Credit shall be irrevocable, and shall not be subject to any qualification or exception whatsoever.

                  In the event that any payment by the applicable Borrower received by the LC Issuer with respect to a Line Letter of Credit and distributed by the LC Issuer to Lenders on account of their participations is thereafter set aside, avoided or recovered from the LC Issuer in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the LC Issuer, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered, together with interest at the rate required to be paid by the LC Issuer upon the amount required to be repaid by it. Each Lender shall share, pro rata, in accordance with its participating interest, in any interest (but not in the processing, administration and similar fees charged by the LC Issuer, which fees shall be solely for the account of the LC Issuer) which accrues to the LC Issuer pursuant to any applicable reimbursement agreement.

                  (e) Each Borrower hereby agrees to reimburse the LC Issuer for payments made by the LC Issuer under any Line Letter of Credit requested by such Borrower on demand therefor by the Agent or the LC Issuer or as otherwise provided in any reimbursement agreement executed in connection with the issuance of such Line Letter of Credit.

                  (f) If the applicable Borrower fails to make any payment as and when required by Section 2.8(e), or if the applicable Borrower fails to request a Revolving Loan in an amount sufficient to pay the outstanding Line Letter of Credit Obligations, each Lender may, without notice to or the consent of such Borrower, make a Revolving Loan under Section 2.2 in an aggregate amount equal to the amount paid by such Lender in respect of its Line Letter of Credit Obligations pursuant to Section 2.8(d) above and, for this purpose, the conditions precedent to the making of a Revolving Loan under this Agreement shall not apply. The proceeds of such Loan shall be paid to the LC Issuer to reimburse it for any payments made by it in respect of such Line Letter of Credit Obligations.

                  (g) The issuance of any supplement, modification, amendment, renewal or extension to or of any Line Letter of Credit shall be treated in all respects the same as the issuance of a new Line Letter of Credit, and each such Line Letter of Credit, and all Line Letter of Credit Obligations in respect thereof, shall in each case remain subject to this Section 2.8.

                  (h) If any draft shall be presented or other demand for payment shall be made under any Line Letter of Credit, the LC Issuer shall notify the applicable Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the applicable Borrower fails to reimburse the LC Issuer as provided in Section 2.8(e) above, the LC Issuer may at any time thereafter notify the Lenders of the amount of any such unpaid reimbursement obligation. No later than 3:00 p.m. (prevailing Eastern time) on the Business Day next following the receipt of such notice, each Lender shall make available to the LC Issuer at the LC Issuer's principal United States office in immediately available funds, such Lender's Pro Rata Share of such unpaid reimbursement obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the LC Issuer for federal funds acquired by the LC Issuer during each day included in such period, times (ii) an amount equal to such Lender's Pro Rata Share of such unpaid reimbursement obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the LC Issuer paid the draft presented for honor or otherwise made payment to the date on which such Lender's Pro Rata Share of such unpaid reimbursement obligation shall become immediately available to the LC Issuer and the denominator of which is 360; provided, however, that if the LC Issuer fails to give the Lenders notice of such Obligor's failure to reimburse the LC Issuer, as the case may be, within three (3) Business Days following such failure, the Lenders shall be required to pay interest only for the period from and including the date the LC Issuer made payment through and including the third Business Day following such failure. The responsibility of the LC Issuer to the Obligors and the Lenders shall be only to determine that the documents (including each draft) delivered under each Line Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Line Letter of Credit.

                  (i) The Borrowers' respective obligations under this Section
2.8 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which either such Obligor may have or have had against the LC Issuer, any Lender or any beneficiary of a Line Letter of Credit. Each Obligor further agrees with the Agent, the LC Issuer and the Lenders that the Agent, the LC Issuer and the Lenders shall not be responsible for, and the Borrowers' respective reimbursement obligations under Section 2.8(e) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Obligor, the beneficiary of any Line Letter of Credit or any financing institution or other party to which any Line Letter of Credit may be transferred or any claims or defenses whatsoever of any Obligor against the beneficiary of any Line Letter of Credit or any such transferee. Neither the Agent, the LC Issuer nor the Lenders shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Line Letter of Credit. Each Obligor agrees that any action taken or omitted by the Agent, the LC Issuer or any Lender under or in connection with each Line Letter of Credit and the related drafts and documents, if done in good faith and without gross negligence, shall be binding upon the Obligors and shall not result in any liability on the part of the Agent, the LC Issuer or any Lender to the any Obligor.

                  (j) The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Line Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  (k) As between the Obligors, on the one hand, and the Agent, the LC Issuer and the Lenders, on the other, the provisions of this Agreement, to the extent in conflict with any provision of any Letter of Credit Documents, shall control. Without limiting the generality of the foregoing, (l) notwithstanding the terms of Section 2(a) of the application for the Line Letters of Credit, the rate of interest applicable to amounts drawn on the letters of credit shall be as set forth in Section 4.1 hereof; (m) the Events of Default applicable to such Letter of Credit Obligations shall be those set forth in Section 10 hereof and not those set forth in Section 5 of the application for the Line Letters of Credit; and (n) Section 8 of the application for the Line Letters of Credit shall not be applicable.

                  2.9 TERM; TERMINATION. This Agreement shall terminate upon the latest to occur of (a) the Commitment Termination Date, (b) the repayment and satisfaction of all Obligations, and (c) the termination or expiration of all Letters of Credit.

                  2.10 LOANS IN EXCESS OF LIMITATIONS. Each Obligor acknowledges that neither the Lenders nor the LC Issuer are obligated and does not presently intend to (a) make Loans or other extensions of credit to any Borrower or incur Line Letter of Credit Obligations in a principal amount at any time exceeding the Borrowing Availability; or (b) make Revolving Loans to or for the account of any Borrower or incur Line Letter of Credit Obligations in an aggregate principal amount at any time the exceeding the Aggregate Commitments. However, it is agreed that, should the Revolving Loans and the Line Letter of Credit Obligations exceed the Aggregate Commitment, or should the Loans, the Line Letter of Credit Obligations and the other extensions of credit hereunder, in the aggregate, exceed the Borrowing Availability or any other limitation set forth herein, all of the Obligors' obligations to the Lenders with respect to such Loans, Line Letter of Credit Obligations or extensions of credit shall nevertheless constitute Obligations under this Agreement and shall be entitled to the benefit of all Liens granted under this Agreement and all other Loan Documents. Notwithstanding the foregoing, if any amounts outstanding hereunder shall exceed any of such limitations, the Obligors shall immediately repay such excess amounts to the Lenders and/or the Agent, as the case may be.

                  2.11 PAYMENTS.

                  (a) Each payment by any Borrower pursuant to this Agreement or the Notes shall be made prior to 1:00 p.m. (prevailing Eastern time) on the date due and shall be made without set-off or counterclaim to the Agent at its principal U.S. office or at such other place or places as the Agent may designate from time to time in writing to the Borrowers required to make such payment. Each such payment shall be in lawful currency of the United States of America and in immediately available funds. The Agent shall promptly remit to each Lender such Lender's share of any payment received by the Agent from any Obligor.

                  (b) Each payment made by any Obligor hereunder shall either
(i) be exempt from, and be made without reduction by reason of, any Foreign Tax or (ii) to the extent that any such payment shall be subject to any Foreign Tax, be accompanied by an additional payment by such Obligor of such amount as may be necessary so that the net amount received by each

Lender (after deducting all applicable Foreign Taxes) is the same as each such Lender would have received had such payment not been subject to such Foreign Tax. Upon any payment of Foreign Tax by the such Obligor, such Obligor shall promptly (and in any event within thirty (30) days) furnish to the Agent, Lender or LC Issuers, as appropriate, such tax receipts, certificates and other evidence of such payment as such Obligor may have or the Agent, the LC Issuer or any Lender may reasonably request.

                  (c) If the due date of any payment hereunder or under any of the Notes would otherwise fall on a day which is not a Business Day then such payment due date shall be extended to the next succeeding Business Day and interest shall be payable on the principal amount of such payment for the period of such extension unless such Business Day falls in another calendar month, in which case such payment shall be due on the immediately preceding Business Day. If the Agent has not received any payment due hereunder by the close of business on the date such payment is due, the Obligors authorize the Lenders, at their option, to charge such payment as a borrowing of Revolving Loans.

                  2.12 PRORATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Sections 2.1 and 2.2 hereof shall be made from the Lenders and each payment of Commitment Fee under
Section 4.4 hereof shall be made to the Agent for the account of the Lenders pro rata according to their respective Pro Rata Shares; (b) each termination or reduction of the amount of the Commitments under Section 2.13 hereof shall be applied to the Lenders, pro rata according to their respective Pro Rata Shares;
(c) the making, Conversion and Continuation of Loans of a particular type shall be made pro rata among the Lenders according to their respective Pro Rata Shares and the then current Interest Period for each Eurodollar Loan shall be coterminous; (d) each payment or prepayment of principal of Loans by any Borrower shall be made for the account of the Lenders pro rata in accordance with their respective Pro Rata Shares; provided, that if immediately prior to giving effect to any such payment in respect of any Loans the outstanding principal amount of the Loans shall not be held by the Lenders pro rata in accordance with their respective Pro Rata Shares in effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances described in the last paragraph of Section 14.8 hereof), then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable in the judgment of the Agent, in the outstanding principal amount of the Loans being held by the Lenders prorata in accordance with their respective Pro Rata Shares; and (e) each payment of interest on Loans by any Borrower shall be made for account of the Lenders prorata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  2.13  PREPAYMENTS/COMMITMENT REDUCTION.

                  (a) The Obligors shall make a mandatory prepayment of the Loans owing by them on November 15 of each year, commencing on November 15, 2000, in an amount equal to 50% of Excess Cash Flow determined for the Parent and its Subsidiaries for the four fiscal quarter period most recently ended prior to such date. Any mandatory prepayment made under this Section 2.13(a) shall be applied first, to the remaining principal installments of the Term Loans in the inverse order of maturity, then to the outstanding principal balance of the Revolving

Loans, and then to the cash collateral account described in Section 11.8 hereof to the extent of any Letter of Credit Obligations then outstanding. Any mandatory prepayments of Revolving Loans under this Section 2.13(a) will also result in a reduction of the Aggregate Commitments in an amount equal to such mandatory prepayment. Each mandatory prepayment shall be accompanied by any amount required to be prepaid pursuant to Section 4.9 hereof.

                  (b) Obligors shall make a mandatory prepayment of the Loans owing by them immediately following 90 days after sale, transfer or other disposition of any assets by any Obligors or any of their respective Subsidiaries (other than the sale of inventory in the normal course of such Person's business or a transfer to an Obligor or an Guarantor), if all or any portion of the Net Cash Proceeds of such sale, transfer or other disposition of assets are not used or contracted to use within such 90 day period to purchase assets similar to, and of comparable or greater value as, the assets so sold, transferred or disposed of (the "Excess Proceeds"), in an amount equal to 100% of such Excess Proceeds; provided, however, that Borrowers shall not be required to make any prepayments pursuant to this Section 2.13(b) except to the extent the aggregate amount of Excess Proceeds received by the Obligors during any fiscal year exceeds $50,000. At such time as the aggregate Excess Proceeds not previously used to permanently prepay the Loans equals or exceeds $50,000 in the aggregate, such prepayment shall be made in an amount equal to the aggregate amount of such Excess Proceeds. Any mandatory prepayment made under this Section 2.13(b) shall be applied first, to the remaining principal installments of the Term Loans in the inverse order of maturity, then to the outstanding principal balance of the Revolving Loans, and then to the cash collateral account described in Section 11.8 hereof to the extent of any Letter of Credit Obligations then outstanding. Any mandatory prepayments of Revolving Loans under this Section 2.13(b) will also result in a reduction of the Aggregate Commitments in an amount equal to such mandatory prepayment. Each mandatory prepayment shall be accompanied by any amount required to be prepaid pursuant to
Section 4.9 hereof.

                  (c) The Obligors shall make a mandatory prepayment of the Loans owing by them immediately following the incurrence of any Indebtedness of the type described in clauses (a)(i) of the definition thereof by any Obligor or by any Subsidiary of any Obligor or following the issuance of any Capital Stock by any Subsidiary of Parent, in an amount equal to 100% of the Net Cash Proceeds of such issuance except that no such prepayment shall be required (i) in the case of the issuance of Capital Stock of the ASC Subsidiary permitted by Section 8.7(c) hereof or the incurrence of Indebtedness by the ASC Subsidiary permitted by Section 8.2(d) hereof, to the extent the Net Proceeds of such Capital Stock or Indebtedness are used to capitalize or fund the ASC Subsidiary; and (ii) in connection with the incurrence of intercompany Indebtedness permitted by Section 8.2(a) or the incurrence of Indebtedness permitted pursuant to Section 8.2(f) hereof. Any mandatory prepayment made under this Section 2.13(c) shall be applied first, to the remaining principal installments of the Term Loans in the inverse order of maturity, then to the outstanding principal balance of the Revolving Loans, and then to the cash collateral account described in Section
11.8 hereof to the extent of any Letter of Credit Obligations then outstanding. Any mandatory prepayments of Revolving Loans under this Section 2.13(c) will also result in a reduction of the Aggregate Commitments in an amount equal to such mandatory prepayment. Each mandatory prepayment shall be accompanied by any amount required to be prepaid pursuant to Section 4.9 hereof.

                  (d) The Obligors shall make a mandatory prepayment of the Loans owing by them immediately following the issuance of any Capital Stock by Parent, in an amount equal to 50% of the Net Cash Proceeds of such issuance; provided, however, that in the case of the first issuance of Qualified Junior Capital and provided that such issuance occurs within 180 days of the Effective Date, Obligors shall make a mandatory prepayment of the Loans in an amount equal to 100% of the first $3,000,0000 of Net Proceeds of such issuance. Any mandatory prepayment made under this Section 2.13(d) shall be applied first, to the remaining principal installments of the Term Loans in the inverse order of maturity, then to the outstanding principal balance of the Revolving Loans, and then to the cash collateral account described in Section 11.8 hereof to the extent of any Letter of Credit Obligations then outstanding. Any mandatory prepayments of Revolving Loans under this Section 2.13(d) will also result in a reduction of the Aggregate Commitments in an amount equal to such mandatory prepayment. Each mandatory prepayment shall be accompanied by any amount required to be prepaid pursuant to Section 4.9 hereof.

                  (e) Upon written notice to the Agent in accordance with
Section 2.15 hereof, any Borrower may, at its option, prepay all or a portion of the Term Loans and/or Revolving Loans owing by such Borrower, or reduce or terminate the Aggregate Commitments, in the case of a partial prepayment or Commitment reduction in integral multiples of $500,000, on the date specified in such notice, by paying to the Agent for the benefit of the Lenders the accrued amount of the Commitment Fee applicable to the amount of the Aggregate Commitment reduction, together with the amount of the Term Loans being prepaid, as the case may be.

                  (f) In no event may the Borrowers reduce the Commitments below the sum of (i) the aggregate principal amount of Revolving Loans outstanding and
(ii) the Line Letter of Credit Obligations, unless, simultaneously with such reduction, the principal amount of the Revolving Loans and/or Line Letter of Credit Obligations in excess of the Commitments, as so reduced, is paid in full.

                  (g) All prepayments in respect of the Term Loans shall be applied to the remaining principal installments thereof in the inverse order of maturity.

                  (h) The Commitments, once terminated or reduced, may not be reinstated.

                  (i) Proceeds of insurance due to casualty shall be held by the Agent and, in the case of a casualty resulting in proceeds of not more than $50,000, such proceeds shall, so long as there exists no Default or Event of Default, be made available to the Obligors for the restoration or replacement of the Collateral.

                  2.14 SHARING OF PAYMENTS, ETC.

                  (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of such Obligor at any of its offices, in dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Obligor), in which case it shall promptly notify the Obligors and the Agent thereof; provided that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of or interest on the Loans or such other amounts then due hereunder by such Obligor, it shall promptly notify the Agent of such payment and promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) prorata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders; provided, that if at the time of such payment the outstanding principal amount of the Loans shall not be held by the Lenders in accordance with their respective Pro Rata Shares in effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances described in the last paragraph of Section 14.8 hereof), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable in the judgment of the Agent, in the outstanding principal amount of the Loans being held by the Lenders according to each Lender's Pro Rata Share. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Each Obligor agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.14 to share in the benefits of any recovery on such secured claim.

                  2.15 CERTAIN NOTICES; MINIMUM AMOUNTS. (a) All notices given by the Obligors to the Agent of terminations or reductions of Commitments, or of borrowings, Conversions, Continuations or prepayments of Loans hereunder or requests for the issuance of Line Letters of Credit shall either be oral, with prompt written confirmation by telecopy, or in writing, with such written confirmation or writing, in the case of a borrowing, Conversion or Continuation, to be substantially in the form of EXHIBIT C attached hereto (a "Notice of Borrowing") and, in the case of a request for the issuance of a Line Letter of Credit, to be substantially in the form of EXHIBIT D attached hereto (a "Request for a Line Letter of Credit"); shall be irrevocable; shall be effective only if received by the Agent or, in the case of a Line Letter of Credit, by the LC Issuer prior to 10:00 a.m. (prevailing Eastern time) on a Business Day which is:
(i) at least fifteen (15) days prior to such termination or reduction of any of the Commitments; (ii) not later than the date such Loan is to be made as, Converted to or Continued as a Base Rate Loan; (iii) at least three (3) Business Days prior to the date such Loan is to be made as, Converted to or Continued as a Eurodollar Loan; (iv) at least five (5) days prior to any such prepayment, in the case of a prepayment of a Eurodollar Loan; (v) not later than the date of any such prepayment, in the case of a prepayment of a Base Rate Loan; or (vi) at least three (3) Business Days prior to the date such Line Letter of Credit is to be issued. Each such notice to reduce the Commitments or to prepay the Loans shall specify the aggregate amount of Commitments to be reduced or of the Loans to be prepaid and the date of such reduction or prepayment. Each such notice of borrowing, Conversion or Continuation shall specify: (A) the amount of such borrowing, Conversion or Continuation; (B) that the amount of the Loans to be made, Converted or Continued, when aggregated with all other Loans to be outstanding following the funding, Conversion or Continuation of such Loans, does not exceed Borrowing Availability; (C) whether such Loan will be made, Converted or Continued as a Eurodollar Loan or as a Base Rate Loan; (D) the date such Loan is to be made, Converted or Continued (which shall be a Business Day and, if such Loan is to Convert or Continue a Eurodollar Loan then outstanding, shall not be prior to the then current Interest Period for such outstanding
Loan); and (E) if such Loan is a Eurodollar Loan, the duration of the Interest Period with respect thereto. If the requesting Borrower fails to specify the duration of the Interest Period for any Eurodollar Loan, such Borrower shall instead be deemed to have requested that such Loan be made as, Converted to or Continued as a Base Rate Loan. Each request for a borrowing, Conversion or Continuation of a Loan, for the issuance of a Line Letter of Credit or for any other financial accommodation by the requesting Borrower pursuant to this Agreement or the other Loan Documents shall constitute (x) an automatic warranty and representation by such Borrower to the Agent, the LC Issuer and each Lender that there does not then exist a Default or Event of Default or any event or condition which, with the making of such Loan or the issuance of such Line Letter of Credit, would constitute a Default or Event of Default and (y) an affirmation that as of the date of such request all of the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents are true and correct in all material respects, both before and after giving effect to the application of the proceeds of the Loan or the Line Letter of Credit, as applicable. If on the last day of the Interest Period of any Eurodollar Loan hereunder, the Agent has not received a timely notice hereunder to Convert, Continue or prepay such Loan, the requesting Borrower shall be deemed to have submitted a notice to Convert such Loan to a Base Rate Loan.

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

                  (b) Except for Conversions or prepayments made pursuant to Sections 4.6 or 4.7 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in a minimum principal amount of $500,000, shall be in an integral multiple of $100,000 in excess thereof, and if a Eurodollar Loan, shall be in a minimum principal amount of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each type of Loan or Interest Period).

         3. PHYSICIAN LETTERS OF CREDIT.

         3.1. ISSUANCE OF PHYSICIAN LETTERS OF CREDIT. Subject to the terms and conditions hereof, the LC Issuer shall, on the Effective Date and for the benefit of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 3.3 below, issue, for the account of PVH, the Physician Note Letters of Credit and the Physician Put Letters of Credit in the amounts and in favor of the Persons as are set forth on SCHEDULE 3.1 hereto. Each Physician Note Letter of Credit shall be in the form of EXHIBIT E hereto and each Physician Note Letter of Credit shall be in the form of EXHIBIT F hereto; provided, however, that the aggregate amount of all Physician Letter of Credit Obligations outstanding under or with respect to Physician Letters of Credit at any one time does not exceed $1,423,000. Each of the Lenders shall, upon the issuance of such Physician Letter of Credit, be deemed to have purchased a participation in such Physician Letter of Credit pursuant to Section 3.3 below. The expiration date of any such Physician Letter of Credit shall not extend beyond September 5, 2001.

         3.2. LETTER OF CREDIT DOCUMENTS. In connection with the issuance of each Physician Letter of Credit PVH shall execute and deliver an appropriate letter of credit application on the LC Issuer's customary form and such other Letter of Credit Documents in such form and containing such terms and conditions as the LC Issuer requires, executed by an authorized officer of the requesting Borrower.

         3.3. LENDER PARTICIPATIONS. Simultaneously with the issuance by the LC Issuer of each Physician Letter of Credit under Section 3.1 above, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the LC Issuer, without recourse or warranty, an undivided interest and participation in such Physician Letter of Credit (including, without limitation, all obligations of the applicable Obligor with respect thereto) and any security therefor or guaranty pertaining thereto, equal to such Lender's Pro Rata Share of such Physician Letter of Credit. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Pro Rata Share, to reimburse the LC Issuer on demand for the amount of each draft paid by the LC Issuer under such Physician Letter of Credit to the extent that such amount is not reimbursed by the applicable Borrower. The failure of any Lender to make available to the LC Issuer its Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the LC Issuer its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made. The obligations of each Lender to make payments to the LC Issuer with

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

respect to any Physician Letter of Credit and its participations therein pursuant to the provisions of this Section or otherwise and the obligations of the applicable Borrower to make payments to the LC Issuer for the account of the Lenders with respect to any Physician Letter of Credit shall be irrevocable, and shall not be subject to any qualification or exception whatsoever.

         In the event that any payment by the applicable Borrower received by the LC Issuer with respect to a Physician Letter of Credit and distributed by the LC Issuer to Lenders on account of their participations is thereafter set aside, avoided or recovered from the LC Issuer in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the LC Issuer, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered, together with interest at the rate required to be paid by the LC Issuer upon the amount required to be repaid by it. Each Lender shall share, pro rata, in accordance with its participating interest, in any interest (but not in the processing, administration and similar fees charged by the LC Issuer, which fees shall be solely for the account of the LC Issuer) which accrues to the LC Issuer pursuant to any applicable reimbursement agreement.

         3.4. REIMBURSEMENT. The Obligors and the Lenders hereby agree to reimburse the LC Issuer for payments made by the LC Issuer under any Physician Letter of Credit as follows:

                  (a) Upon notice from the LC Issuer that a demand for payment has been made on an Physician Note Letter of Credit, Obligors shall immediately pay to the LC Issuer the amount of such payment in immediately available funds; and

                  (b) Upon notice from the LC Issuer that a demand for payment has been made on a Physician Put Letter of Credit, (i) the Lenders shall pay to the LC Issuer their Pro Rate Share of such payment in accordance with Section
3.7 below and (ii) the Obligors shall assign to each Lender, for its own account, such Lender's Pro Rata Share of the shares of Capital Stock of Parent required to be tendered to the LC Issuer as a condition to such payment (the "Put Stock") in full satisfaction of Obligors' reimbursement obligation in respect of such Physician Put Letter of Credit; provided, however, that if any Lender has notified Obligors that does not wish to have its Pro Rata Share of the Put Stock assigned to it because the Put Stock is voting stock, then, rather than assigning to such Lender its Pro Rata Share of the Put Stock, the Obligors shall return such shares of Put Stock to Parent and Parent agrees that it shall issue to such Lender a number of shares of Convertible Preferred Stock equal to, upon conversion, such Lender's Pro Rata Share of the Put Stock. The Obligors hereby irrevocably appoint the Agent and the LC Issuer as their agent and attorney in fact, authorized to endorse, transfer or otherwise assign, in such Obligor's name or in the Agent's or the LC Issuer's name, the shares of Put Stock to the Lenders. Until such transfer and assignment have been consummated, the Put Stock shall be deemed to have been pledged, and the Obligors do hereby pledge the Put Stock, to the Agent for the benefit of the LC Issuer and the Lenders as security for the reimbursement of the payment made in respect of such Physician Put Letter of Credit.

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

         3.5. REIMBURSEMENT BY REVOLVING CREDIT LOANS. If PVH fails to make any payment in respect of any Physician Note Letter of Credit as and when required by Section 3.4, or if PVH fails to request a Revolving Loan in an amount sufficient to pay the outstanding Physician Letter of Credit Obligations (other than any Physician Letter of Credit Obligations arising out of Physician Put Letters of Credit), each Lender may, without notice to or the consent of such Borrower, make a Revolving Loan under Section 2.2 in an aggregate amount equal to the amount paid by such Lender in respect of its Pro Rata Share of such Physician Letter of Credit Obligations pursuant to Section 3.3 above and, for this purpose, the conditions precedent to the making of a Revolving Loan under this Agreement shall not apply. The proceeds of such Loan shall be paid to the LC Issuer to reimburse it for any payments made by it in respect of such Physician Letter of Credit Obligations.

         3.6. MODIFICATIONS, ETC. The issuance of any supplement, modification, amendment, renewal or extension to or of any Physician Letter of Credit shall be treated in all respects the same as the issuance of a new Physician Letter of Credit, and each such Physician Letter of Credit, and all Physician Letter of Credit Obligations in respect thereof, shall in each case remain subject to this
Section 3.

         3.7. DRAWS ON PHYSICIAN LETTERS OF CREDIT. If any draft shall be presented or other demand for payment shall be made under any Physician Letter of Credit, the LC Issuer shall notify the applicable Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the applicable Borrower fails or is not required to reimburse the LC Issuer in cash pursuant to Section 3.4(a) above, the LC Issuer may at any time thereafter notify the Lenders of the amount of any such unpaid reimbursement obligation. No later than 3:00 p.m. (prevailing Eastern time) on the Business Day next following the receipt of such notice, each Lender shall make available to the LC Issuer at the LC Issuer's principal United States office in immediately available funds, such Lender's Pro Rata Share of such unpaid reimbursement obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the LC Issuer for federal funds acquired by the LC Issuer during each day included in such period, times (ii) an amount equal to such Lender's Pro Rata Share of such unpaid reimbursement obligation, times
(iii) a fraction, the numerator of which is the number of days that elapse from and including the date the LC Issuer paid the draft presented for honor or otherwise made payment to the date on which such Lender's Pro Rata Share of such unpaid reimbursement obligation shall become immediately available to the LC Issuer and the denominator of which is 360; provided, however, that if the LC Issuer fails to give the Lenders notice of such Obligor's failure to reimburse the LC Issuer, as the case may be, within three (3) Business Days following such failure, in the case of a payment under a Physician Note Letter of Credit, or following the payment under the Letter of Credit, in the case of a Physician Put Letter of Credit, the Lenders shall be required to pay interest only for the period from and including the date the LC Issuer made payment through and including the third Business Day following such failure. The responsibility of the LC Issuer to the Obligors and the Lenders shall be only to determine that the documents (including each draft) delivered under each Physician Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Physician Letter of Credit.

         3.8. UNCONDITIONAL OBLIGATION. The Obligors' respective obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which either such Obligor may have or have had against the LC Issuer, any Lender or any beneficiary of a Physician Letter of Credit. Each Obligor further agrees with the Agent, the LC Issuer and the Lenders that the Agent, the LC Issuer and the Lenders shall not be responsible for, and the Borrowers' respective reimbursement obligations under Section 3.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Obligor, the beneficiary of any Physician Letter of Credit or any financing institution or other party to which any Physician Letter of Credit may be transferred or any claims or defenses whatsoever of any Obligor against the beneficiary of any Physician Letter of Credit or any such transferee. Neither the Agent, the LC Issuer nor the Lenders shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Physician Letter of Credit. Each Obligor agrees that any action taken or omitted by the Agent, the LC Issuer or any Lender under or in connection with each Physician Letter of Credit and the related drafts and documents, if done in good faith and without gross negligence, shall be binding upon the Obligors and shall not result in any liability on the part of the Agent, the LC Issuer or any Lender to the any Obligor.

         3.9. RIGHTS OF LC ISSUER. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Physician Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         3.10. PROVISIONS CONTROLLING. As between the Obligors, on the one hand, and the Agent, the LC Issuer and the Lenders, on the other, the provisions of this Agreement, to the extent in conflict with any provision of any Letter of Credit Documents, shall control. Without limiting the generality of the foregoing, (a) notwithstanding the terms of Section 2(a) of the application for the Physician Letters of Credit, the rate of interest applicable to amounts drawn on the letters of credit shall be as set forth in Section 4.1 hereof; (b) the Events of Default applicable to such Letter of Credit Obligations shall be those set forth in Section 10 hereof and not those set forth in Section 5 of the application for the Physician Letters of Credit; and (c) Section 8 of the application for the Physician Letters of Credit shall not be applicable.

         4. FEES AND INTEREST

                  4.1 INTEREST.

                  (a) Subject to modification pursuant to Subsection (b) below and Section 11.1 hereof, the average daily outstanding principal amount of the Loans and all other Obligations (other than Obligations representing the undrawn amount of outstanding Letters of Credit) shall bear interest from the date thereof until paid in full at the following rates:

                           (i) the outstanding principal amount of each Eurodollar Loan shall bear interest at a fixed rate of interest per annum equal to the Quoted Rate for the then-current Interest Period for such Loan plus the Applicable Margin for Eurodollar Loans, calculated on the basis of a 360-day year and actual days elapsed; and

                           (ii) the outstanding principal amount of each Base Rate Loan, all Letter of Credit Obligations and all other sums payable by the Obligors hereunder shall bear interest at a fluctuating rate per annum equal to the Base Lending Rate plus the Applicable Margin for Base Rate Loans, calculated daily on the basis of a 360-day year and actual days elapsed.

                  (b) Accrued interest shall be payable (i) in the case of Base Rate Loans, monthly on the first day of each month hereafter for the previous month, commencing with the first such day following the Effective Date; (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period, provided, however, that if any Interest Period in respect of a Eurodollar Loan is longer than three (3) months, such interest prior to maturity shall be paid on the last Business Day of each three (3) month interval within such Interest Period as well as on the last day of such Interest Period; (iii) in the case of any Loan, upon the payment or prepayment thereof; (iv) in the case of any other sum payable hereunder as set forth elsewhere in this Agreement or, if not so set forth, on demand; and (v) in the case of interest payable at the Default Rate, on demand.

                  4.2 LIMITATIONS ON INTEREST PERIODS. No Borrower may select any Interest Period which extends beyond any Amortization Date or the Maturity Date, in the case of the Term Loans, or the Maturity Date, in the case of Revolving Loans, unless, in the case of Term Loans, after giving effect to such Interest Period for such Eurodollar Loan, the aggregate outstanding principal amount of the Term Loans which consist of Eurodollar Loans having Interest Periods extending beyond such Amortization Date is not greater than the aggregate principal amount of the Term Loans scheduled to be outstanding immediately following the principal payment to be made on such Amortization Date. The Borrowers shall not have more than three (3) different Interest Periods for Eurodollar Loans outstanding at any given time in the aggregate for all Borrowers during the term of this Agreement.

                  4.3 CONVERSIONS AND CONTINUATIONS. So long as there then exists no Default or Event of Default, each Borrower shall have the right, from time to time, to Convert Loans of one type to Loans of the other type and to Continue Loans of one type as Loans of the same type; provided, however, that Eurodollar Loans may not be Continued or Converted prior to the end of the Interest Period applicable thereto.

                  4.4 COMMITMENT FEE. Beginning on the Effective Date and continuing until the day immediately prior to the Commitment Termination Date, the Borrowers, jointly and severally, shall pay to the Agent for the account of each Lender a commitment fee equal to one-half of one percent (1/2 of 1%) per annum of the sum of the aggregate average daily unused amount of such Lender's Commitment, calculated on the basis of a 360-day year and actual days elapsed, payable in arrears on the first day of each calendar quarter for the previous calendar quarter or portion thereof (commencing on the first such date to occur following the Effective Date) and on the Commitment Termination Date (or such earlier date on which the obligation of the Lenders to make Loans under such credit facility hereunder shall terminate).

                  4.5 LETTER OF CREDIT FEES. As additional consideration for the issuance of any Letters of Credit pursuant to Section 2.8 hereof, the Borrowers, jointly and severally, hereby agree to pay to the Agent a letter of credit fee, in addition to the processing, administrative and similar fees charged by the Agent in connection with the issuance of Letters of Credit and any other sums due pursuant to Section 2.8 hereof, a percentage per annum equal to the then-effective Applicable Margin applicable to Eurodollar Loans of the average daily aggregate undrawn amount of the Letters of Credit, payable on the first date of each quarter and on the Commitment Termination Date.

                  4.6 ILLEGALITY. Notwithstanding any other provision of this Agreement to the contrary, in the event that it shall become unlawful for any Lender to obtain funds in the London interbank market or for such Lender to maintain a Eurodollar Loan, then such Lender shall promptly notify the Borrowers, whereupon (a) the right of any Borrower to request any Eurodollar Loan shall thereupon terminate and (b) any Eurodollar Loan then outstanding shall commence to bear interest at the rate applicable to Base Rate Loans on the last day of the then applicable Interest Period or at such earlier time as may be required by Applicable Law.

                  4.7 INABILITY TO DETERMINE FIXED RATE. In the event that the Agent determines (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the London interbank market, quotation of interest rates for the relevant deposits referred to in the definition of the "Quoted Rate" herein are not being provided in the relevant amounts or for the relevant maturities for the purpose of determining rates of interest for a Eurodollar Loan, the Agent will give notice of such determination to the Borrowers and each Lender at least one day prior to the date specified in such notice of borrowing, Conversion or Continuation for such Loan to be made. If any such notice is given, no Lender shall have any obligation to make available, maintain, Convert or Continue Eurodollar Loans. Until the earlier of the date any such notice has been withdrawn by the Agent or the date when the Agent, the Lenders and the Borrowers have mutually agreed upon an alternate method of determining the rates of interest payable on a Eurodollar Loan, as the case may be, the Borrowers shall not have the right to have or maintain any Eurodollar Loan.

                  4.8      INCREASED COSTS AND REDUCED RETURN.

                  (a)      If any Regulatory Change:

                           (i) shall subject any Lender to any tax, duty or other charge with respect to any Eurodollar Loan, or shall change the basis of taxation of payments to such Lender of the principal of or interest on any Eurodollar Loan (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal office is located); or

                           (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender; or

                           (iii) shall impose on any Lender or on the London interbank market any other condition or expense with respect to this Agreement, the Notes or their making, issuance or maintenance of such Lender's Commitment hereunder or of any Eurodollar Loan;

and the result of any such Regulatory Change is, in such Lender's reasonable judgment, to increase the costs which such Lender determines are attributable to its making or maintaining any Loan, or its obligation to make available any Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or the Notes with respect to any Loan, then, the Borrowers, jointly and severally, shall pay to such Lender, within thirty (30) days after written demand therefor pursuant to Section 4.10 hereof, such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

                  (b) In addition to any amounts payable pursuant to subsection 4.8(a) above, if the LC Issuer or any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof or any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any central bank or other Governmental Authority, charged with the enforcement or interpretation or administration thereof, or compliance by the LC Issuer or any Lender (or any lending office of any Lender) or the LC Issuer's or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the LC Issuer's or such Lender's capital or on the capital of the LC Issuer's or such Lender's holding company, if any, as a consequence of its making or maintaining any Loan, its incurring any Letter of Credit Obligations, or its incurring any obligations under this Agreement to a level below that which the LC Issuer or such Lender or the LC Issuer's or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration the LC Issuer's or such Lender's policies and the policies of the LC Issuer's or such Lender's holding company with respect to capital adequacy) by an amount deemed by the LC Issuer or such Lender to be material, then, Borrower hereby agrees to pay to the LC Issuer or such Lender from time to time, within thirty (30) days after written demand therefor pursuant to Section 4.10 hereof, such additional amount or amounts as will compensate the LC Issuer or such Lender or the LC Issuer's or such Lender's holding company for any such reduction suffered.

                  4.9 COMPENSATION. Each Borrower shall pay to each Lender, upon the request of such Lender therefor, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any and all losses or expenses which such Lender may sustain or incur as a consequence of (a) failure by such Borrower to consummate (including, without limitation, as a result of the failure of any of the conditions precedent specified in Section 12 hereof to be satisfied) any prepayment, borrowing, Conversion or Continuation made by such Borrower in respect of any Eurodollar Loan after notice therefor has been given; or (b) payment, prepayment or Conversion of any Eurodollar Loan on any day other than the last day of the Interest Period for such Loan (including, without limitation, any prepayment pursuant to Sections 2.10, 2.13, 4.6, or 4.11 hereof or any payment resulting from an acceleration of the Loans pursuant to Section 11.2 hereof). The Borrowers' respective obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

                  4.10 NOTICE OF AMOUNTS PAYABLE TO LENDERS. If any Lender or the LC Issuer shall seek payment of any amounts from any Borrower pursuant to Sections 2.11(b), 4.8 or 4.9 hereof, it shall notify such Borrower of the amount payable by such Borrower to such Lender thereunder. A certificate of such Lender or LC Issuer seeking payment pursuant to Sections 2.11(b), 4.8 or 4.9 hereof, setting forth in reasonable detail the factual basis for and the computation of the amounts specified, shall be conclusive, absent clear error, as to the amounts owed. The Borrowers' obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

                  4.11 INTEREST SAVINGS CLAUSE. Nothing contained in this Agreement or in any of the Notes or in any Letter of Credit Documents or any of the other Loan Documents shall be construed to permit the LC Issuers or any Lender to receive at any time interest, fees or other charges in excess of the amounts which the LC Issuers or such Lender is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the LC Issuers or any Lender by any Borrower, howsoever characterized or computed, hereunder or under the Note issued to the LC Issuers or such Lender or under any other agreement or instrument evidencing or relating to the Obligations, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the LC Issuers or any Lender shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and the LC Issuers or such Lender shall apply such excess against the Loans then outstanding (with such application being made first against the Base Rate Loans, to the extent thereof, second against the Eurodollar Loans, to the extent thereof, and then to any other Obligations hereunder) and, to the extent of any amounts remaining thereafter, refund such excess to the Borrowers.

         5.       SECURITY INTEREST - COLLATERAL

                  5.1 SECURITY INTEREST. As security for the Obligations, each Obligor hereby grants to the Agent, for the benefit of the Lenders, a continuing Lien on and security interest in and to the following described property, whether now owned or existing or hereafter acquired or arising or in which such Obligor now has or hereafter acquires any rights and wheresoever located (sometimes herein collectively referred to as "Collateral"):

                  (a) Accounts;

                  (b) Chattel Paper;

                  (c) Contracts;

                  (d) Documents;

                  (e) Equipment;

                  (f) General Intangibles;

                  (g) Instruments;

                  (h) Inventory;

                  (i) Investment Property;

                  (j) all Intercompany Loan Documents entered into from time to time, the rights of such Obligor as holder of such Intercompany Loan Documents, including, without limitation any security interest in any and all assets of each Subsidiary of such Obligor granted to such Obligor by such Subsidiary;

                   (k) all monies, residues and property of any kind of such Obligor, now or at any time or times hereafter, in the possession or under the control of the Agent or any Lender or a bailee of the Agent or any Lender;

                  (l) all accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the Collateral;

                  (m) all books and records (other than patient medical records but otherwise including, without limitation, patient billing and payment records, customer lists, credit files, computer programs, print-outs and other computer materials and records) of such Obligor pertaining to any of the foregoing; and

                  (n) any and all other property of such Obligor;

provided, however, that notwithstanding the foregoing, the Bauman Properties shall be excluded from the Collateral so long as they are encumbered by the Bauman Security Agreement; provided, further that to the extent the Bauman Properties are no longer encumbered by the Bauman Security Agreement, the Lien granted hereby shall, automatically and without further act by any Obligor, attached to such Bauman Properties and thereafter such Bauman Properties shall constitute Collateral hereunder and shall secured the Collateral.

                  5.2 ADDITIONAL SECURITY. As additional security for the Obligations, each Obligor shall pledge to the Agent, for the benefit of the Lenders, (i) pursuant to the terms and conditions of the Stock Pledge Agreement, all of the issued and outstanding shares of Capital Stock of each Subsidiary which it currently holds or holds subsequent to the Effective Date (the "Subsidiary Stock"), and (ii) each Intercompany Loan Document that it may hold subsequent to the Effective Date. The Obligors agree that all of such additional security shall be included in the "Collateral".

                  5.3 PERFECTION OF SECURITY INTEREST. Until the termination of the Commitments, the payment and satisfaction in full of all Obligations and the termination or expiration of all Letters of Credit, whichever last occurs (and except as expressly provided herein to the contrary), the Agent's security interest in the Collateral and all products and proceeds thereof shall continue in full force and effect. Each Obligor shall perform any and all steps requested by the Agent or the Required Lenders to perfect, maintain or protect the Agent's security interest in the Collateral, including, without limitation, executing and filing financing or continuation statements, or amendments or assignments thereof, in form and substance satisfactory to the Agent; delivering to the Agent all documents, instruments or chattel paper included in the Collateral, the possession of which is necessary or appropriate to perfect the Agent's security interest therein; and delivering to the Agent all letters of credit on which any Obligor is named as a beneficiary. The Agent may file one or more financing statements disclosing the Agent's security interest under this Agreement without the applicable Obligor's signatures appearing thereon and such Obligor shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. Each Obligor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  5.4 RIGHT TO INSPECT; VERIFICATIONS. The Agent and each Lender (or any Person or Persons designated by it), in its sole discretion, shall have the right to call at any place of business or property location of any Obligor at any reasonable time, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Obligor's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to any such Obligor's business or to any other transactions between the parties hereto and to discuss any of the foregoing with any of such Obligor's employees, officers and directors and with its independent accountants. Additionally, the Agent may, at any time and from time to time in its sole discretion, require such Obligor to verify the individual Account Debtors immediately upon its request therefor. To facilitate the foregoing, upon request from the Agent made at any time and from time to time hereafter, each Obligor shall furnish the Agent and the Lenders with a then current Account Debtor address list.

         6.       REPRESENTATIONS AND WARRANTIES

                  In order to induce the Agent, the LC Issuer and the Lenders to enter into this Agreement and to make Loans and the extensions of credit hereunder, each Obligor hereby makes the following representations and warranties to the Agent, the LC Issuer and the Lenders, which shall be true and correct in all material respects on the Effective Date and shall continue to be true and correct at the time of the making of any Loan or the issuance of any Letter of Credit and until the Loans have been repaid in full and the Letters of Credit shall have expired or otherwise terminated:

                  6.1 CORPORATE EXISTENCE AND QUALIFICATION. Each of the Parent and its Subsidiaries is an organization duly organized, validly existing and in good standing under the laws of its state of organization, which states of organization for the Parent Subsidiaries as of the date hereof are set forth on
SCHEDULE 6.1 hereto. Each of the Parent and its Subsidiaries is duly qualified as a foreign corporation in good standing in each state in which the failure to so qualify as a foreign corporation could have a Material Adverse Effect, which states in the case of the Parent and its Subsidiaries as of the date hereof are set forth on SCHEDULE 6.1 hereto.

                  6.2 CORPORATE AUTHORITY; VALID AND BINDING EFFECT. Each of the Parent and its Subsidiaries has the corporate or organizational power and authority to execute, deliver and perform under this Agreement and the other Loan Documents to which it is a party, and to borrow hereunder, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement and such other Loan Documents. This Agreement and the other Loan Documents to which Parent or any Subsidiary of Parent is a party constitute the valid and legally binding obligations of each such Person, enforceable against each such Person in accordance with their respective terms except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  6.3 NO CONFLICT. The execution, delivery and performance by the Parent and its Subsidiaries of this Agreement and the other Loan Documents
(a) are not in contravention of any provisions of Applicable Law applicable to Obligors, the contravention of which might have a Material Adverse Effect; (b) will not violate or result in a default under any agreement or indenture to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound, the violation or default of which might have a Material Adverse Effect; (c) do not contravene the Certificate or Articles of Incorporation, Bylaws or other organizational documents of the Parent or any of its Subsidiaries; and (d) will not result in or require the creation or imposition of any Lien on any of the property or assets of the Parent or any of its

Subsidiaries other than Liens in favor of the Agent created by this Agreement or the Loan Documents.

                  6.4 GOVERNMENTAL ACTION. The execution, delivery and performance of this Agreement and the other Loan Documents do not require any registration with, consent or approval of, or any notice to, or other action to, with or by any Governmental Authority except (a) filings, consent or notices which have been obtained and a copy thereof furnished to the Agent; and (b) filings necessary to perfect the Liens granted by this Agreement and the other Loan Documents.

                  6.5      NO LITIGATION.

                  (a) Except as set forth on SCHEDULE 6.5 hereof, as of the Effective Date, there are no proceedings pending or threatened against the Parent or any Subsidiary of the Parent before any court or administrative agency.

                  (b) There are no proceedings pending or threatened against the Parent or any Subsidiary of the Parent before any court or administrative agency which, if decided adversely to the Parent or such Subsidiary, might have a Material Adverse Effect.

                  6.6 SOLVENCY. Giving effect to the execution and delivery of the Loan Documents and the making of each Loan hereunder and the making of each of the Intercompany Loans, the Parent and each of its Subsidiaries are Solvent.

                  6.7 TAXES. The Parent and each of its Subsidiaries have filed all federal, state, local and foreign tax returns, reports and estimates which are required to be filed, and all taxes (including penalties and interest, if any) shown on such returns, reports and estimates which are due and not yet delinquent or which are otherwise due and payable have been fully paid except where such taxes are being contested in good faith by appropriate proceedings and for which adequate reserves have been established. Such tax returns properly and correctly reflect the income and taxes of the Parent and its Subsidiaries for the periods covered thereby except for such amounts which in the aggregate are immaterial. The federal tax identification numbers of the Parent and each of its Subsidiaries as of the date hereof are set forth on SCHEDULE 6.7. The federal tax identification number for each Person that becomes a Subsidiary after the date hereof is set forth in the Joinder Agreement executed by such Person or has otherwise been provided to the Agent in writing and certified as correct by an officer of such Subsidiary.

                  6.8      FINANCIAL INFORMATION.

                  (a) The audited, consolidated, annual financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 1998, consisting of a consolidated balance sheet, consolidated statement of operations, consolidated statement of changes in stockholders equity, consolidated statement of cash flows and accompanying notes, certified by Ernst & Young LLP, certified public accountants, are true and correct in all material respects and contain no material misstatement or omission, and fairly present the consolidated financial position, assets and liabilities of Parent and its Subsidiaries as of the date thereof, and the consolidated results of operations of Parent and its Subsidiaries for the period then ended and as of the date thereof, there were no liabilities of Parent or any of its Subsidiaries, fixed or contingent, which are material that are not reflected or disclosed in such financial statements.

                  (b) The audited, consolidated, annual financial statements of PVH and its Subsidiaries for the fiscal year ended December 31, 1998, consisting of a consolidated balance sheet, consolidated statement of operations, consolidated statement of changes in stockholders equity, consolidated statement of cash flows and accompanying notes, certified by Ernst & Young LLP, certified public accountants, are true and correct in all material respects and contain no material misstatement or omission, and fairly present the consolidated financial position, assets and liabilities of PVH and its Subsidiaries as of the date thereof, and the consolidated results of operations of PVH and its Subsidiaries for the period then ended and as of the date thereof, there were no liabilities of PVH or any of its Subsidiaries, fixed or contingent, which are material that are not reflected or disclosed in such financial statements.

                  (c) The audited, consolidated, annual financial statements of Opticare and its Subsidiaries for the fiscal year ended December 31, 1998, consisting of a consolidated balance sheet, consolidated statement of operations, consolidated statement of changes in stockholders equity, consolidated statement of cash flows and accompanying notes, certified by Deloitte & Touche LLP, certified public accountants, are true and correct in all material respects and contain no material misstatement or omission, and fairly present the consolidated financial position, assets and liabilities of Opticare and its Subsidiaries as of the date thereof, and the consolidated results of operations of Opticare and its Subsidiaries for the period then ended and as of the date thereof, there were no liabilities of Opticare or any of its Subsidiaries, fixed or contingent, which are material that are not reflected or disclosed in such financial statements.

                  (d) The consolidated pro forma cash flow statement, opening balance sheet and financial projections for the Parent provided to the Agent (the "Projections") (i) are based on reasonable estimates and assumptions; (ii) contain no material misstatement or omission; and (iii) reflected, as of the date so delivered, and continue to reflect, as of the date hereof, the reasonable and good faith estimate of the Parent of the results of operations and the information projected therein for the periods covered thereby.

                  (e) The pro-forma consolidated balance sheet of Parent and its consolidated Subsidiaries as of June 30, 1999, prepared by Parent, a true and correct copy of which has been delivered to the Agent and the Lenders, contains no material misstatement or omission and fairly presents the pro-forma consolidated financial position of Parent and its consolidated Subsidiaries as of the date thereof, giving effect to the transactions contemplated by this Agreement and the Merger Agreement, based on the assumptions set forth therein, all of which assumptions have been made in good faith and on a basis believed by Borrowers to be reasonable as of the Effective Date.

                  (f) Since June 30, 1999, (i) there has been no material adverse change in the assets, liabilities, financial position or results of operations of the Parent or any of its Subsidiaries, and (ii) neither the Parent nor any of its Subsidiaries have (A) incurred any obligation or liability, fixed or contingent, which could have a Material Adverse Effect; (B) incurred any Indebtedness other than as expressly permitted by Section 8.2; or (C) Guaranteed the obligations of any other Person, other than as expressly permitted under Section 8.4.

                  6.9 TITLE TO ASSETS. The Obligors have good and marketable title to and ownership of the Collateral and the Parent and its Subsidiaries have good and marketable title to and ownership of all of their other assets, free and clear of all material liens, claims, security interests and encumbrances except for Permitted Liens.

                  6.10 VIOLATIONS OF LAW. Neither the Parent nor any of its Subsidiaries are in violation of any applicable statute, regulation or ordinance of any Governmental Authority in any material respect which could have a Material Adverse Effect.

                  6.11 ERISA. Except as disclosed on SCHEDULE 6.11 attached hereto:

                  (a) Identification of Plans. Neither any Obligor nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan or Multiemployer Plan that is subject to regulation by Title IV of ERISA;

                  (b) Compliance. Each Plan has at all times been maintained, by its terms and in operation, in accordance with all Applicable Laws, except for such noncompliance (when taken as a whole) that will not have a Material Adverse Effect;

                  (c) Liabilities. Neither any Obligor nor any ERISA Affiliate is currently or to the best knowledge of any such Obligor or any ERISA Affiliate will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Material Adverse Effect; and

                  (d) Funding. Each Obligor and each ERISA Affiliate has made full and timely payment of (i) all amounts required to be contributed under the terms of each Plan and Applicable Law and (ii) all material amounts required to be paid as expenses of each Plan. No Plan has any "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA).

                  (e) Insolvency; Reorganization. No Plan is insolvent (within the meaning of Section 4245 of ERISA) or in reorganization (within the meaning of Section 4241 of ERISA).

                  6.12     ENVIRONMENTAL LAWS.

                  (a) Except as set forth on SCHEDULE 6.12 hereto, the Parent and its Subsidiaries have obtained all permits, licenses and other authorizations, if any, which are required under Environmental Laws and the Parent and its Subsidiaries are in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, notifications, schedules and timetables contained in the Environmental Laws;

                  (b) Neither the Parent nor any of its Subsidiaries is aware of, and has not received notice of, the disposal or release or presence of Hazardous Substances on any of its properties except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Laws, or of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance on the part of the Parent or such Subsidiary in any material respect with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, lien, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance;

                  (c) All assets of the Parent and its Subsidiaries are free from Hazardous Substances except as disclosed in SCHEDULE 6.12 hereto except where the presence of any Hazardous Substance would not have a Material Adverse Effect, and the use and disposal of any and all such Hazardous Substances is effected by the Parent and its Subsidiaries in material compliance with all applicable Environmental Laws; and

                  (d) There is not pending or, to the best of the Obligors' knowledge, threatened against the Parent or any of its Subsidiaries, and the Obligors know of no facts or circumstances that might give rise to, any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, environmental lien, investigation, or proceeding relating in any way to Environmental Laws.

                  6.13 MARGIN STOCK. Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for buying or carrying Margin Stock. Not more than twenty five percent (25%) of the aggregate fair market value of the assets of the Parent and its Subsidiaries consists of Margin Stock.

                  6.14 NO DEFAULT. Neither the Parent nor any of its Subsidiaries is in default with respect to (a) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to Indebtedness to which the Parent or such Subsidiaries are a party or by which the Parent or such Subsidiaries are bound, or (b) any other instrument, document or agreement to which the Parent or such Subsidiaries are a party, or by which the Parent or such Subsidiaries or any of their respective properties are bound.

                  6.15 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. (a) In the case of the Parent and each Subsidiary of the Parent as of the date hereof, each such Person's principal place of business, chief executive office and office where such Person keeps all of its books and records are set forth on SCHEDULE 6.15 attached hereto, and neither any such Person nor any of its predecessors has had any other chief executive office or principal place of business during the preceding five (5) years other than as set forth on SCHEDULE 6.15. SCHEDULE 6.15 sets forth a true, correct and complete list of all places of business and all locations at which any material assets of each such Person are located.

                  (b) In the case of each Person who becomes a Subsidiary on or as of a date after the date hereof, such Person's principal place of business, chief executive office, and the office where such Person keeps its books and records are set forth in the Joinder Agreement executed by such Person, and neither any such Person nor any of its predecessors has had any other chief executive office or principal place of business during the preceding five (5) years. A true, correct and complete list of all places of business and all locations at which any material assets of such Person are located is set forth in the Joinder Agreement to which such Person is a party.

                  6.16 CORPORATE AND TRADE OR FICTITIOUS NAMES. During the five
(5) years immediately preceding the date of this Agreement, neither the Parent nor any of its Subsidiaries nor any of their respective predecessors has been known as or used any corporate, trade or fictitious name other than its current corporate name and except as disclosed on SCHEDULE 6.16 hereto or otherwise disclosed to the Agent.

                  6.17 ACCOUNTS. With regard to each Account now or hereafter shown on any schedule or aging of Accounts provided to the Agent hereunder or with respect to which a security interest has been granted or assigned to the Agent in connection herewith:

                  (a) Such Account arises or will arise under a contract between the Parent or a Subsidiary of the Parent and the Account Debtor, such contract providing for the bona fide sale of goods or performance of services in the ordinary course of business for or on behalf of the Account Debtor except to the extent otherwise expressly indicated on such schedule or aging of accounts;

                  (b) The Parent or a Subsidiary of the Parent has made delivery of the goods or has rendered the services ordered to date to which such Account relates and the Account Debtor has accepted such goods and/or services;

                  (c) The amount of the face value of such Accounts is actually and absolutely owing to the Parent or a Subsidiary of the Parent, is not contingent for any reason and, except as otherwise expressly noted on such schedule or aging of accounts, there are no setoffs, counterclaims, disputes or deductions existing or asserted with respect thereto, except to the extent, if any, that such Account Debtor(s) may be entitled to normal trade discounts, adjustments, returns and allowances;

                  (d) The Parent or the applicable Subsidiary of the Parent will have preserved and will continue to preserve any Liens and any rights to Liens available by virtue of the sales giving rise to such Account; and

                  (e) Such Account is free and clear of all Liens other than Liens in favor of the Agent.

                  6.18 ADEQUACY OF INTANGIBLE ASSETS. The Parent and its Subsidiaries possess all intellectual property licenses, Patents, patent applications, copyrights, Trademarks, trademark applications, and trade names and all governmental registrations and licenses reasonably necessary to continue to conduct their respective businesses as heretofore conducted by them, and all such intellectual property licenses, Patents, patent applications, copyrights, Trademarks, trademark applications, trade names, licenses and registrations which have been registered with any Governmental Authority are listed on
SCHEDULE 6.18 hereto or have otherwise been disclosed in writing to the Agent.

                  6.19 EQUIPMENT. The Parent's and each of its Subsidiaries' Equipment is and shall remain in good condition, normal wear and tear excepted, meets all standards imposed by any Governmental Authority having regulatory authority over such material and its use and is currently usable in the normal course of each such Person's business.

                  6.20 INVENTORY. The Parents and each Subsidiaries' Inventory is and shall remain in good condition, meets all material standards imposed by any Governmental Authority having regulatory authority over such goods, their use and/or sale, is either currently usable or currently salable in the normal course of the Parent's or any such Subsidiary's business and is not subject to any output contract or similar agreement between the Parent or any Subsidiary of the Parent and any other Person.

                  6.21 INVESTMENTS. SCHEDULE 6.21 is a complete list of all Subsidiaries, Investment Property and other Investments held by the Obligors or their Subsidiaries in any Person, including but not limited to, all interests in any partnership or joint venture. Except as otherwise disclosed on SCHEDULE 6.21, all shares of stock in any corporation held by an Obligor or any of their Subsidiaries are evidenced by stock certificates issued in the name of such Obligor or such Subsidiary and all other Investment Property of any Obligor or any Subsidiary is held directly in the name of such Obligor or such Subsidiary and is not held in any brokerage or similar account, in the name of any financial institution or in any nominee name.

                  6.22 INDEBTEDNESS. SCHEDULE 6.22 hereto is a complete and correct list of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Indebtedness to, or guarantee by, the Parent or any of its Subsidiaries, other than any other Indebtedness permitted under Section 8.2, and the aggregate principal or face amount outstanding as of the date hereof or which may become outstanding under each such arrangement is correctly described in said SCHEDULE 6.22.

                  6.23 EXISTING LIENS. SCHEDULE 6.23 hereto is a complete and correct list of each Lien securing Indebtedness of the Parent or any Subsidiary of the Parent.

                  6.24 SECURITY INTEREST. This Agreement creates a valid security interest in the Collateral securing payment of the Obligations, subject only to Permitted Liens, and all filings and other actions necessary or desirable to perfect and protect such security interest have been taken, and the Agent has a valid and perfected first priority security interest in the Collateral, subject only to Permitted Liens.

                  6.25 REGULATORY MATTERS. Neither the Parent nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute or regulation which materially limits its ability to incur Indebtedness or its ability to consummate the transactions contemplated hereby.

                  6.26 DISCLOSURE. Neither this Agreement nor any other instrument, document, agreement, financial statement or certificate furnished to the Agent, any of the Lenders contain an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or omits to state any fact which may in the future have a Material Adverse Effect.

                  6.27 CAPITALIZATION. The authorized capital stock of the Parent consists of 50,000,000 shares of Common Stock, $0.001 par value per share, of which there will be 9,000,000 shares issued and outstanding immediately following the effectiveness of the Saratoga Acquisitions and 5,000,000 shares of preferred stock, 550,000 of which have been designated as Convertible Preferred Stock, $0.001 par value per share, 418,803 shares of which are issued and outstanding. All of such issued and outstanding shares of Capital Stock have been validly issued and are fully paid and non-assessable. Except as set forth on SCHEDULE 6.27 HERETO, There are outstanding no options, warrants or other securities exercisable or exchangeable for or convertible into shares of any class of Capital Stock of the Parent.

                  6.28 MERGER AGREEMENTS. True and complete copies of the Merger Agreement and of the all agreements, documents and instruments to be executed and delivered in connection therewith have been delivered to the Agent and the Lenders. No party is in default under any such agreement.

                  6.29 NECESSARY AUTHORIZATIONS AND HEALTHCARE COMPLIANCE. (a) The Parent and each of the Subsidiaries has secured all Necessary Authorizations, including, without limitation, all permits, licenses, authorizations, certifications and approvals required, necessary or reasonably useful to the lawful ownership and operation of its business except where the failure to secure such Necessary Authorization could not have a Material Adverse Effect. All such Necessary Authorizations are in full force and effect and all such Necessary Authorizations held as of the date hereof are set forth on
SCHEDULE 6.29 attached hereto. None of said Necessary Authorizations are the subject of any pending or threatened attack or revocation by the grantor of the Necessary Authorization. Except as described on SCHEDULE 6.29 attached hereto, neither the Parent nor any Subsidiary thereof is required to obtain any additional Necessary Authorizations in connection with the ownership or operation of its business or the execution, delivery and performance of this Agreement or any other Loan Document, the borrowing hereunder and thereunder and the granting of a security interest in, a security title to and a continuing lien on the Collateral.

                  (b) Each of the Parent and its Subsidiaries is participating in, or enrolled in, or otherwise authorized to receive reimbursement from or is a party to, the Medicare and Medicaid Programs to the extent described in
SCHEDULE 6.29 attached hereto. Except as set forth on SCHEDULE 6.29, all necessary certifications and contracts required for participation in such reimbursement programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned as of the date hereof, and no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such participation agreement, certification, or eligibility to receive reimbursement. Each of the Parent and its Subsidiaries is in compliance with the requirements of Medicare and Medicaid applicable thereto, except to the extent that reimbursement thereunder will not be materially affected or impaired by noncompliance therewith.

                  (c) All billings by the Parent and each of its Subsidiaries to the Medicare and Medicaid Program have been made in material accordance with the applicable law (including, without limitation, in accordance with all applicable regulations and published policies and procedures and in the case of billings effective on or after January 1, 1989 in accordance with the provisions of the Omnibus Budget Reconciliation Act of 1987) and there has been no intentional overbilling or overcollecting from such program, other than routine adjustments and disallowances made in the ordinary course of business by such programs with respect to the billings.

                  6.30 CONDUCT. Neither the Parent nor any of its Subsidiaries has engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7b, or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (c) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or serve for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

                  6.31 EMPLOYMENT AGREEMENTS. SCHEDULE 6.31 is a complete and correct list, as of the date of this Agreement, of each employment agreement entered into by the Parent or any Subsidiary of the Parent, and all such employment agreements are substantially in the form

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of the employment agreements which the Parent and the Subsidiaries thereof have previously furnished to the Agent and the Lenders.

                  6.32 YEAR 2000 COMPLIANCE. The Parent and its Subsidiaries have adopted and implemented a plan which, no later than August 31, 1999 and at all times thereafter, will cause all software and other processing capabilities of the Parent and each of its Subsidiaries to be Year 2000 Compliant.

                  6.33 AGREEMENTS OF PVH AND RELATED MATTERS. (a) SCHEDULE 1.1 attached hereto contains a true and complete list of the Converting Physician Practices that have entered into a Transition Agreement and a Services Agreement with PVH and/or its Subsidiaries. Each such Transition Agreement is in the form of the Transition Agreement attached hereto as EXHIBIT G, and each such Services Agreement is in the form of the Services Agreement attached hereto as EXHIBIT H, in each case except for such changes or modifications thereto as have been expressly approved by the Agent. True, complete and correct copies of such Services Agreements and such Transition Agreements have been delivered to the Agent prior to the Effective Date. Each Transition Agreement and each Services Agreement expressly provides that such agreement may be assigned to the Agent as collateral for the Obligations hereunder.

                  (b) SCHEDULE 6.33 hereto contains a true and complete list of all other material agreements to which the Obligors, or any of them, are party.

         7.       AFFIRMATIVE COVENANTS

         The Obligors covenant to the Agent, the LC Issuer and the Lenders that from and after the Effective Date, and until the Commitment Termination Date and the payment and satisfaction in full of the Obligations an the expiration or termination of the Letters of Credit, whichever last occurs, unless the Required Lenders otherwise consent in writing:

                  7.1 RECORDS RESPECTING COLLATERAL; LOCKBOX OR BLOCKED ACCOUNT ARRANGEMENT. The Obligors shall, and shall cause each of their Subsidiaries to, keep all records with respect to the Collateral or any other collateral at the offices set forth in Section 6.15 hereof and not remove such records from such address and, upon request of the Required Lenders following the occurrence of an Event of Default, enter into such lockbox or blocked account arrangement with respect to collection of the Accounts and execute and deliver such documents in connection therewith as the Required Lenders may reasonably require.

                  7.2 REPORTING REQUIREMENTS. The Obligors shall, and shall cause each of their Subsidiaries to:

                  (a) Furnish or cause to be furnished to the Agent and each
         Lender:

                  (i) (A) As soon as practicable, and in any event within thirty
         (30) days after the end of each month, a consolidated interim unaudited financial statement of the Parent and its Subsidiaries, including a balance sheet, income statement and statement of cash flows,

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

         for the month and year-to-date period then ended, prepared in accordance with GAAP, subject to normal year-end adjustments, consistent with the past practice of the Parent and its Subsidiaries, and certified by the chief financial officer of the Parent as fairly presenting the consolidated financial position of the Parent and its Subsidiaries as at such date and the consolidated results of their operations and the consolidated results of their cash flows for the month and year-to-date periods ended on said date;

                  (ii) As soon as available, and in any event within ninety (90) days after the end of each fiscal year, a consolidated audited annual financial statement of the Parent, including a balance sheet, income statement and statement of cash flow for the fiscal year then ended, prepared in accordance with GAAP, in comparative form and accompanied by the unqualified opinion of a nationally recognized firm of independent certified public accountants regularly retained by the Parent and its Subsidiaries and acceptable to the Agent and the Required Lenders;

                  (iii) Together with the annual financial statements referred to in clause (ii) above, a statement from such independent certified public accountants that, in making their examination of such financial statements, they obtained no knowledge of any Default or Event of Default or, in lieu thereof, a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their examination;

                  (iv) Together with the annual or interim financial statements referred to in clauses (i) and (ii) above, a compliance certificate of the chief executive officer or chief financial officer of the Parent in substantially the form of EXHIBIT I hereto (a "Compliance Certificate") certifying that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and that the calculations setting forth the Parent's compliance with the financial covenants set forth in Article 9 hereof are true and accurate;

                  (v) Not later than November 15 of each year, commencing November 15, 2000, (A) a consolidated income statement and statement of cash flows, for the four quarter period ending as of the most recent fiscal quarter end, prepared in accordance with GAAP, consistent with the past practice of the Parent and its Subsidiaries, and certified by the chief financial officer of the Parent as fairly presenting the consolidated results of their operations and the consolidated results of their cash flows for the four fiscal quarter period ended on said date; and (B) a certificate of the chief executive officer or chief financial officer of the Parent setting forth the calculation of the Excess Cash Flow of the Parent and its Subsidiaries for the four quarter period ending on such most recent fiscal quarter end;

                  (vi) Promptly after the sending or filing thereof, as the case may be, copies of any definitive proxy statements, financial statements or reports which the Parent or its

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

         Subsidiaries send to their shareholders and copies of any regular periodic and special reports or registration statements which the Parent or its Subsidiaries file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor), including, but not limited to, all Form 10-K and Form 10-Q reports, or any report or registration statement which the Parent or its Subsidiaries file with any national securities exchange;

                  (vii) At least fifteen (15) Business Days prior to the time any consent by the Required Lenders will be necessary, the Parent and its Subsidiaries shall furnish to the Agent and the Lenders all pertinent information regarding any proposed Acquisition by the Parent or its Subsidiaries to which the consent of the Required Lenders is required hereunder which is reasonably necessary or appropriate to permit the Lenders to evaluate such Acquisitions in a manner consistent with prudent banking standards; and

                  (viii) As soon as available, and in any event within thirty
         (30) days after the end of each quarter, an accounts receivable aging, showing the aggregate dollar value of the Accounts, the age of each individual Account as of the last day of the preceding month (segregating such items in such manner and to such degree as the Required Lenders may request), including the type and dollar value of the Accounts and the location of the Account Debtor thereon as of the end of the preceding month;

                  (ix) Such other information respecting the condition or operations, financial or otherwise, or the property of the Obligors and their respective Subsidiaries as the Agent or the Lenders may from time to time reasonably request.

                  7.3 TAX RETURNS. The Obligors shall, and shall cause each of their respective Subsidiaries to, file all federal, state and local tax returns and other reports that any such Person is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon them, their respective incomes, or their respective profits, or upon any property belonging to them, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves have been established.

                  7.4 COMPLIANCE WITH LAWS. The Obligors shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with all laws, statutes, rules, regulations and ordinances of any Governmental Authority applicable to any such Person, including, without limitation, any such laws, statutes, rules, regulations or ordinances regarding the collection, payment, and deposit of employees' income, unemployment, and Social Security taxes and with respect to pension liabilities.

                  7.5 ENVIRONMENTAL LAWS. The Obligors shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with all Environmental Laws and, in the event of any "release" or "threatened release" of any Hazardous Substance onto, at or under the property of the Obligors or any of their respective Subsidiaries which requires or may require

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

notification, response, assessment, investigation or remedial action pursuant to any Environmental Law, after notifying the Agent and the Lenders and all appropriate Governmental Authorities thereof, proceed with due diligence and at the Obligors' or such Subsidiaries' cost and expense to respond appropriately, in accordance with all requirements of the Environmental Laws.

                  7.6 ERISA. The Obligors shall, and shall cause each of their respective Subsidiaries to:

                  (a) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in Section 302 and 305 of ERISA with respect to each Plan and otherwise comply with ERISA and all rules and regulations promulgated thereunder in all material respects;

                  (b) Promptly after the occurrence thereof with respect to any Plan, or any trust established thereunder, notify the Agent and the Lenders of
(i) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for thirty (30) days' notice to the PBGC under such regulations), or (ii) any other event which could subject any Obligor or any ERISA Affiliate to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code;

                  (c) At the same time and in the same manner as such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, give the Agent and the Lenders any notice required under
Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) or ERISA or
under Section 401(a)(29) or 412 of the Code with respect to any Plan;

                  (d) Furnish to the Agent or any Lender, promptly upon the request of the Agent or such Lender, (i) true and complete copies of any and all documents, government reports and determination or opinion letters for any Plan; and (ii) a current statement of withdrawal liability, if any, for each Multiemployer Plan; and

                  (e) Furnish to the Agent or any Lender, promptly upon the request of the Agent or such Lender therefor, such additional information concerning any Plan that relates to the ability of any Obligor to make any payments hereunder, as may be reasonably requested.

                  7.7 BOOKS AND RECORDS. The Obligors shall, and shall cause each of their respective Subsidiaries to, keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

                  7.8 NOTIFICATIONS TO THE AGENT AND THE LENDERS. The Obligors shall notify the Agent and the Lenders in writing within ten (10) Business Days:
(a) upon any Obligor's learning thereof, of any litigation affecting any Obligor or any of its Subsidiaries claiming damages of $500,000 or more, individually or when aggregated with other litigation pending

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

against the Obligors and their respective Subsidiaries, or any of them, whether or not covered by insurance, and of the threat or institution of any suit or administrative proceeding against any Obligor or any of their respective Subsidiaries which may have a Material Adverse Effect and establish such reasonable reserves with respect thereto as may be required by GAAP; (b) upon learning thereof, of any Default or Event of Default hereunder; (c) upon any Obligor's knowledge thereof, of any event or condition which would have a Material Adverse Effect; and (d) upon the occurrence thereof, of any default by any Obligor or any of their respective Subsidiaries under (i) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to any Indebtedness of such Obligor or such Subsidiary having a principal balance of $500,000 or more or (ii) any other instrument, document or agreement to which any Obligor or any of their respective Subsidiaries is a party or by which any Obligor or any of their respective Subsidiaries or any of their respective property is bound, the default of which might have a Material Adverse Effect.

                  7.9 INSURANCE. Each Obligor shall, and shall cause each of its Subsidiaries to keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law. Each Obligor shall cause such policies referred to in this Section to name the Agent the loss payee as its interests may appear. Each Obligor shall furnish to the Agent by December 15 of each year a schedule listing the insurance policies in effect for the next succeeding year, the nature of the coverage, the annual premium cost, the insurer for each policy and the rating of each insurer as is listed in all of which shall be reasonably satisfactory to the Agent. In the event of any termination or notice of non-payment by any insurer with respect to any policy or any lapse in the coverage thereunder, such Obligor shall give prompt written notice to Johanna Connor, Senior Vice President, Bank Austria Creditanstalt Corporate Finance, Inc., at Two Greenwich Plaza, Fourth Floor, Greenwich, Connecticut 06830, or at such other location as the Agent may advise the Obligors in writing, of the occurrence of such termination, nonpayment or lapse.

                  7.10 MAINTENANCE OF PROPERTY. Each Obligor shall, and shall cause each of its Subsidiaries to, keep all General Intangibles reasonably necessary to the operation of its businesses in full force and effect except for immaterial General Intangibles allowed to lapse by such Obligor or any of its Subsidiaries in the ordinary course of such Obligor's or such Subsidiary's business and any other General Intangible for which such Obligor or any of its Subsidiaries has obtained a substantially similar substitution and the lapse of which, because of such substitution, does not have a Material Adverse Effect and maintain all of its other property necessary or useful in the proper conduct of its respective businesses in good working condition, ordinary wear and tear excepted.

                  7.11 PRESERVATION OF CORPORATE EXISTENCE. Each Obligor shall, and shall cause each of its Subsidiaries to, except as permitted by Section 8.6 hereof, preserve and

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

maintain its corporate existence, rights, franchises and privileges in the jurisdiction of incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

                  7.12 EQUIPMENT. Each Obligor shall keep and maintain the Equipment in good operating condition, reasonable wear and tear excepted, shall repair and make all necessary replacements thereof so that the operating efficiency thereof shall at all times be maintained and preserved except such Equipment which is immaterial or which is no longer usable in such Obligor's business, and shall not permit any item of Equipment to become a fixture to real estate or accession to other personal property unless the Agent has a first priority lien on or security interest in such real estate or other personal property. Each such Obligor shall, immediately on demand therefor by the Agent, deliver to the Agent any and all evidence of ownership of any of the Equipment (including, without limitation, certificates of title and applications for title, together with any necessary applications to have the Agent's Lien noted thereon, in the case of vehicles).

                  7.13 ADDITIONAL DOCUMENTS. Upon formation or Acquisition by any Obligor or any Subsidiary of such Obligor of any new Subsidiary, the Obligors shall deliver, or cause to be delivered to the Agent, for the benefit of the Lenders, (a) a Joinder Agreement, in the form attached hereto as EXHIBIT J (a "Joinder Agreement"), pursuant to which such new Subsidiary shall become a party to the Guaranty, the Security Agreement and the Stock Pledge Agreement, and (b) any and all other instruments, documents or agreements reasonably necessary or desirable to create, evidence or perfect a lien on or security interest in favor of the Agent, for the benefit of the Lenders, in the assets of such new Subsidiary and/or to reaffirm the obligations of the Obligors and their respective Subsidiaries.

                  7.14 SUBSIDIARIES. Except as permitted by Section 8.7 hereof, maintain at all times during the term of this Agreement ownership of all the issued and outstanding Capital Stock of each Subsidiary of any Obligor.

                  7.15 UPSTREAM PAYMENT OF DIVIDENDS AND DISTRIBUTIONS. In the event that any wholly owned Subsidiary receives a dividend or other distribution (other than a dividend paid in stock) from a Subsidiary of such Subsidiary, the Subsidiary receiving such dividend or other distribution shall promptly, and in any event within ten (10) days of its receipt of such dividend or distribution, pay such dividend or distribution to an Obligor.

                  7.16 YEAR 2000 COMPLIANCE. Cause, on or prior to August 31, 1999 and at all times thereafter, all software and other processing capabilities of Parent and its Subsidiaries to be Year 2000 Compliant.

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

         8.       NEGATIVE COVENANTS

         The Obligors covenant with the Agent, the LC Issuer and the Lenders that from and after the Effective Date and until the termination of this Agreement and the payment and satisfaction in full of the Obligations and the expiration or termination of the Letters of Credit, whichever last occurs, without the prior written consent of the Required Lenders:

                  8.1 LIENS. The Obligors shall not, and shall not permit any of their respective Subsidiaries to, create, assume, or suffer to exist any Lien of any kind in any of the Collateral or its other assets except for Permitted Liens.

                  8.2 INDEBTEDNESS. The Obligors shall not, and shall not permit any of their respective Subsidiaries to, incur, assume, or suffer to exist any Indebtedness other than (a) the Obligations and Indebtedness of Subsidiaries of any Obligor to such Obligor or to other Subsidiaries of such Obligor permitted under Section 8.5, (b) Subordinated Debt, (c) the Seller Notes, (d) the ASC Subsidiary may incur Indebtedness in a principal amount not to exceed $1,500,000 in the aggregate; (e) Indebtedness set forth on Schedule 6.22 hereto and (f) other Indebtedness incurred in a principal amount not to exceed (i) $1,000,000 during any fiscal year or (ii) $5,000,000 in the aggregate.

                  8.3 ASSET SALES. The Obligors shall not, and shall not permit any of their respective Subsidiaries to, sell, lease or otherwise dispose of any of the Collateral or any interest therein or any of its other assets except for
(a) the sale or lease of Inventory in the ordinary course of business; and (b) the sale of assets no longer used or useful in the business of any Obligor or its Subsidiaries and having an aggregate net book value of not more than $500,000 during any fiscal year.

                  8.4 GUARANTIES. The Obligors shall not, and shall not permit any of their respective Subsidiaries to, Guarantee the obligations of any other Person, except that, subject to the other terms and limitations contained herein, (a) each Subsidiary of the any Obligor shall Guarantee the Obligations hereunder pursuant to the Guaranty, (b) any such Person may endorse negotiable instruments for deposit or collection and similar transactions in the ordinary course of business; (c) Parent may Guarantee Indebtedness of the ASC Subsidiary to the extent permitted by Section 8.2(d) hereof and (d) the Obligors and their respective Subsidiaries may enter into other Guarantees from time to time to the extent such Guarantees constitute Indebtedness which would otherwise be permitted under Section 8.2 hereof.

                  8.5 INVESTMENTS. The Obligors shall not, and shall not permit any of their respective Subsidiaries to, make any Investment in any Person except for the following:

                  (a) Any Obligor or any Subsidiary of any Obligor may make Acquisitions of Persons, so long as the aggregate purchase price payable in respect of any Acquisition or related series of Acquisitions (with property being valued at the fair market value thereof and notes and assumed liabilities being valued at the face amount thereof) is not in excess of $2,000,000 for

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

any individual Acquisition or related series of Acquisitions, provided, that at the time of each such Acquisition, both before and after giving effect thereto, there does not exist a Default or Event of Default hereunder.

                  (b) Any Obligor may make intercompany advances to any Guarantor Borrower for the working capital purposes of Guarantor.

                  (c) Any Obligor or any Subsidiary of any Obligor may make investments in (i) certificates of deposit issued by commercial banks located in the United States (including foreign banks with a United States Federal Branch) having combined capital and surplus in excess of Five Hundred Million Dollars ($500,000,000), and having a maturity date within one year after the date such investment is made; (ii) readily marketable commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Ratings Group or "P-1" by Moody's Investors Service, Inc.; and (iii) direct obligations of the United States of America or agencies thereof or obligations fully guaranteed by the United States of America.

                  (d) Opticare may form a Subsidiary and transfer the assets of its Norwalk, Connecticut ambulatory surgical center to such Subsidiary (the "ASC Subsidiary").

                  8.6 PROHIBITION OF FUNDAMENTAL CHANGES. The Obligors shall not, and shall not permit any of their respective Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or make any substantial change in the basic type of business conducted by any such Obligor or any Subsidiary thereof as of the date hereof except that:

                  (a) any Subsidiary of an Obligor may be merged or consolidated with or into: (i) an Obligor if such Obligor shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation; and

                  (b) any wholly-owned Subsidiary of any Obligor (but excluding an Obligor) may be dissolved into its parent corporation.

                  8.7 ISSUANCE OF STOCK. The Obligors shall not, and shall not permit any of their respective Subsidiaries to, issue any shares of Capital Stock, except that (a) the Parent may issue shares of Capital Stock constituting Qualified Junior Capital; (b) any Subsidiary of the Parent may issue shares of Capital Stock to the Parent or any other wholly-owned Subsidiary of the Parent; and (c) the ASC Subsidiary may sell shares of Capital Stock representing, upon issuance, not more than 49% of issued and outstanding shares of Capital Stock of the ASC Subsidiary, on a fully diluted basis.

                  8.8 FISCAL YEAR. The Obligors shall not, and shall not permit any of their respective Subsidiaries to, change their fiscal year from December 31 of each year.

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

                  8.9 ERISA. Except as otherwise set forth on SCHEDULE 6.11, the Obligors shall not, and shall not permit any of their respective ERISA Affiliates to, take, or fail to take any action with respect to a Plan including, but not limited to, (a) establishing any Plan, (b) amending any Plan,
(c) terminating or withdrawing from any Plan, or (d) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, where such action or failure could have a Material Adverse Effect, result in a Lien on the property of any Obligor or any Subsidiary of any Obligor, or require any Obligor or any such Subsidiary to provide any security.

                  8.10 RELOCATIONS; USE OF NAME. The Obligors shall not, and shall not permit any of their respective Subsidiaries to, relocate its executive office; open new places of business or relocate existing places of business, unless the Obligors notify the Agent in writing at least thirty (30) days prior to such opening or such relocation and promptly executes, or causes the applicable Subsidiary to execute, such UCC-1 financing statements and amendments to UCC-1 financing statements as the Agent may reasonably request; maintain any Collateral or any collateral under any Loan Document, at any locations and other than those locations set forth on SCHEDULE 6.15 hereto or those locations with respect to which the Agent has filed or caused to be filed such UCC financing statements as are required by Applicable Law to perfect the Agent's security interest in Collateral or collateral located at such location; or use any corporate name (other than its own) or any fictitious name; in each case except upon at least thirty (30) days prior written notice to the Agent and after the delivery to the Agent of financing statements, if required by the Agent, in form satisfactory to the Agent.

                  8.11 AFFILIATE TRANSACTIONS. The Obligors shall not, and shall not permit any of their respective Subsidiaries to, enter into any transaction, including, without limitation, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Obligors' or such Subsidiaries' business and upon fair and reasonable terms no less favorable to the Obligors or such Subsidiaries than those which would prevail in a comparable arm's-length transaction with a Person not an Affiliate.

                  8.12 DIVIDENDS. The Obligors shall not, and shall not permit any of their respective Subsidiaries to, declare or pay any dividends on, or make any distribution with respect to, the shares of any class of its Capital Stock, redeem or retire any of its Capital Stock, or take any action having an effect equivalent to the foregoing in any fiscal year, except that, so long as there shall not then exist or would not result a Default or Event of Default,
(a) Subsidiaries of a Borrower may declare and pay cash dividends to such Borrower or to another Subsidiary of such Borrower, and (b) any Obligor may declare and pay dividends solely in shares of Common Stock.

                  8.13. AMENDMENTS OR PREPAYMENTS OF SUBORDINATED DEBT. The Obligors shall not, and shall not permit any of their respective Subsidiaries to, amend or modify, or permit the modification or amendment of, any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt except that Parent may, to the extent the Net Cash Proceeds of the first Qualified Junior Capital issued after the Effective Date are not required by Section 2.13 hereof to be used to make

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a prepayment on the Loans, redeem the Marlin Subordinated Convertible Note out of such excess Net Cash Proceeds.

         9.       FINANCIAL COVENANTS

         The Obligors covenant with the Agent, the LC Issuers and the Lenders that from and after the Effective Date and until the termination of this Agreement and the payment and satisfaction in full of the Obligations and the expiration or termination of the Letters of Credit, whichever last occurs, unless the Required Lenders otherwise consent in writing:

                  9.1 MINIMUM CASH FLOW . The Obligors shall have (a) Adjusted Cash Flow for the fiscal quarter ending December 31, 1999 of not less than $1,750,000, and (b) as of the end of each fiscal quarter during the applicable periods set forth flow, Adjusted Cash Flow for the Annualized Four Quarter Period then ending of not less than the amount set forth opposite each such applicable period:

                  Applicable Period            Amount
                  -----------------            ------
                  01/01/00 - 12/31/00          $ 7,800,000
                  01/01/01 - 06/30/01          $ 8,000,000
                  07/01/01 - 09/30/01          $ 8,500,000
                  10/01/01 - 06/30/02          $ 9,000,000
                  07/01/02 - 12/31/02          $ 9,500,000
                  01/01/03 - 06/30/03          $10,000,000
                  07/01/03 - 09/30/03          $10,500,000
                  10/01/03 - 09/30/04          $11,000,000
                  Thereafter                   $11,000,000

                  9.2      LEVERAGE RATIO.

                  (a) Commencing with the Effective Date and continuing until the closing by the Parent of a Qualifying Equity Offering, the Obligors shall maintain at all times during the applicable periods set forth below a Leverage Ratio of not greater than the ratio set forth opposite each such applicable period:

                  Applicable Period            Ratio
                  -----------------            -----
                  12/31/99 - 03/30/01          6.00:1.00
                  03/31/01 - 09/29/01          5.50:1.00
                  09/30/01 - 12/30/01          4.50:1.00
                  12/31/01 - 06/29/03          4.00:1.00
                  Thereafter                   3.50:1.00

                  (b) Commencing with the closing by the Parent of a Qualifying Equity Offering, the Obligors shall maintain at all times during the applicable periods set forth below a Leverage Ratio of not greater than the ratio set forth opposite each such applicable period:

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

                  Applicable Period            Ratio
                  -----------------            -----
                  12/31/99 - 06/29/00          6.00:1.00
                  06/30/00 - 09/29/00          5.75:1.00
                  09/30/00 - 12/30/00          5.50:1.00
                  12/31/00 - 03/30/01          5.00:1.00
                  03/31/01 - 06/29/01          4.75:1.00
                  06/30/01 - 09/29/01          4.50:1.00
                  09/30/01 - 12/30/01          4.00:1.00
                  12/31/01 - 09/29/03          3.50:1.00
                  Thereafter                   3.00:1.00

                  9.3.     SENIOR LEVERAGE RATIO.

                  (a) Commencing with the Effective Date and continuing until the closing by the Parent of a Qualifying Equity Offering, the Obligors shall maintain at all times during the applicable periods set forth below a Senior Leverage Ratio of not greater than the ratio set forth opposite each such applicable period:

                  Applicable Period            Ratio
                  -----------------            -----
                  12/31/99 - 09/29/00          4.50:1.00
                  09/30/00 - 06/29/01          4.25:1.00
                  06/30/01 - 12/30/01          4.00:1.00
                  12/31/01 - 06/29/02          3.50:1.00
                  06/30/02 - 09/29/02          3.25:1.00
                  09/30/02 - 12/30/02          3.00:1.00
                  12/31/02 - 09/29/03          2.75:1.00
                  Thereafter                   2.50:1.00

                  (b) Commencing with the closing by the Parent of a Qualifying Equity Offering, the Obligors shall maintain at all times during the applicable periods set forth below a Senior Leverage Ratio of not greater than the ratio set forth opposite each such applicable period:

                  Applicable Period            Ratio
                  -----------------            -----
                  12/31/99 - 09/29/00          4.50:1.00
                  09/30/00 - 12/30/00          4.25:1.00
                  12/31/00 - 03/30/01          4.00:1.00
                  03/31/01 - 06/29/01          3.75:1.00
                  06/30/01 - 09/29/01          3.50.1.00
                  09/30/01 - 12/30/01          3.25:1.00
                  12/31/01 - 09/29/02          3.00:1.00
                  09/30/02 - 12/30/02          2.75:1.00
                  Thereafter                   2.50:1.00

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

                  9.4 INTEREST COVERAGE RATIO. The Obligors shall maintain, as of the end of each fiscal quarter during the applicable periods set forth below, an Interest Coverage Ratio of not less than the ratio set forth below opposite each such applicable period:

                  Applicable Period              Ratio
                  -----------------              -----
                  12/31/99 - 09/29/01          2.25:1.00
                  09/30/01 - 12/30/01          2.50:1.00
                  Thereafter                   3.00:1.00

                  9.5. SENIOR INTEREST COVERAGE RATIO. The Obligors shall maintain, as of the end of each fiscal quarter during the applicable periods set forth below, an Senior Interest Coverage Ratio of not less than the ratio set forth below opposite each such applicable period:

                  Applicable Period              Ratio
                  -----------------              -----
                  12/31/99 - 09/29/01          3.00:1.00
                  09/30/01 - 12/30/03          3.50:1.00
                  Thereafter                   4.00:1.00

                  9.6 FIXED CHARGE COVERAGE RATIO. The Obligors shall maintain, as of the end of each fiscal quarter during the applicable periods set forth below, a Fixed Charge Coverage Ratio of not less than the ratio set forth below opposite each such applicable period:

                  Applicable Period              Ratio
                  -----------------              -----
                  12/31/99 - 03/31/01          1.25:1.00
                  04/01/01 - 09/30/03          1.00:1.00
                  Thereafter                   1.25:1.00

                  9.7 CAPITAL EXPENDITURES. The Obligors shall not permit Capital Expenditures to during any calendar year of the Parent and its Subsidiaries set forth below to exceed the amount set forth opposite each such calendar year:

                  Calendar Year                 Amount
                  -------------                 ------
                      2000                      $2,500,000
                      2001                      $2,500,000
                      2002                      $3,000,000
                      2003                      $3,500,000
                   Thereafter                   $4,000,000

         10.      EVENTS OF DEFAULT

         The occurrence of any of the following events or conditions shall constitute an Event of Default hereunder:

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

                  10.1 OBLIGATIONS. Any Obligor shall fail to make any payment of principal of the Obligations when due or shall fail to make any payment of interest on the Loans or of any other Obligations (other than payments of principal) within five (5) Business Days of when due.

                  10.2 MISREPRESENTATIONS. Any Obligor or any Subsidiary of any Obligor or any other Guarantor shall make any representations or warranties in any of the Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished and which continues to be untrue or misleading in any material respect.

                  10.3. AFFIRMATIVE COVENANTS. Any Obligor or any of its Subsidiaries shall default in the observance or performance of any covenant or agreement contained in Article 7 of this Agreement (other than those set forth in Sections 7.8) or contained in Section 8.1 and such default continues for thirty (30) days after such Obligor receives notice thereof.

                  10.4 OTHER COVENANTS. Any Obligor or any Subsidiaries of any Obligor or any other Guarantor shall default in the observance or performance of any covenant or agreement contained in this Agreement or under any of the other Loan Documents to which such Person is a party.

                  10.5 OTHER DEBTS. (a) Any Obligor or any Subsidiary of any Obligor shall fail to pay any principal of or premium or interest on any of its Indebtedness, which is outstanding in a principal amount of at least $500,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness; or (b) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Indebtedness and shall continue after the applicable grace or cure period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (c) any such Indebtedness shall be accelerated or otherwise declared to be due and payable prior to the stated maturity thereof, or (d) any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

                  10.6 TAX LIEN. A notice of Lien is filed of record with respect to all or any portion of the assets of any Obligor, any Subsidiary of any Obligor or any other Guarantor by any Governmental Authority, including, without limitation, the PBGC.

                  10.7 ERISA. The occurrence of any of the following events: (a) the happening of a Reportable Event with respect to any Plan which Reportable Event could result in a material liability for any Obligor or any ERISA Affiliate or which otherwise could have a Material Adverse Effect; (b) the disqualification or involuntary termination of a Plan for any reason which could result in a material liability for any Obligor or any ERISA Affiliate or which otherwise could have a Material Adverse Effect; (c) the voluntary termination of any Plan while such Plan has a funding deficiency (as determined under Section 412 of the Code) which could result in a material liability for any Obligor or any ERISA Affiliate or which otherwise could have a Material Adverse Effect; (d) the appointment of a trustee by an appropriate United States district court to administer any such Plan; (e) the institution of any proceedings by the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan; (f) the failure of any Obligor to notify the Agent and the Lenders promptly upon receipt by such Obligor or any of its Subsidiaries of any notice of the institution of any proceeding or other actions which may result in the termination of any such Plan.

                  10.8 VOLUNTARY BANKRUPTCY. Any Obligor, any Subsidiary of any Obligor, or any other Guarantor shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (b) make a general assignment for the benefit of its creditors, (c) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (d) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (e) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (f) take any corporate action for the purpose of effecting any of the foregoing.

                  10.9 INVOLUNTARY BANKRUPTCY. A proceeding or case shall be commenced, without the application or consent of any Obligor, any Subsidiary of any Obligor, or any other Guarantor, in any court of competent jurisdiction, seeking (a) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of any such Person or of all or any substantial part of its assets, or (c) similar relief in respect of any such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against any such Person shall be entered in an involuntary case under the Bankruptcy Code.

                  10.10 SUSPENSION OF BUSINESS. The suspension of the transaction of the usual business of any Obligor, any Subsidiary of any Obligor, or any other Guarantor (except as a result of a merger permitted by Section 8.6 hereof if such business is continued by the surviving corporation, or except as a result solely of a force majeure for a period not to exceed three (3) Business
Days) or the involuntary dissolution of any such Person.

                  10.11 JUDGMENTS. Any judgment, decree or order for the payment of money which, when aggregated with all other judgments, decrees or orders for the payment of money pending against any Obligor, any Subsidiary of any Obligor, or any other Guarantor, exceeds the sum of Five Hundred Thousand Dollars ($500,000) in the aggregate for all such Persons, shall be rendered against any such Person and remain unsatisfied and in effect for a period of sixty (60)

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

consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

                  10.12 RICO. Any Obligor, any Subsidiary of any Obligor, any other Guarantor, or any of their respective directors, shareholders or executive officers shall be indicted under the Racketeer Influenced and Corrupt Organizations Act of 1970 (18 U.S.C. ss. 1961 et seq.) or the Required Lenders otherwise believe in good faith that all or any portion of the assets of any Obligor, any Subsidiary of any Obligor, or any Guarantor are subject to forfeiture pursuant to 18 U.S.C. ss. 1963.

                  10.13 GUARANTY. At any time, for any reason other than the consent of the Lenders given in accordance with Section 14.8, any guaranty of the Obligations ceases to be in full force and effect in any material respect or guarantor thereunder seeks to repudiate its obligations thereunder and the Liens intended to be created thereby or in connection therewith are, or such guarantor seeks to render such Liens, invalid and unperfected.

                  10.14 FAILURE OF SECURITY. At any time, for any reason other than the consent of the Lenders given in accordance with Section 14.8, Liens in favor of the Agent contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the other Loan Documents.

                  10.15 MANAGEMENT. Dean J. Yimoyines and Steven L. Ditman cease to be the chief executive officer and chief financial officer, respectively, of the Parent and the vacancy so created is not filled by another Person reasonably acceptable to the Agent and the Required Lenders.

         11.      REMEDIES

         Upon the occurrence or existence of any Event of Default, and during the continuation thereof, without prejudice to the rights of the Agent and the Lenders to enforce their claims against the Obligors for damages for failure by any Obligor to fulfill any of its obligations hereunder, the Agent and the Lenders shall have the following rights and remedies, in addition to any other rights and remedies available to the Agent and the Lenders at law, in equity or otherwise:

                  11.1 DEFAULT RATE. In the event of the occurrence of (a) an Event of Default set forth in Section 10.8 or 10.9 hereof, the outstanding principal balance of the Obligations shall bear interest at the Default Rate until paid in full; and (b) any other Event of Default, at the election of the Required Lenders, the outstanding principal balance of the Obligations shall bear interest at the Default Rate until paid in full.

                  11.2 TERMINATION; ACCELERATION OF THE OBLIGATIONS. In the event of the occurrence of (a) an Event of Default set forth in Sections 10.8 or
10.9 hereof, the Commitments shall automatically and immediately terminate and the Obligations shall automatically and immediately become due and payable; and (b) any other Event of Default, the Required Lenders, at their option, may terminate the Commitments and declare all of the Obligations to be immediately due and payable, whereupon all of the Obligations shall become immediately due and payable, in either case without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by each of the Obligors, anything contained herein to the contrary notwithstanding.

                  11.3 SET-OFF. The right of each Lender to set-off, without notice to any Obligor, any and all deposits at any time credited by or due from such Lender to any Obligor, whether in a general or special, time or demand, final or provisional account or any other account or represented by a certificate of deposit and whether or not unmatured or contingent.

                  11.4 RIGHTS AND REMEDIES OF A SECURED PARTY. All of the rights and remedies of a secured party under the UCC or under other Applicable Law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement, and in any of the other Loan Documents.

                  11.5 TAKE POSSESSION OF COLLATERAL. The right of the Agent to
(a) enter upon the premises of any Obligor, or any other place or places where the Collateral is located and kept, through self-help and without judicial process, without first obtaining a final judgment or giving any such Obligor notice and opportunity for a hearing on the validity of the Agent's or the Lenders' claim and without any obligation to pay rent to such Obligor, and remove the Collateral therefrom to the premises of the Agent or any agent of the Agent, for such time as the Agent may desire, in order to effectively collect or liquidate the Collateral, and/or (b) require the Obligors, or any of them, to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to the Agent.

                  11.6 SALE OF COLLATERAL. The right of the Agent to sell or to otherwise dispose of all or any of the Collateral, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as the Agent, in its sole discretion, may deem advisable; such sales may be adjourned from time to time with or without notice. The Agent shall have the right to conduct such sales on any Obligor's premises or elsewhere and shall have the right to use any Obligor's premises without charge for such sales for such time or times as the Agent may see fit. The Agent is hereby granted a license or other right to use, without charge, any Obligor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, whether owned by any such Obligor or with respect to which such Obligor has rights under license, sublicense or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral and the Obligors' rights under all licenses and all franchise agreements shall inure to the benefit of the Agent and the Lenders. The Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and the Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied first to the costs, expenses and reasonable attorneys' fees and expenses incurred by the Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Obligations; and third to the principal of the Obligations. If any deficiency shall arise, the Obligors shall remain liable to the Lenders therefor.

                  11.7 NOTICE. Any notice required to be given by the Agent of a sale, lease, other disposition of the Collateral or any other intended action by the Agent, given to the Obligors, or any of them, in the manner set forth in
Section 14.7 below, ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to all of the Obligors.

                  11.8 ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the LC Issuer may, irrespective of whether any of the other actions described in this Article 11 or otherwise are being taken, make demand upon the Obligors, or any of them, to, and forthwith upon such demand the applicable Obligor(s) will, pay to the LC Issuer in accordance with Section 2.10, for deposit in a non-interest bearing cash collateral account, an amount equal to the aggregate face amount of all Letters of Credit then outstanding. If at any time the LC Issuer or the Required Lenders determine that any funds held in any such cash collateral account are subject to any right or claim of any Person other than the Agent, the LC Issuer and the Lenders or that the total amount of such funds is less than the aggregate face amount of all Letters of Credit, the Obligors, or any of them, will, forthwith upon demand by the Required Lenders, pay to the LC Issuer, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate face amount of all outstanding Letters of Credit over (b) the total amount of funds, if any, then held in such cash collateral account that the LC Issuer or the Required Lenders determine to be free and clear of any such right and claim.

                  11.9 APPOINTMENT OF THE AGENT AS THE OBLIGORS' LAWFUL ATTORNEY. Each of the Obligors irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent) as such Obligor's true and lawful attorney, and the Agent or the Agent's agent, may, without notice to such Obligor, and at such time or times thereafter as the Agent or said agent, in its sole discretion, may determine, in such Obligor's or the Agent's name: (a) demand payment of the Accounts; (b) enforce payment of the Accounts, by legal proceedings or otherwise; (c) exercise all of such Obligor's rights and remedies with respect to the collection of the Accounts; (d) settle, adjust, compromise, extend or renew the Accounts; (e) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (f) notify the postal authorities to change the address and delivery of mail addressed to such Obligor to such address as the Agent may designate provided that the Agent agrees to forward to such Obligor all such mail not relating to the Collateral;
(g) if permitted by Applicable Law, sell or assign the Accounts upon such terms, for such amounts and at such time or times as the Agent deems advisable; (h) discharge and release the Accounts; (i) take control, in any manner, of any item of payment or proceeds on the Accounts; (j) prepare, file and sign such Obligor's name on a Proof of Claim in Bankruptcy or similar document against any Account Debtor; (k) prepare, file and sign such Obligor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (l) do all acts and things necessary, in the Agent's sole discretion, to fulfill such Obligor's obligations under this Agreement; (m) endorse the name of such Obligor upon any of the items of payment or proceeds on any Account, and deposit the same to the account of the Lenders on account of the Obligations; (n) endorse the name of such Obligor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Inventory; (o) use such Obligor's stationery and sign the name of such Obligor to verifications of the Accounts and notices thereof to Account Debtors; and (p) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts and Inventory to which such Obligor has access.

         12.      CONDITIONS PRECEDENT

                  12.1 CONDITIONS PRECEDENT TO THE EFFECTIVE DATE. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Effective Date shall not occur, and this Agreement shall not become effective, unless and until the following conditions have been met, to the sole and complete satisfaction of the Lenders, the LC Issuer, the Agent and their respective counsel:

                  (a) Borrowing Availability. Borrowing Availability shall, in the case of the initial Loans, be adequate, in the judgment of the Required Lenders, to provide sufficient funds for the purposes referred to in Section 2.6 hereof, and immediately after giving effect to the making of the initial Loans on the Effective Date, the aggregate amount of all Revolving Loans plus the amount of all Line Letter of Credit Obligations then outstanding shall not exceed $6,000,000.

                  (b) Litigation. No action, suit, litigation, proceeding, investigation, regulation or legislation, including, but not limited to, any arising under the Environmental Laws, shall have been instituted, threatened or proposed before any court, governmental agency or legislative body which (i) seeks to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of the Saratoga Acquisitions, the Merger Agreement, this Agreement or the transactions contemplated hereunder or thereunder; or (ii) if decided adversely to any Obligor or any of its Subsidiaries may result in a Material Adverse Effect.

                  (c) Pro-Forma Balance Sheet. Parent shall have delivered to the Agent an updated pro-forma consolidated balance sheet of Parent and its consolidated Subsidiaries as of June 30, 1999, prepared by Parent, which fairly presents the pro-forma consolidated financial position of Parent and its consolidated Subsidiaries as of the date thereof, giving effect to the transactions contemplated by this Agreement and the Merger Agreement.

                  (d) Reduction of Loans Under Original Agreement. BACACF shall have received (i) cash payments of not less than $5,684,070.00 in reduction of the principal and interest outstanding under the Original Loan Agreement; (ii) Eligible Physician Practice Notes in the aggregate principal amount of not less than $3,902,387, duly endorsed and assigned to BACACF for its own account, in exchange for a reduction of not more than $3,902,387 in the principal amount outstanding under the Original Loan Agreement; (iii) an outright assignment of the fees payable by the California Practices under their respective Service Agreement; (iv) an assignment of the claims of PVH and its Subsidiaries against the Dissident Physician Practices in exchange for a reduction of not more than $888,130 in the principal amount outstanding under the Original Loan Agreement and (v) an assignment of the proceeds of the claims of PVH and its Subsidiaries against Asheville Eye in exchange for a reduction of not more than $1,790,171 in the principal amount outstanding under the Original Loan Agreement.

                  (e) Marlin Guaranty. Marlin Capital, L.P. shall have executed and delivered to BACACF, as the sole lender under the Original Loan Agreement, a guaranty agreement, guaranteeing the collection of not less than $1,335,000 from Asheville Eye not later than September 13, 1999 on terms and conditions satisfactory to the Lender.

                  (f) Payment of Accrued Interest under Original Agreement. All accrued and unpaid interest under the Original Loan Agreement shall have been paid in full.

                  (g) Conversion of Physician Practices. Not less than 40 of the Physician Practices shall be Converting Physician Practices and each of the Converting Physician Practices shall have (i) repurchased the assets used or generated by its practice, (ii) entered into a Transition Agreement, substantially in the form of EXHIBIT G hereto, and, pursuant thereto, consented to the termination of its administrative services agreement with PVH or one of its Subsidiaries and (iii) entered into a Services Agreement with such PVH Subsidiary or with PVH, substantially in the form of EXHIBIT H hereto all on the terms and conditions set forth in the transition agreement executed by such Physician Practice with PVH and approved by the Lenders.

                  (h) Documentation. The Agent and the Lenders shall have received the following documents, each duly executed and delivered to the Agent and the Lenders, and each to be satisfactory in form and substance to the Agent and its counsel:

                           (i)      this Agreement;

                           (ii)     the Notes;

                           (iii)    the Guaranty;

                           (iv)     the Security Agreement;

                           (v)      the Stock Pledge Agreement;

                           (vi) a certificate signed by the President and the Chief Financial Officer of the Obligors dated as of the Effective Date, stating that the representations and warranties set forth in Article 6 hereof are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, stating that each of the Obligors is on such date in compliance with all the terms and conditions set forth in this Agreement on its part to be observed and performed, and stating that on such date, and after giving effect to the making of any initial Loan no Default or Event of Default has occurred or is continuing;

                           (vii) a certificate executed by the Chief Financial Officer of each of the Obligors dated as of the Effective Date with respect to the Equipment owned by each such Obligor or any Subsidiary of such Obligor and the locations at which such Equipment is maintained;

                           (viii) a certificate of the Secretary of each Obligor dated as of the Effective Date certifying (A) that attached thereto is a true and correct copy of the Certificate or Articles of Incorporation as in effect on the date of such certification,(B) that attached thereto is a true and correct copy of the By-laws of such Obligor, as in effect on the date of such certification, (C) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of such Obligor, authorizing the execution, delivery and performance of this Agreement, the other Loan Documents, the Merger Agreement and the consummation of the transactions contemplated hereby and thereby; and (D) as to the incumbency and genuineness of the signatures of the officers of such Obligor executing this Agreement or any of the other Loan Documents;

                           (ix) a certificate of the Secretary of each Guarantor dated as of the Effective Date certifying (A) that attached thereto is a true and correct copy of the Certificate or Articles of Incorporation of such Guarantor, as in effect on the date of such certification,(B) that attached thereto is a true and correct copy of the By-laws of such Guarantor, as in effect on the date of such certification, (C) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of such Guarantor, authorizing the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated hereby to which such Guarantor is a party; and (D) as to the incumbency and genuineness of the signatures of the officers of such Guarantor executing this Agreement or any of the other Loan Documents;

                           (x) a copy of the Articles or Certificate of Incorporation of each of the Obligors, each Subsidiary of each Obligor and each other Guarantor, and all amendments thereto, certified in each case by the Secretary of State of the state of such Person's incorporation, dated as of a date close to the Effective Date;

                           (xi) Good Standing Certificates, in each case dated as of a date close to the Effective Date, issued in respect of the Obligors, their respective Subsidiaries and the other Guarantors, by the Secretaries of State of each state listed on SCHEDULE 6.1 hereto;

                           (xii) copies of all filing receipts or
         acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the security interests of the Agent in the Collateral and evidence in a form acceptable to the

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         Required Lenders that such security interests constitute valid and perfected first priority security interests;

                           (xiii) certificates of insurance evidencing the Obligors' casualty and liability insurance policies (including business interruption policies), together, in the case of such casualty policies, with loss payable and mortgagee endorsements on the Agent's standard form naming the Agent as loss payee, in each case in form and substance satisfactory to the Agent;

                           (xiv) the written opinion of Bergman, Horowitz & Reynolds, P.C., counsel to the Obligors and the Guarantors, dated as of the Effective Date, in the form attached hereto as EXHIBIT K hereto, as to the transactions contemplated by this Agreement;

                           (xv) all landlord consents and such other similar waivers necessary to assure the Agent of a first priority position in the Collateral;

                           (xvi) such other documents, instruments and agreements with respect to the transactions contemplated by this Agreement, in each case in such form and containing such additional terms and conditions as may be reasonably satisfactory to the Required Lenders, and containing, without limitation, representations and warranties which are customary and usual in such documents.

                  (i)      Saratoga Acquisitions.

                           (i) The Agent shall be satisfied with the results of its due diligence regarding the Obligors and their respective Subsidiaries, and with the results of its due diligence regarding the Saratoga Acquisitions.

                           (ii) All of the conditions to the Saratoga
         Acquisitions contained in the Merger Agreement and the agreements, documents and instruments to be executed and delivered in connection therewith shall have been satisfied (or waived with the consent of the Lenders and the Agent), and the Saratoga Acquisitions shall have occurred in accordance with the terms of the Merger Agreement.

                           (iii) The Agent shall have received copies of the opinions of counsel to each of the Obligors that will be delivered in connection with the Saratoga Acquisitions and the Merger Agreement, and the Agent and the Lenders shall be entitled to rely on each such opinion of counsel.

                           (iv) The Saratoga Acquisitions shall have been consummated in accordance with the terms and conditions of the Merger Agreement.

                  12.2 ALL LOANS. The obligation of each Lender to make any Loan hereunder (including the initial Loan) and the obligation of the Agent to issue any Letter of Credit

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hereunder (including the initial Letter of Credit) shall be subject to fulfillment of the following conditions:

                  (a) No Injunction. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement, such Loan or such Letter of Credit or which in the judgment of the Agent or the Required Lenders, would make it inadvisable to make such Loan or issue such Letter of Credit;

                  (b) No Material Adverse Change. There shall not have occurred any material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of the Obligors, or any of them, or any event, condition, or state of facts which would be expected to have a Material Adverse Effect subsequent to the making of such Loan to, or the issuance of such Letter of Credit on behalf of, the Obligors, or any of them, including, without limitation, any material adverse change in the financial condition of the Obligors from that reflected in the audited financial statements of the Obligors dated December 31, 1998 previously furnished to the Agent and the Lenders, as determined by the Agent and the Lenders in their sole discretion;

                  (c) Solvency. The Lenders and the Agent shall be satisfied that, giving effect to the making of such Loan or the issuance of such Letter of Credit, the Obligors and each of their respective Subsidiaries will be Solvent;

                  (d) No Default or Event of Default. There shall exist no Default or Event of Default or any event or condition which, with the making of such Loan or the issuance of such Letter of Credit, would constitute a Default or Event of Default; and

                  (e) Representations and Warranties. All of the representations and warranties made by the Obligors, and each of them, hereunder shall be true and correct in all material respects as of the date of the making of such Loan or the issuance of such Letter of Credit with the same force and effect as if made on and as of such date except for such changes in such representations and warranties which do not constitute a Default or Event of Default hereunder, which do not, individually or in the aggregate, have a Material Adverse Effect and which have, to the extent required, been disclosed to the Agent and the Lenders pursuant to Section 7.2 hereof or otherwise.

                  (f) Regulatory Restrictions. Neither any Obligor nor any of its Subsidiaries shall be subject to any statute, rule, regulation, order, writ or injunction of any Governmental Authority which would restrict or hinder the conduct of such Obligor's or such Subsidiary's business as conducted or proposed to be conducted and which could have a Material Adverse Effect. In addition, the Agent and the Lenders shall have reasonably satisfied itself that each Obligor and each of their respective Subsidiaries is in compliance with all Applicable Laws of any Governmental Authority the failure to comply with which, in the opinion of the Agent and the Lenders, could have a Material Adverse Effect.

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                  (g) Regulatory Approvals. Each Obligor shall have received all required regulatory and other approvals or consents with regard to this Agreement and the Loan Documents, such Loan or in respect of any Collateral being pledged in connection with such Loan.

                  12.3 DELAY IN SATISFACTION OF CONDITIONS PRECEDENT. If the Lenders make a Loan or the LC Issuer issues a Letter of Credit prior to the fulfillment of any condition precedent set forth in this Article 12, the making of such Loan or the issuance of such Letter of Credit shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof. The failure of the Obligors, or any of them, for any reason, to satisfy or cause to be satisfied any such condition precedent within thirty (30) days after the date thereof shall constitute an Event of Default for all purposes under this Agreement and the Loan Documents, unless such failure is waived in writing by the Required Lenders.

         13.      THE AGENT

                  13.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 13.5 hereof and the first sentence of Section 13.6 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any of the other Loan Documents, or in any certificate or other instrument, document or agreement referred to or provided for in, or received by any of them under, this Agreement or any of the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any of the other Loan Documents or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder; (c) subject to Section 13.3 hereof, shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other agreement, document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer complying with the terms and conditions of Section
14.3 hereof.

                  13.2 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel,

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independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders (unless the instructions of or consent of all of the Lenders is required hereunder), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, the Agent shall not be required to take any action which (a) the Agent reasonably believes will expose it to personal liability unless the Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (b) is contrary to this Agreement, the Notes, the other Loan Documents or Applicable Law.

                  13.3 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or of Commitment Fees) unless the Agent has received notice from a Lender or an Obligor specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 13.7 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders (unless the directions of or consent of all of the Lenders is required hereunder), provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

                  13.4 RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it, BACACF (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. BACACF (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Obligor (and any of its Affiliates) as if it were not acting as the Agent, and BACACF and its Affiliates may accept fees and other consideration from any Obligor for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  13.5 INDEMNIFICATION. The Lenders agree to indemnify the Agent and the LC Issuer (to the extent not reimbursed under Sections 14.5 or 14.13 hereof, but without limiting the obligations of the Obligors under said Sections
14.5 or 14.13), for their respective Pro Rata Shares of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent or the LC Issuer in any way relating to or arising out of this Agreement or any other instruments, documents or agreements contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Obligors are obligated to pay under Section 14.5 hereof but excluding, unless

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an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other instruments, documents or agreements, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section 13.5 shall survive the termination of this Agreement.

                  13.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent, the LC Issuer or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the LC Issuer or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Obligors, or any of them, of this Agreement or any other instrument, document or agreement referred to or provided for herein or to inspect the properties or books of the Obligors. Except for notice, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Obligors, or any of them (or any of their Affiliates), which may come into the possession of the Agent or any of its Affiliates.

                  13.7 FAILURE TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section
13.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  13.8 RESIGNATION OR REMOVAL OF AGENT; CO-AGENT. (a) Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Obligors, and the Agent may be removed at any time with cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment with thirty
(30) days after the retiring Agent's giving of notice of resignation or the Required Lender's removal of the retiring Agent, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has a combined capital and surplus of at least Three Hundred Million Dollars ($300,000,000). Upon the acceptance of any appointment as Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

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                  (b) In the event that Applicable Law imposes any restrictions on the identity of an agent such as the Agent or requires the appointment of any co-agent in connection therewith, the Agent may, in its discretion, for the purpose of complying with such restrictions, appoint one or more co-agents hereunder. Any such co-Agent(s) shall have the same rights, powers, privileges and obligations as the Agent and shall be subject to and entitled to the benefits of all provisions of this Agreement and the Loan Documents relative to the Agent. In addition to any rights of the Required Lenders set forth in subsection (a) above, any such Co-Agent may be removed at any time by the Agent.

                  13.9 COLLATERAL MATTERS. (a) Authority. Each Lender authorizes and directs the Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders. Each Lender agrees that any action taken by the Agent or the Required Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders (or, where so required, such greater proportion) of the powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by any Obligor, and Subsidiary thereof or any Guarantor; (iii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, the Agent hereby appoints, authorizes and directs the Lenders to act as collateral sub-agents for the Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Obligors', their Subsidiaries' and any other Guarantor's respective deposit accounts maintained with, and cash and other property held by, such Lender; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interest and Liens created or purported to be created by the Loan Documents, and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Agent or the Lenders with respect to the Collateral under the Loan Documents, Applicable Law or otherwise.

                  (b) Each Lender hereby directs, in accordance with the terms of this Agreement, the Agent to release or to subordinate any Lien held by the Agent for the benefit of the Lenders:

                  (i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement;

                  (ii) against any part of the Collateral sold or disposed of by any Obligor or any of their respective Subsidiaries, if such sale or disposition is permitted by

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         Section 8.3 hereof or is otherwise consented to by the Required
         Lenders, as certified to the Agent by the applicable Obligor in an Officer's Certificate;

                  (iii) against any part of the Collateral constituting property in which any Obligor owned no interest at the time the Lien was granted or at any time thereafter; or

                  (iv) if approved, authorized or ratified in writing by the Agent at the direction of Required Lenders.

Each Lender hereby directs the Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to Section 13.9(b) hereof promptly upon the effectiveness of any such release.

                  (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by Required Lenders (as set for in Section 13.9(b) hereof), each Lender agrees to confirm in writing, upon request by the Obligors, the authority to release Collateral or any other collateral securing the Obligations conferred upon the Agent under clauses (i) through (iv) of Section 13.9(b) hereof. So long as no Default or Event of Default is then continuing, upon receipt by the Agent of any such written confirmation from the Required Lenders of its authority to release any particular items or types of Collateral or other collateral, and in any event upon any sale and transfer of Collateral or other collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days prior written request by the Obligors, the Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral or such other collateral; provided, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other that the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Obligor in respect of) all interests retained by any Obligor, including without limitation the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral or any other collateral securing the Obligations exists or is owned by any of the Obligors or any Guarantor or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent pursuant to this Agreement or any of the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 13.9 or in any of the Loan Documents, it being understood and agreed that in respect of such Collateral or such other collateral, or in any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given its own interest in such Collateral or such

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other collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any Lender.

                  13.10 THE OBLIGORS NOT A BENEFICIARY. The provisions of this
Article 13 are solely for the benefit of the Agent, the LC Issuer and the Lenders and none of the Obligors nor any Subsidiary of any of the Obligors shall have any right to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as the agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations or relationship of agency, trustee or fiduciary with or for the Obligors or any Subsidiary of any of the Obligors.

         14.      MISCELLANEOUS

                  14.1 WAIVER. Each and every right and remedy granted to the Agent and the Lenders under this Agreement or any Loan Document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent or any Lender of any right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy. No waiver by the Agent or the Lenders of any Default or Event of Default shall constitute a waiver of any subsequent Default or Event of Default.

                  14.2 SURVIVAL. All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect until the termination of this Agreement in accordance with
Section 2.9 hereof and all of the Letters of Credit have expired or otherwise terminated; provided, however, that the Obligors' obligations under Sections 2.11(b), 4.8, 4.9, 14.5 and 14.13 hereof shall survive the repayment of the Obligations and the termination of this Agreement.

                  14.3 ASSIGNMENTS; SUCCESSORS AND ASSIGNS. (a) This Agreement is a continuing obligation and binds, and the benefits hereof shall inure to, the Obligors, the Agent, the LC Issuer and each Lender and their respective successors and assigns; provided, that no Obligor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of all of the Lenders.

                  (b) Any Lender may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Lender, any Note held by such lender, any Commitment hereunder or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrowers and the Agent shall continue to deal solely with and directly with such Lender in connection with such Lender's rights and obligations under this

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Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) any change of any date fixed for the payment of principal or of interest on the related loan or loans, (ii) any change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) any change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or
(vi) the release of any Guarantee given to support a payment of the Loans. Each Lender selling a participating interest in any Loan, Note, commitment or other interest under this Agreement shall, within ten (10) domestic Business Days of such sale, provide the Obligors and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. Each of the Obligors agrees that each Participant shall be entitled to the benefits of Sections 4.8 and 4.9 with respect to its participation in Loans outstanding from time to time.

                  (c) Each Lender may, with the Agent's consent and in accordance with Applicable Law, at any time assign, pursuant to an assignment substantially in the form of EXHIBIT L attached hereto and incorporated herein by reference, without the any Obligor's consent to one or more banks having unimpaired capital and surplus of Two Hundred Fifty Million Dollars ($250,000,000) or more or may assign, subject, so long as there exists no Event of Default hereunder, to the Parent's consent (which shall not be unreasonably withheld), to any other financial institution (in either case, "Eligible Assignees") all or any part of any Loans owing to such Lender, any of the Notes held by such Lender, such Lender's reimbursement and other rights and obligations in connection with any Letter of Credit issued hereunder, the portion of the Commitments held by such Lender or any other interest of such Lender hereunder; provided, however, that each such assignment by a Lender of its Loans, Notes, Commitments, and Letter of Credit Obligations shall be made in such manner so that the same portion of its Loans, Notes, Commitments, and Letter of Credit Obligations is assigned to the respective assignee; provided, further, that after giving effect to any such assignment (other than an assignment of all of any Lender's interest), the aggregate amount of the Commitment of each Lender, Physician Letter of Credit Obligations and the Term Loans owing to such Lender shall be no less than Five Million Dollars ($5,000,000). The Obligors and the Lenders agree that to the extent of any assignment the Assignee shall be deemed to have the same rights and benefits with respect to the Obligors under this Agreement and any of the Notes and any Letter of Credit as it would have had if it were a Lender hereunder on the Effective Date and the assigning Lender shall be released from its Commitment and other obligations hereunder, to the extent of such assignment. Upon the making of an assignment, the assigning Lender shall pay to the Agent an assignment fee of $3,000.

                  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 14.3, any Lender may assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation

A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (e) Each of the Obligors authorizes each Lender to disclose to any Participant or Eligible Assignee ("Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Obligors which has been delivered to such Lender by any of the Obligors or the Agent pursuant to this Agreement or which has been delivered to such Lender by the Obligors, or any of them, in connection with such Lender's credit evaluation of the Obligors prior to entering into this Agreement.

                  (f) Any Lender shall be entitled to have any Note held by it subdivided in connection with a permitted assignment of all or any portion of such Note and the respective Loans evidenced thereby pursuant to Section 14.3(c) above. In the case of any such subdivision, the new Note (the "New Note") issued in exchange for a Note (the "Old Note") previously issued hereunder (i) shall be substantially in the form of EXHIBIT A or B hereto, as appropriate, (ii) shall be dated the date of such assignment, (iii) shall be otherwise duly completed and (iv) shall bear a legend, to the effect that such New Note is issued in exchange for such Old Note and that the indebtedness represented by such Old Note shall not have been extinguished by reason of such exchange. Without limiting the obligations of the Obligors under Section 14.5 hereof, the Lenders shall use reasonable best efforts to ensure that any such assignment does not result in the imposition of any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of any such New Note.

                  (g) If, pursuant to this Section 14.3, any interest in this Agreement or the Notes is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the Lender making such transfer shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to Obligors and the Agent that under Applicable Law and treaties no taxes will be required to be withheld by Borrowers or the Agent with respect to any payments to be made to such Transferee hereunder or in respect of the Loans, (ii) to furnish to the Agent and Borrowers either United States Internal Revenue Service Form 4224 or United States Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from United States federal withholding tax on all payments hereunder) and (iii) to agree (for the benefit of the Agent and Obligors) to provide the Agent and Borrowers a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

                  (h) Anything in this Section 14.3 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any of the Obligors or any of their respective Affiliates or Subsidiaries without the prior written consent of each Lender.

                  14.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts

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

taken together shall be deemed to constitute one and the same agreement. Any signature page to this Agreement may be witnessed by a telecopy or other facsimile of any original signature page and any signature page of any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

                  14.5 EXPENSE REIMBURSEMENT. The Obligors, jointly and severally, agree to reimburse the Agent for all of the Agent's reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, execution, and delivery of this Agreement, the Notes, the Letters of Credit and the other Loan Documents, including audit costs, appraisal costs, the cost of searches, filings and filing fees, taxes and the reasonable fees and disbursements of the Agent's attorneys, Messrs. Troutman Sanders LLP (and any counsel retained by them); provided, however, that the Obligors shall not be obligated to reimburse the Agent for such fees and expenses of Troutman Sanders LLP (and any counsel retained by them) incurred in connection with the negotiation, execution and delivery of this Agreement on the Effective Date to the extent such fees and expenses exceed $125,000. The Obligors, jointly and severally, further agree to reimburse the Agent for all of the Agent's costs and expenses incurred in connection with the modification or amendment of this Agreement, the Notes, the Letters of Credit and the other Loan Documents from time to time, including audit costs, appraisal costs, the cost of searches, filings and filing fees, taxes and the reasonable fees and disbursements of the Agent's attorneys, Messrs. Troutman Sanders LLP and any counsel retained by them. The Obligors further agree, jointly and severally, to reimburse the Agent, the LC Issuer and each Lender for all costs and expenses incurred by the Agent, the LC Issuer or such Lender (including attorneys' fees and disbursements) following a Default or Event of Default to: (a) restructure, refinance or "workout" the transactions contemplated by this Agreement; (b) commence, defend or intervene in any court proceeding; (c) file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral, this Agreement, the Notes, any Letter of Credit or any of the other Loan Documents; (d) protect, collect, lease, sell, take possession of, or liquidate any of the Collateral; (e) attempt to enforce any security interest in any of the Collateral or to seek any advice with respect to such enforcement; and (f) enforce any of the Agent's and the Lenders' rights to collect any of the Obligations. The Obligors also agree, jointly and severally, to pay, and to save harmless the Agent, the LC Issuer and the Lenders from any delay in paying, any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the Notes or any of the other Loan Documents, or the recording of any thereof, the issuance of any Letter of Credit or in any modification hereof or thereof. Additionally, the Obligors shall pay to the Agent, the LC Issuer and each Lender on demand any and all fees, costs and expenses which the Agent, the LC Issuer or such Lender pays to a bank or other similar institution arising out of or in connection with (x) the forwarding to any Borrower or any other Person on any Borrower's behalf, by the Agent, the LC Issuer or such Lender of proceeds of any Loan and (y) the depositing for collection by of any check or item of payment received by or delivered to the Agent, the LC Issuer or such Lender on account of the Obligations. All fees, costs and expenses provided for in this Section 14.5 may, at the option of the Required Lenders, be charged as Loans to the applicable Borrowers' revolving loan accounts with the Lenders provided for in Section 2.5 hereof. The Obligors' obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

                  14.6 SEVERABILITY. If any provision of this Agreement or any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement or such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  14.7 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered by hand (including, but not limited to, by means of overnight courier service), (b) sent by facsimile (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (c) except as otherwise provided herein, deposited in the mail, registered or certified mail, postage prepaid, in the case of the Obligors, or any of them, to the following address:

                           Opticare Health Systems, Inc.
                           87 Grandview Avenue
                           Waterbury, Connecticut  06708
                           Attention: Chief Financial Officer
                           Facsimile: (203) 596-2227

and in the case of the Agent or any Lender, to the address of such party at the "Address for Notices" specified below its name on the signature pages hereto, or to such other address as may be designated hereafter in writing by any of the respective parties hereto.

                  14.8 ENTIRE AGREEMENT - AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings and agreements between such parties in respect of such subject matter. Neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or terminated except pursuant to a written instrument signed by the Obligors, the Agent and the Required Lenders or by the Obligors and the Agent acting with the consent of the Required Lenders; provided, however, that no such amendment, waiver, discharge, modification or termination shall, except pursuant to an instrument signed by the Obligors, the Agent and all of the Lenders or by the Obligors and the Agent acting with the consent of all of the Lenders, (a) increase the amount of, extend the term of, or extend the time or waive any requirement for the termination of the Commitments; (b) extend the date fixed for the scheduled payment of all or any portion of the principal of, or interest on, any Loan; (c) reduce the amount of any scheduled payment of principal of, or the rate of interest on, any Loan; (d) reduce any fee payable hereunder; (e) alter the terms of this Section 14.8; (f) release any Guarantee of the Obligations; (g) reduce the Commitment of any Lender in any manner which would change such Lender's Pro Rata Share; or (h) amend the definitions of the term "Required Lenders" or Borrowing Availability set forth in Section 1.1 hereof; provided, further, that any amendment, waiver, discharge modification or termination of any provision of Section 13 hereof, or which increases the obligations of the Agent hereunder and under the Loan Documents, shall require the written consent of the Agent.

                  Anything in this Agreement to the contrary notwithstanding, if any Lender shall fail to fulfill its obligations to make any Loan hereunder then, for so long as such failure shall continue, such Lender shall (unless the Required Lenders, determined as if such Lender were not a "Lender" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or the Notes (including, without limitation, under this Section 14.8) to have no Loans, no Commitment, shall not be treated as a "Lender" hereunder when performing the computation of Required Lenders, and shall have no rights under the preceding paragraph of this Section 14.8, provided that any action taken by the other Lenders with respect to the matters referred to in clauses (a) through (h) of the preceding paragraph shall not be effective as against such Lender.

                  14.9 TIME OF THE ESSENCE. Time is of the essence in this Agreement and the other Loan Documents.

                  14.10 INTERPRETATION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other Governmental Authority by reason of such party having or being deemed to have structured or dictated such provision.

                  14.11 NO JOINT VENTURER. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making the Agent, the LC Issuer, any Lender or any of their respective Affiliates a partner or joint venturer with the Obligors, or any of them, or as creating any similar relationship or entity, and each of the Obligors agrees that it will not make any assertion, contention, claim or counterclaim to the contrary in any action, suit or other legal proceeding involving the Agent, the LC Issuer or the Lenders and the Obligors, or any of them.

                  14.12 CURE OF DEFAULTS BY AGENT. If, hereafter, any Obligor defaults in the performance of any duty or obligation to the Agent and the Lenders, or any of them, hereunder, the Agent may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by such Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be included in the Obligations and be secured by the Collateral.

                  14.13 INDEMNITY. In addition to any other indemnity provided for herein, the Obligors hereby jointly and severally indemnify the Agent, the LC Issuer and each Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent, the LC Issuer or such Lender in any litigation, proceeding or investigation instituted or conducted by any Governmental Authority or any other Person (other than either of the Obligors) with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the other Loan Documents whether or not the Agent, the LC Issuer or such Lender is a party thereto, except to the extent that any of the foregoing arises out of gross negligence or willful misconduct of the Agent, the LC Issuer or such Lender, as the case may be. Additionally, the Obligors hereby jointly and severally indemnify and hold the Agent, the LC Issuer and each Lender harmless from all loss, cost (including, without limitation, reasonable fees and disbursements of counsel), liability and damage whatsoever incurred by the Agent, the LC Issuer or such Lender by reason of any violation of any applicable Environmental Laws for which the Obligors, or any of them or any of their respective Subsidiaries, have any liability or which occurs upon any real estate owned by or under the control of any Obligor or any of their respective Subsidiaries, or by reason of the imposition of any governmental lien for the recovery of environmental cleanup costs expended by reason of such violation. The Obligors' respective obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

                  14.14. CONSEQUENTIAL DAMAGES. THE LENDER SHALL NOT BE RESPONSIBLE OR LIABLE TO BORROWER, ANY OF ITS SUBSIDIARIES, OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  14.15 ATTORNEY-IN-FACT. Each of the Obligors hereby designates, appoints and empowers the Agent irrevocably as its attorney-in-fact, at such Obligor's cost and expense, to do in the name of such Obligor any and all actions which the Agent may deem necessary or advisable to carry out the terms hereof upon the failure, refusal or inability of such Obligor to do so, and the Obligors, jointly and severally, hereby agree to indemnify and hold the Agent harmless from any costs, damages, expenses or liabilities arising against or incurred by the Agent in connection therewith except to the extent that any of such costs, damages, expenses or liabilities arise out of the Agent's gross negligence or willful misconduct.

                  14.16. NO CLAIMS; OFFSET. Obligors hereby represent, warrant, acknowledge and agree to and with the Agent, the LC Issuer and the Lenders that
(a) neither Obligor nor any of their respective Subsidiaries holds or claims any right of action, claim, cause of action or damages, either at law or in equity, against the Agent, the LC Issuer or any Lender which arise from, may arise from, allegedly arise from, are based upon or are related in any manner whatsoever to the Original Loan Agreement, this Agreement or any of the Loan Documents or which are based upon acts or omissions of the Agent, the LC Issuer or any Lender in connection therewith and (b) the Obligations are absolutely owed to the Lenders, without offset, deduction or counterclaim.

                  14.17 SOLE BENEFIT. The rights and benefits set forth in this Agreement and in the other Loan Documents are for the sole and exclusive benefit of the parties thereto and may be relied upon only by such parties.

                  14.18 FINANCING STATEMENTS. Each of the Obligors acknowledges and agrees that it is such Obligor's intent that all financing statements filed hereunder shall remain in full force and effect until this Agreement shall have been terminated in accordance with the

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

provisions hereof, even if, at any time or times prior to such termination, no Loans or Letters of Credit shall be outstanding hereunder. Accordingly, each such Obligor hereby waives any right which it may have under Section 9-404(1) of the UCC to demand the filing of termination statements with respect to the Collateral, and hereby agrees that the Agent shall not be required to send such termination statements to the Obligors, or any of them, or to file such termination statements with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms, all Obligations paid in full in immediately available funds and all Letters of Credit shall have expired or otherwise terminated. Upon such termination, payment in full, and termination or expiration, the Agent shall execute appropriate termination statements and deliver the same to the Obligors.

                  14.19 GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). EACH OF THE OBLIGORS HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE LETTERS OF CREDIT OR THE OTHER LOAN DOCUMENTS; (B) AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT; AND (C) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR THE LENDERS TO BRING PROCEEDINGS AGAINST THE OBLIGORS, OR ANY OF THEM, IN THE COURTS OF ANY OTHER JURISDICTION.

                  14.20 WAIVER OF JURY TRIAL. EACH OBLIGOR, THE AGENT, THE LC ISSUER AND EACH LENDER EACH HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES, ANY OF THE LETTERS OF CREDIT, ANY OF THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OBLIGOR, THE AGENT, THE LC ISSUER OR ANY LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS MAKING THE LOANS AND OTHER FINANCIAL ACCOMMODATIONS TO THE BORROWERS HEREUNDER.

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

                  IN WITNESS WHEREOF, each of the Obligors, the Agent and the Lenders has set its hand and seal as of the day and year first above written.

                                    "PARENT"

                                    OPTICARE HEALTH SYSTEMS, INC.

                                    By: /s/ Steven L. Ditman
                                       -----------------------------------
                                       Name:  Steven L. Ditman
                                       Title: Chief Financial Officer

                                    Attest: /s/ Dean J. Yimoyines
                                           -------------------------------
                                           Name:  Dean J. Yimoyines
                                           Title: Chief Executive Officer

                                                  [CORPORATE SEAL]

                                    "BORROWERS"

                                    OPTICARE EYE HEALTH CENTERS, INC.

                                    By: /s/ Steven L. Ditman
                                       -----------------------------------
                                       Name:  Steven L. Ditman
                                       Title: Chief Financial Officer

                                    Attest: /s/ Dean J. Yimoyines
                                           -------------------------------
                                           Name:  Dean J. Yimoyines
                                           Title: Chief Executive Officer

                                                  [CORPORATE SEAL]

                       (Signatures continued on next page)

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


                    (Signatures continued from previous page)

                                    PRIMEVISION HEALTH, INC.

                                    By: /s/ David A. Durfee
                                       -----------------------------------
                                       Name:  David A. Durfee
                                       Title: Acting President

                                    Attest: /s/ Gregg Luchs
                                           -------------------------------
                                           Name:  Gregg Luchs
                                           Title: Chief Financial Officer

                                                  [CORPORATE SEAL]

                                    CONSOLIDATED EYE CARE, INC.

                                    By: /s/ Allan L.M. Barker
                                       -----------------------------------
                                       Name:  Allan L.M. Barker
                                       Title: President

                                    Attest: /s/ D. Blair Harrold
                                           -------------------------------
                                           Name:  D. Blair Harrold
                                           Title: Secretary

                                                  [CORPORATE SEAL]

                       (Signatures continued on next page)

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

                    (Signatures continued from previous page)

                                     "LC ISSUER"

                                     BANK AUSTRIA AG

                                     By: /s/ Robert M. Biringer
                                        ----------------------------------
                                        Robert M. Biringer
                                        Executive Vice President

                                     By: /s/  Scott Kray
                                        ----------------------------------
                                        Scott Kray
                                        Vice President

                                     Address for Notices:
                                     Bank Austria AG
                                     245 Park Avenue
                                     New York, New York  10167
                                     Attn: _________________
                                     Telecopy Number:  _________________

                                     WITH COPIES TO:

                                     Bank Austria AG

                                     Two Ravinia Drive

                                   Suite 1680
                             Atlanta, Georgia 30346
                            Attn: Robert M. Biringer

                                   Scott Kray
                         Telecopy Number: (770) 390-1851

                                       and

                              Troutman Sanders LLP
                                   Suite 5200
                              600 Peachtree Street
                           Atlanta, Georgia 30308-2216
                          Attn: Hazen H. Dempster, Esq.
                         Telecopy Number: (404) 885-3900

                       (Signatures continued on next page)

                    (Signatures continued from previous page)

                             "AGENT"

                             BANK AUSTRIA CREDITANSTALT
                             CORPORATE FINANCE, INC.

                             By: /s/ Robert M. Biringer
                                ---------------------------------
                                Robert M. Biringer
                                Executive Vice President

                             By: /s/ Scott Kray
                                ---------------------------------
                                Scott Kray
                                Vice President

                             Address for Notices:

                             Bank Austria Creditanstalt Corporate Finance, Inc. Two Greenwich Plaza
                             Fourth Floor
                             Greenwich, Connecticut  06830
                             Attn: _________________
                             Telecopy Number:  _________________

                                 WITH COPIES TO:

               Bank Austria Creditanstalt Corporate Finance, Inc.
                                Two Ravinia Drive

                                   Suite 1680
                             Atlanta, Georgia 30346
                            Attn: Robert M. Biringer

                                   Scott Kray
                         Telecopy Number: (770) 390-1851

                                       and

                              Troutman Sanders LLP
                                   Suite 5200
                              600 Peachtree Street
                           Atlanta, Georgia 30308-2216
                          Attn: Hazen H. Dempster, Esq.
                         Telecopy Number: (404) 885-3900

                       (Signatures continued on next page)

                    (Signatures continued from previous page)

                          "LENDERS"

                          BANK AUSTRIA CREDITANSTALT
                          CORPORATE FINANCE, INC.

                          By: /s/ Robert M. Biringer
                             ----------------------------------
                             Robert M. Biringer
                             Executive Vice President

                          By: /s/ Scott Kray
                             ----------------------------------
                             Scott Kray
                             Vice President

                          Address for Notices:

                          Bank Austria Creditanstalt Corporate Finance, Inc. Two Greenwich Plaza
                          Fourth Floor
                          Greenwich, Connecticut  06830
                          Attn:  ____________________
                          Telecopy Number:  __________________

                                 WITH COPIES TO:

               Bank Austria Creditanstalt Corporate Finance, Inc.
                                Two Ravinia Drive

                                   Suite 1680
                             Atlanta, Georgia 30346
                            Attn: Robert M. Biringer

                                   Scott Kray
                         Telecopy Number: (770) 390-1851

                                       and

                              Troutman Sanders LLP
                                   Suite 5200
                              600 Peachtree Street
                           Atlanta, Georgia 30308-2216
                          Attn: Hazen H. Dempster, Esq.
                         Telecopy Number: (404) 885-3900

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